REGISTRATION NO. 33-57990
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                         POST-EFFECTIVE AMENDMENT NO. 6


                                       On

                                    FORM S-2

                                       To

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                  PAMIDA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE              5331                          47-0626426
(State or other     (Primary Standard       (I.R.S. Employer Identification No.)
jurisdiction of         Industrial
incorporation or      Classification
organization)          Code Number)


                           PAMIDA HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE               5331                       47-0696125
(State or other     (Primary Standard       (I.R.S. Employer Identification No.)
jurisdiction of         Industrial
incorporation or      Classification
organization)          Code Number)


                                 8800 "F" STREET
                              OMAHA, NEBRASKA 68127
                            TELEPHONE: (402) 339-2400
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive offices)

                                GEORGE R. MIHALKO
                              SENIOR VICE PRESIDENT
                                  PAMIDA, INC.
                                 8800 "F" STREET
                      OMAHA, NEBRASKA 68127 (402) 339-2400
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------

                                   COPIES TO:

                             Howard J. Kaslow, Esq.
                           Abrahams, Kaslow & Cassman
                         8712 West Dodge Road, Suite 300
                              Omaha, Nebraska 68114
                                 (402) 392-1250
                                 ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible copy thereof, pursuant to Item 11(a)(1) of this Form, check the following box: [ ]
---------------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                                  $140,000,000


                                  PAMIDA, INC.

                   11 3/4% Senior Subordinated Notes Due 2003

                                 ---------------

     THE 11 3/4% SENIOR SUBORDINATED NOTES DUE 2003 (THE "NOTES") OFFERED HEREBY WERE ISSUED BY PAMIDA, INC., A DELAWARE CORPORATION ("PAMIDA" OR THE "COMPANY"), IN MARCH 1993 PURSUANT TO A REGISTERED PUBLIC OFFERING (THE "ORIGINAL OFFERING") OF $140,000,000 AGGREGATE PRINCIPAL AMOUNT OF THE NOTES. INTEREST ON THE NOTES IS PAYABLE SEMI-ANNUALLY ON MARCH 15 AND SEPTEMBER 15 OF EACH YEAR, COMMENCING SEPTEMBER 15, 1993, AT THE RATE OF 11 3/4% PER ANNUM. THE NOTES ARE REDEEMABLE, IN WHOLE OR IN PART, AT THE OPTION OF THE COMPANY, ON OR AFTER MARCH 15, 1998, AT THE REDEMPTION PRICES SET FORTH HEREIN PLUS ACCRUED INTEREST.

     IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED), THE COMPANY IS OBLIGATED TO MAKE AN OFFER TO PURCHASE ALL OUTSTANDING NOTES AT A REDEMPTION PRICE OF 101% OF THE PRINCIPAL AMOUNT THEREOF PLUS ACCRUED INTEREST. SEE "DESCRIPTION OF NOTES--CHANGE OF CONTROL." IN ADDITION, THE COMPANY IS OBLIGATED IN CERTAIN INSTANCES TO MAKE OFFERS TO PURCHASE NOTES AT A REDEMPTION PRICE OF 100% OF THE PRINCIPAL AMOUNT THEREOF PLUS ACCRUED INTEREST WITH THE NET CASH PROCEEDS OF CERTAIN SALES OR OTHER DISPOSITIONS OF ASSETS.


     THE NOTES ARE GENERAL UNSECURED OBLIGATIONS OF THE COMPANY, ARE SUBORDINATED IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS OF THE COMPANY (WHICH IS LIMITED TO INDEBTEDNESS UNDER THE COMPANY'S CREDIT AGREEMENT, AS DEFINED) AND RANK pari passu WITH OR SENIOR IN RIGHT OF PAYMENT TO ALL OTHER EXISTING AND FUTURE INDEBTEDNESS OF THE COMPANY. THE COMPANY HAS NOT ISSUED, AND HAS NO PRESENT PLANS OR ARRANGEMENTS TO ISSUE, ANY INDEBTEDNESS WITH RESPECT TO WHICH THE NOTES ARE OR WOULD BE SENIOR IN RIGHT OF PAYMENT. AS OF FEBRUARY 1, 1998, APPROXIMATELY $45.2 MILLION OF SENIOR INDEBTEDNESS (EXCLUDING LETTERS OF CREDIT) WAS OUTSTANDING.


     THE NOTES ARE UNCONDITIONALLY GUARANTEED (THE "GUARANTEE") ON A SENIOR SUBORDINATED BASIS BY THE COMPANY'S PARENT, PAMIDA HOLDINGS CORPORATION ("HOLDINGS"). THE GUARANTEE IS SUBORDINATED TO THE GUARANTEE BY HOLDINGS OF THE COMPANY'S OBLIGATIONS UNDER THE CREDIT AGREEMENT BUT SENIOR TO THE SUBORDINATED INDEBTEDNESS OF HOLDINGS. THE GUARANTEE IS SECURED BY A PLEDGE OF ALL OF THE COMMON STOCK OF THE COMPANY, WHICH IS THE ONLY SIGNIFICANT ASSET OF HOLDINGS. SUCH STOCK IS ALSO PLEDGED TO SECURE THE GUARANTEE BY HOLDINGS OF THE COMPANY'S OBLIGATIONS UNDER THE CREDIT AGREEMENT. THE PLEDGE SECURING THE GUARANTEE BY HOLDINGS OF THE COMPANY'S OBLIGATIONS UNDER THE CREDIT AGREEMENT RANKS PRIOR TO THE PLEDGE SECURING THE GUARANTEE. HOLDINGS HAS NO MATERIAL OPERATIONS OF ITS OWN AND CURRENTLY HAS NO SOURCE OF CASH OTHER THAN DIVIDENDS AND CERTAIN OTHER PAYMENTS FROM THE COMPANY; ACCORDINGLY, IF HOLDINGS WERE CALLED UPON TO HONOR THE GUARANTEE, IT IS UNLIKELY THAT IT WOULD HAVE FUNDS AVAILABLE FOR SUCH PURPOSE.

     SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES.

                                 ---------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
    STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


     This prospectus is to be used by Citicorp Securities, Inc. ("CSI") in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. CSI or its affiliates may act as principal or agent in such transactions.


                                ---------------

                            CITICORP SECURITIES, INC.

                                 ---------------


                  The date of this Prospectus is _______, 1998



     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR CITICORP SECURITIES, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SENIOR SUBORDINATED NOTES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SENIOR SUBORDINATED NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 ---------------

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Available Information....................................................    1
Incorporation of Certain Documents by Reference..........................    2
Risk Factors.............................................................    3
The Company and Holdings.................................................    7
Ratio of Earnings to Fixed Charges.......................................    9
Use of Proceeds..........................................................    9
Description of Notes.....................................................    9
Description of Certain Indebtedness......................................   37
Plan of Distribution.....................................................   38
Legal Matters............................................................   38
Experts..................................................................   39
Prospectus Appendix......................................................   40

                             AVAILABLE INFORMATION


     Holdings and Pamida are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports (and, in the case of Holdings, proxy and information statements) and other information filed by Holdings or Pamida with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site on the Internet that contains reports, proxy and information statements (in the case of Holdings), and other information regarding Holdings and Pamida; the address of such Web site is http://www.sec.gov. Reports, proxy statements and other information relating to Holdings also can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on which exchange the Common Stock of Holdings is listed.


     The Company and Holdings have filed with the Commission a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Notes offered hereby and the Guarantee. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is hereby made to the Registration Statement, which may be obtained from the Public Reference Section of the Commission at the address set forth above. Statements contained in this Prospectus regarding the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Indenture relating to the Notes requires the Company to file periodic reports and other information pursuant to the informational requirements of the Exchange Act referred to above, regardless of the number of persons holding Notes.

     The Company will furnish holders of the Notes with annual financial statements that have been examined and reported upon, with an opinion expressed by, an independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. The Company also will furnish such other reports as it may determine to be appropriate or as may be required by law. Both the Company and Holdings maintain their principal executive offices at 8800 "F" Street, Omaha, Nebraska 68127 (telephone (402) 339-2400).


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company and by Holdings pursuant to the Exchange Act are incorporated herein by reference:


1. The Annual Report of the Company on Form 10-K for the fiscal year ended February 1, 1998.



2. The Annual Report of Holdings on Form 10-K for the fiscal year ended February 1, 1998.


     Each of the above-referenced documents is included in the appendix (the "Prospectus Appendix") which forms a part of this prospectus and is being delivered to each recipient of this prospectus.


     All other reports filed by the Company or Holdings pursuant to the Exchange Act since the filing of their respective Form 10-K Annual Report for the fiscal year ended February 1, 1998, also are incorporated herein by this reference. The Company and Holdings will provide without charge to each person, including any beneficial owner of the Notes, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of such reports; such request should be directed to the Company or Holdings at their address or telephone number appearing in the preceding section of this Prospectus.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 ---------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  RISK FACTORS

     Prospective purchasers of the Notes should carefully consider the risk factors set forth below, as well as all other information contained in this Prospectus, in evaluating an investment in the Notes.

HIGH LEVERAGE; LIQUIDITY


     Pamida is highly  leveraged.  At February 1,  1998, Pamida had consolidated
indebtedness   of   approximately   $219.5 million   as  compared  to  a  common
stockholder's deficit of approximately ($50.9) million.



     Pamida will require substantial cash flow to meet its interest and principal repayment obligations under the Notes, the Credit Agreement (as defined) and its other debt obligations. See "Description of Notes" and "Description of Certain Indebtedness." For the fiscal year ended February 1, 1998, Pamida had a ratio of earnings to fixed charges of 1.23:1, and Holdings had a ratio of earnings to fixed charges of 1.07:1. See "Ratio of Earnings to Fixed Charges."


     In the past, Pamida has relied upon funds from operations and borrowings under its bank credit facilities to fund its business activities and meet its debt service obligations. The ability of Pamida to make principal and interest payments on the Notes and its other debt obligations will be dependent largely upon the results of Pamida's future business operations. Pamida's business operations are subject to and affected by economic conditions and other factors, many of which are beyond its control. The highly leveraged position of Pamida and the restrictive covenants contained in the Indenture and in the instruments governing its other debt obligations could limit Pamida's ability to withstand competitive pressures or adverse economic conditions.

RANKING


     The Notes are general unsecured obligations of the Company and subordinated in right of payment to all Senior Indebtedness of the Company (which is limited to indebtedness under the Credit Agreement, as defined). As of February 1, 1998, approximately $45.2 million of Senior Indebtedness (excluding letters of credit) was outstanding.


     The Company's indebtedness under the Credit Agreement is secured by all of the Company's current assets (including inventory) and by liens on certain real estate interests and other property of the Company, and the Company may grant security interests in or liens on its other assets and property to further secure its obligations under the Credit Agreement.

     The Guarantee of the Notes by Holdings is subordinated in right of payment to the guarantee by Holdings of the obligations of the Company under the Credit Agreement. See "Description of Notes -- Guarantee and Pledge Agreement." The Guarantee of the Notes is secured by a pledge of all of the common stock of the Company; however, the guarantee by Holdings of the obligations of the Company under the Credit Agreement is secured by a first and prior security interest in the common stock of the Company which ranks ahead of any security interest in such stock securing the Guarantee of the Notes.

     In the event of bankruptcy, liquidation or reorganization of the Company or Holdings, as the case may be, the assets of the Company or Holdings, as the case may be, will be available to pay obligations on the Notes and the Guarantee, respectively, only after all Senior Indebtedness of the Company or Holdings, as the case may be, has been paid in full; and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes or Guarantee then outstanding.

OPERATING AND FINANCIAL RESTRICTIONS


     The Credit Agreement contains provisions imposing substantial operating and financial restrictions on the Company. Certain provisions of the Credit Agreement require the maintenance of specified amounts of Consolidated Tangible Net Worth and Consolidated Working Capital and the achievement of specified minimum amounts of Consolidated Adjusted Cash Flow, as such terms are defined in the Credit Agreement. The Credit Agreement currently requires the Company to have Consolidated Tangible Net Worth of $70,000,000 through May 3, 1998, $75,000,000 from May 4, 1998, through May 2, 1999, and $80,000,000 thereafter.
The definition of Consolidated Tangible Net Worth in the Credit Agreement includes, as an addition to the specified net book value of the assets of the Company and its subsidiaries, indebtedness of the Company and its subsidiaries (including but not limited to the Notes) which is subordinated in right of payment to the payment in full of all obligations under the Credit Agreement on terms and conditions acceptable to the agent for the lenders under the Credit Agreement. The Credit Agreement currently requires the Company to have Consolidated Working Capital of $22,500,000 through May 3, 1998, $27,500,000 from May 4, 1998, through May 2, 1999, and $32,500,000 thereafter. The Credit Agreement currently requires the Company to have Consolidated Adjusted Cash Flow of not less than negative $10,500,000 for each fiscal quarter ending on or about April 30, negative $9,500,000 for each two fiscal quarters, cumulatively, ending on or about July 31, negative $6,500,000 for each three fiscal quarters, cumulatively, ending on or about October 31, and $3,500,000 for each four fiscal quarters, cumulatively, ending on or about January 31. The Credit Agreement gives the agent for the lenders the right to establish the general criteria for inventory advance rates and to determine, in its discretion, the amounts to be loaned to the Company from time to time. In addition, the Credit Agreement requires the Company to maintain a cash collateral account into which the proceeds of sales of the Company's inventory will be deposited daily and applied to service the Credit Agreement on a daily basis. Other restrictions in the Credit Agreement and those provided under the Indenture affect, among other things, the ability of the Company to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, create liens, enter into leases, sell assets or engage in mergers or acquisitions, make capital expenditures and make investments in subsidiaries. The Credit Agreement limits the Company to not more than $12,000,000 of capital expenditures (other than capitalized lease payments) in any fiscal year, with a carryover to future fiscal years of any portion of such maximum amount which is not expended in a particular fiscal year. The ability of the Company to satisfy the foregoing requirements and comply with the foregoing restrictions will depend upon prevailing economic conditions and other factors, including factors beyond the control of the Company, such as interest rates. A failure by the Company to comply with any of these or other requirements or restrictions could lead to a default under the terms of the Credit Agreement or the Indenture and give the lenders under the Credit Agreement or the holders of the Notes the right to declare all of the funds borrowed pursuant thereto to be immediately due and payable together with accrued and unpaid interest. The insecurity (without further definition) of the lenders or their agent with respect to the obligations of the Company under the Credit Agreement or with respect to the collateral for such obligations also may constitute an event of default under the Credit Agreement and result in an acceleration of the Company's obligations under the Credit Agreement. Any such default on the Company's indebtedness would be likely to have a material adverse effect on the Company and on the market value and marketability of securities issued by the Company, including the Notes. At February 1, 1998, the Company was in compliance with all applicable covenants then contained in the Credit Agreement and the Indenture. See "Description of Certain Indebtedness -- Credit Agreement."


LIMITED ASSETS AND LIQUIDITY OF HOLDINGS


     Holdings has guaranteed the payment of amounts due under the Notes. Holdings has no material operations of its own, and its only significant asset is the common stock of the Company which has been pledged on a first priority basis to secure the obligations of the Company under the Credit Agreement. Holdings currently has no source of cash other than dividends and certain other payments from the Company. Accordingly, if Holdings were called upon to honor the Guarantee, it is unlikely that it would have funds available for such purpose.

COMPETITION


     Pamida operates in a highly competitive environment, competing with supermarkets, drug and specialty stores, mail-order and catalog merchants and, in some communities, department stores and other general merchandise retailers. Competitors consist both of independent stores and of regional and national chains, some of which have substantially greater resources than Pamida. The type and degree of competition and the number of competitors which Pamida's stores face vary significantly by market. Of Pamida's 148 stores operating at February 1, 1998, 33 stores encountered direct local competition from other major general merchandise retailers such as Wal-Mart, Kmart, Alco, ShopKo and Target. When such competitors enter a community where Pamida operates, there typically is an immediate adverse impact on the sales and profitability of the Pamida store in that community, and such adverse impact may continue indefinitely. In such cases, sales decline as some customers of the Company's store shift some or all of their purchases to the competitor's store; and profitability declines because of the reduced sales volume in the Company's store, lower gross margins resulting from the need for competitive price adjustments, and the Company's inability to reduce its store operating expenses in direct proportion to the decline in store sales. Because of the adverse impact of new competition in a community in which a Pamida store is located, in recent years the Company's business strategy has been to focus its store expansion program on communities with less likelihood of the entry of a new major competitor. However, there can be no assurance that in the future major competitors will not open additional stores in the Company's markets. See "The Company and Holdings."


EXPANSION PROGRAM

     Pamida currently plans to continue its program of new store openings during the next several years. Because Pamida intends to continue leasing most of its stores, any delays or other difficulties in the negotiation of satisfactory store leases or the inability on the part of prospective landlords to obtain financing for new store buildings may delay or interfere with such new store openings. In addition, there is no assurance that the sites which Pamida identifies for new store locations actually will be available to the Company; and various zoning, site acquisition, environmental, traffic, construction and other contingencies also may delay or prevent the opening of a new store in a particular location. There can be no assurance that any new stores which Pamida may open will be profitable. Certain of the restrictive covenants in the Credit Agreement or in the Indenture relating to the Notes, such as those which restrict the ability of the Company to incur indebtedness, encumber its property or makecapital expenditures or which impose certain restrictions on or otherwise limit the Company's ability to engage in sale-leaseback transactions, may prevent the Company from pursuing its store expansion program at the rate that the Company desires.

RELATIONSHIP WITH SUPPLIERS


     Like most retailers, the Company depends upon the regular extension of credit from its suppliers to finance the acquisition of a portion of its inventory. The Company believes that the credit lines presently provided by its suppliers, together with its working capital credit facilities, will be adequate to finance its inventory purchases for the foreseeable future; but, because of the Company's financial position and because of conditions in the retail industry generally, there can be no assurance that this will continue to be the case.


ABSENCE OF PUBLIC MARKET

     There currently is no established trading market for the Notes. Pamida has been advised by CSI that CSI presently intends to make a market in the Notes. However, CSI is not obligated to do so, and any market-making activities with respect to the Notes may be discontinued at any time without notice. There can be no assurance that an active market for the Notes will exist at any particular time. If the Notes are traded, they may be traded at a discount from their face amount or the price paid for such Notes, depending upon prevailing interest rates, the market for similar securities and other factors. Pamida does not intend to list the Notes for trading on any securities exchange or on any automated dealer quotation system. No assurance can be given that a holder of Notes will be able to sell the Notes in the future or that such sale will be at a price equal to or higher than the price paid for such Notes. The level of activity in any market for the Notes will depend upon the number of holders of Notes, the continuing interest of securities dealers in making a market in the Notes and other factors. The absence of an active market for the Notes would adversely affect the liquidity of the Notes.

                            THE COMPANY AND HOLDINGS

     On January 19, 1996, the Company announced its intention to close 40 stores located in unprofitable or highly competitive markets. Store closing sales began on January 29, 1996, and the Company completed all of such store closings during the second quarter of the fiscal year ended February 2, 1997.


     At February 1, 1998, Pamida operated 148 general merchandise retail stores located in 148 small towns (having an average population of approximately 5,500)in 15 Midwestern, North Central and Rocky Mountain states. Pamida's strategic objective is to be the dominant general merchandise retailer in the communities it serves. Excluding the Closed Stores, the Company believes that it holds the leading market position in over 77% of the communities in which its stores are located.



     Pamida stores generally are located in small towns, normally county seats, where there often is little or no competition from another major general merchandise retailer and which the Company considers to be either too small to support more than one major general merchandise retailer (thereby creating a potential barrier to entry by a major competitor) or too small to attract competitors whose stores generally are designed to serve larger populations. At February 1, 1998, 115 of the Company's 148 stores faced no direct local competition from other major general merchandise retailers.



     The Company's stores average approximately 30,000 square feet of sales area and range in size from approximately 6,000 to 51,000 square feet of sales area. At February 1, 1998, Pamida's stores had an aggregate sales area of approximately 4,408,000 square feet.


     The Company was incorporated in Delaware in 1980. In January 1981 the Company, which then was owned by an employee stock ownership plan (the "ESOP"), acquired substantially all of the assets and assumed substantially all of the liabilities of a Nebraska corporation which previously had carried on the general merchandise retail business of Pamida described above. The Company's predecessor had been engaged in such business since 1963, and its stock was publicly owned and listed on the New York Stock Exchange at the time of the 1981 sale to the Company.

     In July 1986 Holdings acquired the stock of the Company from the ESOP, and the Company became a wholly owned subsidiary of Holdings. The only significant asset of Holdings is the common stock of the Company, and Holdings conducts no operations separate from those of the Company. An initial public offering of shares of Common Stock of Holdings occurred in September 1990, and the Common Stock of Holdings has been listed on the American Stock Exchange and publicly traded since then.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for the Company and Holdings:



                                            FISCAL YEARS ENDED
                   --------------------------------------------------------------------
                   January 30,   January 29,   January 28,    February 2,   February 1,
                     1994          1995           1996          1997          1998
                   -----------   -----------   ------------   -----------   -----------
PAMIDA, INC.:

Ratio of earnings       1.05:1        1.34:1             --        1.12:1        1.23:1
to fixed charges

Excess of fixed             --            --   $ 98,939,000            --            --
  charges over
  earnings

PAMIDA HOLDINGS
CORPORATION AND
SUBSIDIARY:

Ratio of earnings           --        1.18:1             --            --        1.07:1
to fixed charges

Excess of fixed    $ 2,114,000            --   $103,393,000   $ 1,350,000            --
  charges over
  earnings

                                 USE OF PROCEEDS

     This prospectus is being used by Citicorp Securities, Inc. in connection with offers and sales of the Notes in market-making transactions in the secondary trading market. Sales of Notes being offered by this market-making prospectus will not result in any proceeds to the Company or to Holdings.

                              DESCRIPTION OF NOTES

The Notes were issued under an indenture dated as of March 15, 1993 (the "Indenture") among the Company, Holdings as guarantor and State Street Bank and Trust Company as trustee (the "Trustee"). A copy of the form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Indenture does not purport to be a complete statement of such provisions and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. While this summary does not discuss all of the provisions of the Indenture, the Company believes that the summary does contain information with respect to those provisions of the Indenture which a prospective purchaser of Notes might reasonably consider to be material to an investment decision with respect to the Notes. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions."

GENERAL

     The Notes were issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Notes may be presented for transfer at the office of an affiliate of the Trustee in the City of New York maintained for such purposes at 61 Broadway, New York, New York. Interest may be paid by wire transfer or check mailed to the person entitled thereto as shown on the register for the Notes. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

     The Notes are general unsecured obligations of the Company, limited to $140,000,000 aggregate principal amount, and will mature on March 15, 2003. Interest on the Notes accrues at the rate of 11 3/4% per annum and is payable semi-annually on each March 15 and September 15, commencing September 15, 1993, to the holders of record of Notes at the close of business on March 1 and September 1 immediately preceding such interest payment date. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the "Issue Date"). Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on overdue principal and (to the extent permitted by
law)  on  overdue  installments   of  interest  accrues  at the  rate of 11 3/4%
per annum.

REDEMPTION

     OPTIONAL REDEMPTION. The Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after March 15, 1998 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period beginning on March 15 of the years indicated below:


          Year                                        Percentage
          ----                                        ----------
          1998 . . . . . . . . . . . . . . . . . . .   105.875%
          1999 . . . . . . . . . . . . . . . . . . .   103.917%
          2000 . . . . . . . . . . . . . . . . . . .   101.958%
          2001 and thereafter. . . . . . . . . . . .   100.000%

     SELECTION AND NOTICE. In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided, however, that no Note of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the date of redemption to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the holders of Notes in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

     Notice of a Change of Control Offer shall be mailed by the Company to the holders of Notes not less than 30 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the business day next preceding the Change of Control Payment Date.

     The Company must comply with any tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may then be applicable, including but not limited to Rule 14e-1, in connection with any Change of Control Offer required to be made by the Company as a result of a Change of Control.

GUARANTEE AND PLEDGE AGREEMENT

     The Notes are unconditionally guaranteed on a senior subordinated basis by Holdings. The obligations of Holdings under its Guarantee of the Notes is subordinated in right of payment to all existing and future Senior Indebtedness of Holdings (which is limited to the obligations of Holdings in respect of the Credit Agreement). See "Subordination" below.

     The obligations of Holdings under its Guarantee of the Notes is secured by a pledge of all the Common Stock of the Company.

Such stock is also pledged to secure the obligations of Holdings under its guarantee of the Credit Agreement. The security interest securing the guarantee by Holdings of the Credit Agreement ranks prior to that securing Holdings' Guarantee of the Notes.

     The Indenture provides that Holdings may permit other Indebtedness to be secured by a Lien on the shares of Common Stock of the Company so long as such Lien ranks pari passu with or is subordinate in right of payment to the Lien securing the obligations of Holdings pursuant to its Guarantee of the Notes. Amendments to the Pledge Agreement necessary to permit the incurrence of such additional Indebtedness secured by the pledged stock and to add additional secured parties thereto may be made without the consent of the Trustee, provided that the Indebtedness owing to such secured party and the Liens securing such Indebtedness are permitted under the Indenture.

     Upon repayment of all Indebtedness under the Credit Agreement and any other Indebtedness then secured by the collateral under the Pledge Agreement, the Pledge Agreement may be terminated and the collateral thereunder released upon demand by Holdings. No such release of collateral under the Pledge Agreement will constitute a default under the Indenture. Subsequent to any such termination of the Pledge Agreement and release of collateral thereunder, Holdings shall not create, incur or suffer to exist any lien of any kind upon the Common Stock of the Company unless the Notes are equally and ratably secured by such lien.

SUBORDINATION


     The indebtedness of the Company evidenced by the Notes is subordinated in right of payment to all Senior Indebtedness of the Company. Only obligations of the Company under the Credit Agreement can constitute Senior Indebtedness with respect to the Notes. As of February 1, 1998, approximately $45.2 million of Senior Indebtedness (excluding letters of credit) was outstanding. The maximum principal amount of Senior Indebtedness is limited to the amount of Indebtedness permitted to be incurred under the Credit Agreement pursuant to clause (b) of "Limitation on Additional Indebtedness" discussed under "Certain Covenants" below.


     The Indenture provides that no payment or distribution of cash, property or securities of the Company (or of Holdings pursuant to the Guarantee) will be made on account of principal of, premium, if any, or interest on the Notes, or to defease or acquire any of the Notes, or on account of the redemption provisions of the Notes (a) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provisions for such payments have been duly made in a manner satisfactory to the holders of such Senior Indebtedness or (b) upon the default in the payment of any principal of, premium, if any, or interest on or other amounts payable on or in connection with any obligations in respect of any Senior Indebtedness when such amounts become due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived or has ceased to exist.

     Upon the happening of an event of default (or if an event of default would result upon any payment with respect to the Notes) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated (if the event of default relates to a default other than a default in the payment of principal of, premium, if any, or interest on or other amounts due in connection with such Senior Indebtedness) and upon receipt by the Trustee and the Company of written notice from the Senior Representative of such Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or the benefit of this sentence has been waived, no payment or distribution will be made by or on behalf of the Company on account of or with respect to the Notes; provided, that nothing in the above-described provision will prevent the making of any payment for a period of more than 179 days after the date written notice of the event of default is received by the Trustee or the Company (the "Payment Blockage Period"). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 365 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice initiating such Payment Blockage Period, and there must be a 180-consecutive-day period in any 365-consecutive-day period during which no Payment Blockage Period is in effect. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior
Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Senior Representative for or the holders of such Senior Indebtedness, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of assets or securities of the Company (or of Holdings pursuant to the Guarantee) of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company or Holdings, as the case may be, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to all obligations in respect of Senior Indebtedness shall first be paid in full in cash or Cash Equivalents before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company (or by Holdings pursuant to the Guarantee) of the principal of, premium, if any, or interest on the Notes, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by or on behalf of the Company (or by Holdings pursuant to the Guarantee) of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company (or of Holdings pursuant to the Guarantee) of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company (or by Holdings pursuant to the Guarantee) or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness. Nothing in the Indenture or in the Notes, however, affects the unconditional absolute obligations of the Company (or of Holdings pursuant to the Guarantee) to pay the principal of and interest on the Notes as and when they become due and payable in accordance with their terms.

     The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination" section will not be construed as preventing the occurrence of an Event of Default described in clause (i) or (ii) of the first paragraph under "Events of Default" below.

     By reason of the subordination provisions described above, in certain events funds which would otherwise be payable to holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company and Holdings may be unable to fully meet their obligations with respect to the Notes and the Guarantee, respectively.

CERTAIN COVENANTS

     Set forth below are certain covenants which are contained in the Indenture. While the covenants which are discussed below do not include all of the covenants contained in the Indenture, the Company believes that the covenants which are discussed include those covenants which a prospective purchaser of Notes might reasonably consider to be material to an investment decision with respect to the Notes.

     LIMITATION ON ADDITIONAL INDEBTEDNESS. The Indenture provides that the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or issue, directly or indirectly, or guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any Indebtedness (including Acquired Indebtedness) except for:

          (a) Indebtedness under the Notes and the Indenture;

          (b) Indebtedness (including letters of credit) outstanding from time to time pursuant to the Credit Agreement in an amount not to exceed the aggregate of 90% of the net book value of the accounts receivable and 60% of the net book value of the inventory (on a FIFO basis) of the Company and its Subsidiaries, in each case calculated on a consolidated basis in accordance with GAAP;

          (c)  Indebtedness   not   otherwise   referred  to  in  this  covenant
               outstanding on the Issue Date (including standby letters of credit existing on the Issue Date);

          (d) Indebtedness if, immediately after giving pro forma effect to the incurrence thereof, the Fixed Charge Coverage Ratio of the Company would be greater than or equal to 2.25:1 on or prior to March 15, 1995 and 2.50:1 thereafter;

          (e) Indebtedness in respect of Interest Rate Protection Obligations incurred in the ordinary course of business;

          (f) Indebtedness or Disqualified Stock of a Wholly-Owned Subsidiary issued to and held by the Company or a Wholly-Owned Subsidiary or Indebtedness of the Company to a Wholly-Owned Subsidiary in respect of intercompany advances or transactions;

          (g) Indebtedness in connection with or arising out of Capitalized Lease Obligations or Purchase Money Indebtedness incurred after the Issue Date with respect to the acquisition or construction of assets by the Company after the Issue Date in the ordinary course of the Company's business;

          (h) contingent liabilities for (i) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business and (ii) guarantees by the Company of obligations or liabilities of its Subsidiaries permitted under the Indenture;

          (i) other Indebtedness that does not exceed $10,000,000 in the aggregate at any one time outstanding; and

          (j) any deferrals, renewals, extensions, replacements, refinancings or refundings of, amendments, modifications or supplements to, Indebtedness incurred under clauses (c) and (d) above, whether involving the same or any other lender or creditor or group of lenders or creditors; provided, that any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements (i) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented, (ii) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented; and (iii) shall be subordinated to the Notes at least to the extent and in the manner, if at all, that the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented is subordinated to the Notes.

     LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Indenture provides that the Company shall not make and shall not permit any of its Subsidiaries to make any capital contributions, advances or loans to (including any guarantees of loans to), or investments in or purchases of Capital Stock in, any Person
(collectively, "Investments"), except: (i) Investments by the Company in any Wholly-Owned Subsidiary and Investments or loans in or to the Company or a Wholly-Owned Subsidiary by any Subsidiary (provided, that such Investments in any Wholly-Owned Subsidiary shall not exceed, individually or in the aggregate, 10% of the total assets of the Company and its Subsidiaries determined on a consolidated basis at the time such Investment is made); (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business; (iii) advances to employees in the ordinary course of business not to exceed an aggregate of $250,000 outstanding at any one time; (iv) Investments under or pursuant to Interest Rate Protection Obligations; (v) Investments in promissory notes in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding representing portions of the purchase prices of property sold or transferred by the Company or its Subsidiaries in connection with sale and lease-back transactions permitted by the Indenture or other asset sales permitted by the Indenture; (vi) Cash Equivalents; (vii) other Investments not to exceed $2,000,000 outstanding at any one time; and (viii) Investments permitted to be made under the "Limitation on Restricted Payments" covenant described below.

     LIMITATION ON RESTRICTED PAYMENTS. The Indenture provides that the Company shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (b) at the time of and after giving effect to such Restricted Payment, the Company could incur at least $1 of Indebtedness pursuant to clause (d) of the "Limitation on Additional Indebtedness" covenant; and

          (c) immediately after giving effect to such Restricted Payments, the aggregate of all Restricted Payments declared or made after January 31, 1993 through and including the date of such Restricted Payment (the "Base Period") does not exceed the sum of (i) 50% of the Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the Base Period, and (ii) 100% of the aggregate Net Proceeds and the Fair Market Value of marketable securities and property received by the Company from the issue or sale, after January 31, 1993, of Capital Stock(other than Disqualified Stock) of the Company or of any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted, exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.


     The provisions of this covenant do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;
(ii) the retirement of any shares of Capital Stock or subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Stock);
(iii) the redemption or retirement of subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of the substantially concurrent incurrence of subordinated Indebtedness of the Company (other than any such subordinated Indebtedness owing to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Notes and that is permitted to be incurred in accordance with the covenant described under "Limitation on Additional Indebtedness" above; (iv) Restricted Payments to Holdings after the third anniversary of the Issue Date in an amount necessary to meet the cash requirements of Holdings to pay scheduled interest and principal payments on the Promissory Notes at the time such interest and principal becomes due and payable; provided that the Fixed Charge Coverage Ratio of the Company and Holdings on a consolidated basis is greater than 2.0:1 at the time of and after giving pro forma effect to such Restricted Payment (as if such Restricted Payment were interest paid by the Company); (v) Restricted Payments to Holdings in an amount not to exceed $316,000 per year to meet the cash requirements of Holdings to pay scheduled dividend payments on the Holdings Preferred Stock at the time such dividend payments become due and payable; (vi) advances or dividends by the Company to Holdings to enable Holdings to pay administrative and operating expenses in an amount not to exceed $100,000 in any one fiscal year; and (vii) payments by the Company and its Subsidiaries in respect of their obligations pursuant to any tax-sharing agreement among the

Company, any Subsidiary of the Company and Holdings; provided that such payments by the Company and its Subsidiaries do not exceed the amounts which would be payable by the Company and its Subsidiaries assuming the Company and its Subsidiaries paid the taxes subject to such tax-sharing agreement on a stand-alone basis. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, a Restricted Payment pursuant to clauses (iv),
(v) and (vi) above shall not be permitted. The Promissory Notes have been paid in full with shares of Common Stock of Holdings, and the Holdings Preferred Stock has been changed and reclassified into Common Stock of Holdings, in each case effective November 18, 1997.


     In  determining  the  amount  of  Restricted  Payments   permissible  under
subparagraph  (c) above,  the amounts  expended  pursuant to clauses (i),  (ii),
(iv), (v) and (vi) above shall be included as Restricted Payments.

     LIMITATION ON LIENS. The Indenture provides that the Company shall not, and shall not permit, cause or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired by it, except for:

          (a)  Liens existing as of the Issue Date;

          (b)  Permitted Liens;

          (c) Liens on the assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary's becoming a Subsidiary of the Company; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets of the Subsidiary so acquired);

          (d) Liens securing obligations of the Company and its Subsidiaries in respect of the Credit Agreement;

          (e) any Lien securing Capitalized Lease Obligations and Purchase Money Indebtedness, provided that such Capitalized Lease Obligations and Purchase Money Indebtedness are incurred in compliance with the "Limitations on Additional Indebtedness" covenant and provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to such Capitalized Lease Obligations and Purchase Money Indebtedness;

          (f) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and which are made on customary and usual terms applicable to similar properties;

          (g) Liens securing Indebtedness which is incurred to refinance or replace Indebtedness which has been secured by a Lien permitted under the Indenture and is permitted to be refinanced or replaced under the Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced or replaced, except to the extent permitted under (d) above;

          (h) Liens securing reimbursement obligations under letters of credit but only in or upon the goods, the purchase of which was financed by such letters of credit; and

          (i) other Liens securing obligations which may be discharged by the payment in the aggregate at any one time of not more than $15,000,000.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Indenture provides that the Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause or create any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to
(a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or a Subsidiary of the Company, (b) make any loans or advances to, or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) the Notes or the Indenture, (ii) any restrictions existing under or contemplated by agreements in effect on the Issue Date, including, without limitation, restrictions under the Credit Agreement, (iii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming a Subsidiary) and (iv) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (i), (ii) or (iii) above, provided that the terms and conditions of any such restrictions are not materially less favorable in the aggregate to the holders of the Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness being refinanced or replaced.

     LIMITATION ON SALE-LEASEBACK TRANSACTIONS. The Indenture provides that the Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction unless either (i) after giving effect to such Sale-Leaseback Transaction, the aggregate sale prices with respect to the property subject to all Sale-Leaseback Transactions consummated by the Company and its Subsidiaries after the Issue Date will not exceed $10,000,000 or (ii) the Indebtedness in the form of Capitalized Lease Obligations resulting from such Sale-Leaseback Transaction is then permitted to be incurred pursuant to clause (i) of the covenant described under "Limitations on Additional Indebtedness" above. Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions if (i) after giving pro forma effect to any such Sale-Leaseback Transaction, the Company shall be in compliance with paragraph (d) of the covenant described under "Limitation on Additional Indebtedness" above, (ii) the sale price in such Sale-Leaseback Transaction is at least equal to the Fair Market Value of such property, and (iii) the Company or such Subsidiary shall apply the Net Cash Proceeds of the sale as provided under "Disposition of Proceeds of Asset Sales" below, to the extent required by such provision.

     DISPOSITION OF PROCEEDS OF ASSET SALES. The Indenture provides that the Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless (a) such Asset Sale is for Fair Market Value, (b) the net proceeds therefrom consist of at least 85% cash or Cash Equivalents and (c) the Company shall commit to apply or to cause its Subsidiaries to apply the Net Cash Proceeds of such Asset Sale within 270 days of receipt thereof, and shall apply such Net Cash Proceeds within 360 days of receipt thereof, as follows:

          (i) first, to satisfy all mandatory repayment obligations under the Credit Agreement;

          (ii) second, out of any Net Cash Proceeds remaining after application of Net Cash Proceeds pursuant to the preceding paragraph (i) (the "Available Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Notes, up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to the Available Amount, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, that the Company will not be required to apply pursuant to this paragraph (ii) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are committed in writing to be applied to acquire or construct property or assets in lines of business related to the Company's and its Subsidiaries' businesses within 270 days after the consummation of such Asset Sale and are so applied within 360 days after the consummation of such Asset Sale, and, provided further, that the Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales consummated in any consecutive four fiscal quarters (at which time the entire unutilized Available Amount from the immediately preceding four fiscal quarters, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph). The Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent the Asset Sale Offer is not fully subscribed to by the holders of the Notes, the Company may retain any unutilized portion of the Net Cash Proceeds.

     Whenever Net Cash Proceeds in excess of $5,000,000 resulting from one or more Asset Sales consummated in any consecutive four fiscal quarters are received by the Company and not applied to acquire or construct property or assets in lines of business related to the Company's and its Subsidiaries' businesses, as provided in the preceding paragraph, and such Net Cash Proceeds may, through the passage of time or otherwise, be required to be applied to the purchase of Notes pursuant to this covenant, the Company shall invest such Net Cash Proceeds in Cash Equivalents. The Company or its relevant Subsidiary, as applicable, shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

     OWNERSHIP OF STOCK OF WHOLLY-OWNED SUBSIDIARIES. The Indenture provides that the Company shall at all times maintain, or cause each Material Subsidiary to maintain, ownership of 100% of each class of voting securities and all other equity securities of each Material Subsidiary existing on the Issue Date, except for any Material Subsidiary that shall be disposed of in its entirety or consolidated or merged with or into the Company or another Subsidiary, in each case in accordance with the provisions described below under "Consolidation, Merger, Conveyance, Transfer or Lease" and above under "Disposition of Proceeds of Asset Sales."

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture provides that the Company shall not, and the Company shall not permit, cause, or suffer any Subsidiary of the Company to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliate of the Company or any of its Subsidiaries or any holder of 5% or more of any class of Capital Stock of the Company (each an "Affiliate Transaction"), except in good faith and on terms that are, in the aggregate, no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $500,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has, in good faith, determined that such transaction complies with the foregoing provisions. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to customary directors' fees, consulting fees, indemnification and similar arrangements and employee salaries and bonuses and to transactions between the Company and any of its Wholly-Owned Subsidiaries or among Wholly-Owned Subsidiaries of the Company.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     The Company shall not consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons in a single transaction or through a series of transactions, unless after giving effect thereto: (a) the Company shall be the continuing Person, or the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture; (c) immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (d) the Company or the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions, have a Consolidated Net Worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; (e) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity could incur $1 of Indebtedness pursuant to clause (d) of the "Limitation on Additional Indebtedness" covenant above; (f) Holdings by supplemental indenture shall have confirmed that its Guarantee and its obligations under the Pledge Agreement shall apply to such surviving entity's obligations under the Indenture and the Notes; (g) all of the Capital Stock of the Company or such surviving entity shall be pledged to the same extent as provided in the Indenture and Pledge Agreement; (h) the Company or the surviving entity shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in the Indenture relating to such transaction or series of transactions have been satisfied; and (i) neither the Company nor any Subsidiary would thereupon become obligated with respect to any Indebtedness, nor any of its property become subject to any Lien, unless the Company or such Subsidiary could incur such Indebtedness or create such Lien under the Indenture. If the Company is permitted by the Indenture to consummate a transaction described in this paragraph, the Indenture does not provide any protection from a decline in credit quality as a result of such transaction.

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture:

          (i) default in the payment of any interest on the Notes when it becomes due and payable or of the principal of or premium, if any, on the Notes pursuant to an offer to purchase required under the Indenture, and the continuance of any such default for a period of 30 days; or

          (ii) default in the payment of the principal of or premium, if any, on the Notes when due and payable (other than by reason of a default in payment upon an offer to purchase); or

          (iii) the Guarantee ceases to be in full force and effect; or

          (iv) default in the performance, or breach, of any covenant in the Indenture, the Guarantee (other than defaults specified in clause
               (i) or (ii) above) or the Pledge Agreement, and the continuance of such default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; or

          (v) failure by the Company, any of its Material Subsidiaries or Holdings to perform any term, covenant, condition or provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of $5,000,000 or more, which failure results in an acceleration of the maturity thereof; or

          (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in an aggregate amount, not adequately covered by insurance shall be entered against the Company, any of its Material Subsidiaries or Holdings or any of their respective properties and shall not be discharged, and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (vii)certain events of bankruptcy or insolvency with respect to the Guarantor, the Company or any Material Subsidiary shall have occurred; or

          (viii) the Pledge Agreement shall cease to be in full force and effect (other than pursuant to the terms thereof) or shall cease to give the Trustee in any material respect the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, the security interest in and Lien on all of the Collateral (as defined in the Pledge Agreement), to the extent provided for in the

               Indenture or in the Pledge Agreement) in favor of the Trustee for the benefit of the Holders subject to no other Liens (except as permitted by the Pledge Agreement).

     If an Event of Default (other than an Event of Default  specified in clause
(vii) above with respect to the Company) occurs and is continuing, then the holders of at least 25% in principal amount of the outstanding Notes may, by written notice to the Company and the Trustee, and the Trustee upon the request of the holders of not less than 25% in principal amount of the outstanding Notes shall declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately. Upon any such declaration such principal, premium, if any, and accrued interest shall become due and payable immediately. If an Event of Default specified in (vii) occurs with respect to the Company and is continuing, then the principal of, premium, if any, and accrued interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

     After a declaration of acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than non-payment of principal of and accrued interest on the Notes that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding Notes also have the right to waive past defaults under the Indenture except a default in the payment of the principal of, premium, if any, or interest on any Note or in respect of a covenant or a provision which cannot be modified or amended without the consent of all holders.

     No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder unless the holders of at least 25% in principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee does not commence and diligently pursue the remedy addressed in such request within 20 days after receipt of such notice and offer and the Trustee has not within such 20-day period received directions inconsistent with such written request from holders of a majority in principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or accrued interest on such Note on or after the due date expressed in such Note.

     During the existence of an Event of Default known to a Trust Officer of the Trustee, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered the Trustee reasonable indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

DEFEASANCE

     The Company may at any time terminate all of its obligations with respect to the Notes ("legal defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain agencies in respect of the Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described under "Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes issued under the Indenture ("covenant defeasance"). In order to exercise either legal defeasance or covenant defeasance, the Company must irrevocably deposit in trust with the Trustee, for the benefit of the holders of the Notes, money or U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of an opinion as to certain tax matters; provided that the subordination provisions of the Indenture permit payments with respect to the Notes and that such deposit will not result in a default under the Credit Agreement or other Indebtedness of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to certain surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture or (b)(i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable pursuant to the redemption provisions of the Indenture and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the

Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption and (ii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; provided that the subordination provisions of the Indenture permit payments with respect to the Notes and that such deposit will not result in a default under the Credit Agreement. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENTS AND WAIVERS

     From time to time the Company, when authorized by a Board Resolution, and the Trustee may, without the consent of the holders of the Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount outstanding, extend the fixed maturity or alter the redemption provisions of the Notes, (ii) change the currency in which any Notes or any premium or accrued interest thereon is payable, (iii) reduce the percentage in principal amount outstanding of Notes necessary for consent to an amendment, supplement or waiver or consent to take any action under the Indenture, the Notes or the Pledge Agreement, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, (vi) reduce the rate or extend the time for payment of interest on the Notes, (vii) upon the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase Notes in accordance with the Indenture or waive any default in the performance thereof, (viii) release Holdings from its obligations under the Guarantee, the Indenture or the Pledge Agreement, or (ix) affect the ranking of the Notes; provided, however, that any amendment which adversely affects the holders of Senior Indebtedness must have the consent of the Senior Representative.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with an Asset Acquisition of such Person, including, without limitation, Indebtedness incurred in connection with, or in anticipation of, such Person's becoming a Subsidiary of the Company or such acquisition.

     "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others or otherwise) or purchase or acquisition of Capital Stock by the Company or any of its Subsidiaries to or in any other Person, in either case as a result of which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (including by means of sale-leaseback) or other disposition to any Person other than the Company or a Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or asset of the Company or any Subsidiary of the Company, in each case other than inventory in the ordinary course of business and obsolete equipment and other than isolated transactions which do not exceed $500,000 individually. For the purposes of this definition, the term "Asset Sale" shall not include (i) sales of Cash Equivalents which are reinvested in Cash Equivalents within 30 days of such sale, (ii) sales of receivables not a part of a sale of the business from which they arose or any disposition of properties and assets of the Company or any Subsidiary that is governed under and complies with the "Consolidation, Merger, Conveyance, Transfer or Lease" covenant described above or (iii) exchanges of properties and assets of the Company or any Subsidiary for similar properties and assets of any Person other than the Company or a Subsidiary of the Company.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP; and, for the purposes of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits, according to its most recent published annual report of condition, of not less than $250,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

     "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Holdings to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of Holdings, (ii) the merger or consolidation of Holdings with or into another corporation with the effect that the then existing shareholders of Holdings hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation in such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors of Holdings, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved, (iv) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Holdings representing 30% or more of the combined voting power of the then outstanding securities of Holdings ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors or (v) Holdings fails to own a majority of the combined voting power of the outstanding voting stock of the Company. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if one or more of the above events occur or circumstances exist and, after giving effect thereto, the Notes are rated BBB- or better by Standard & Poor's Corporation or Baa3 or better by Moody's Investors Service, Inc.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of the following items of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (i) all United States Federal, state and foreign income taxes paid or accrued (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) all interest expense paid or accrued in accordance with GAAP (net of any interest income and including amortization of original issue discount and the interest portion of deferred payment obligations); (iii) depreciation; (iv) amortization, including, without limitation, amortization of capitalized debt issuance costs; (v) increases (or minus any decreases) in the LIFO reserve; and
(vi) any other non-cash charges to the extent deducted from Consolidated Net Income (including non-cash expenses recognized in accordance with Financial Accounting Standards Bulletin Number 106).

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "Other Person") in which the Person in question or any of its Subsidiaries has a joint interest with a third party (which interest does not allow the net income of such Other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any contractual restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary gains and losses shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person at any date of determination, the consolidated stockholders' equity represented by the shares of such Person's Capital Stock (other than Disqualified Stock) outstanding at such date, as determined on a consolidated basis in accordance with GAAP.

     "Credit Agreement" means the Loan and Security Agreement dated as of March 30, 1993, by and among Congress Financial Corporation (Southwest) and BA Business Credit Inc. as Lenders, Congress Financial Corporation (Southwest) as
agent for the Lenders, and the Company and Seaway Importing Company as the Borrowers providing for working capital and other financing, as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any deferral, refinancing, renewal, refunding, replacement or extension thereof and whether by the same or any other lender or group of lenders.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the maturity date of the Notes.

     "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

     "Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (i) Consolidated Cash Flow of such Person for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "Transaction Date") to (ii) all cash and non-cash interest expense (including capitalized interest) of such Person and its Subsidiaries determined in accordance with GAAP (net of any interest income of such Person and its Subsidiaries and exclusive of deferred financing fees of such Person and its Subsidiaries) and the aggregate amount of cash dividends or other distributions declared or paid on Capital Stock (other than Common Stock) of such Person and its Subsidiaries, in each case for such four full fiscal quarter period. For purposes of this definition, if the Transaction Date occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, then "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Notes outstanding on the Transaction Date were issued on the first day of such four-full-fiscal-quarter period. In addition to and without limitation of the foregoing two sentences, for purposes of this definition, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four-full-fiscal-quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; provided, that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Sales, as if such Asset Sale or Asset Acquisition and/ or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Fixed Charge Coverage Ratio,"
(1) subject to clause (3) below, interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
(2) if interest on any Indebtedness actually incurred on the

Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate based upon a factor of a prime or similar rate shall be deemed to have been in effect; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "GAAP" means generally accepted accounting principles in effect on the Issue Date as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

     "Guarantee" means the guarantee of the Notes by Holdings.

     "Holdings Preferred Stock" means the 16 1/4% Senior Cumulative Preferred Stock, $1.00 par value, and 14 1/4% Junior Cumulative Preferred Stock, $1.00 par value, of Holdings.

     "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument, letter of credit or draft accepted (including a purchase money obligation) representing extensions of credit whether or not representing obligations for borrowed money or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (other than property or services purchased on ordinary trade terms therefor) which purchase price is payable over a period in excess of six months or is evidenced by a note, invoice or similar written instrument with a maturity in excess of six months; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions, replacements, refinancings and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Junior Subordinated Promissory Notes" means the 14.25% Junior Subordinated Promissory Notes Due 2001 of Holdings.

     "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of the Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

     "Material Subsidiary" means a Subsidiary of the Company which would constitute a "significant subsidiary" of the Company within the meaning of Regulation S-X of the Securities and Exchange Commission. For purposes of the Indenture, Pamida Transportation Company and Seaway Importing Company shall be deemed to be Material Subsidiaries of the Company.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale (including retirements of Indebtedness under the Credit Agreement) to the extent required pursuant to the terms of such Indebtedness; and (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock (other than Disqualified Stock) by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt), (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses incurred by the Company in connection therewith) and (c) in the case of the issuance of any Indebtedness by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred therewith.

     "Permitted Liens" means, with respect to any Person, any lien arising by reason of (a) any attachment, judgment, decree or order of any court, so long as such lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance; (d) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money); (e) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (f) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
(g) any interest or title of a lessor under any lease; (h) security for surety or appeal bonds; and (i) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledge Agreement" means the Holdings Pledge Agreement providing, among other things, that the obligations of Holdings in respect of the Guarantee shall be secured under the Pledge Agreement.

     "Promissory  Notes"  means  the  Senior   Subordinated   Promissory  Notes,
Subordinated Promissory Notes and Junior Subordinated Promissory Notes.

     "Public Offering" means the first offer and sale to the public by Holdings or the Company of shares of any class of the Capital Stock (other than Disqualified Stock) of Holdings or the Company pursuant to a registration statement declared effective by the Securities and Exchange Commission after the Issue Date.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Subsidiary (i) issued to finance or refinance (including any extensions or renewals) the purchase or construction of any assets of the Company or any Subsidiary or (ii) secured by a Lien on any assets of the Company or any Subsidiary where the lender's sole recourse is to the assets so encumbered, in either case (a) to the extent the purchase or construction costs for such assets are or should be included in "additions to property, plant and equipment" in accordance with GAAP, (b) if the purchase or construction of such assets is not part of the acquisition of a Person or business unit and (c) so long as the aggregate principal amount of such Indebtedness does not exceed the lesser of cost or Fair Market Value of the assets so purchased or constructed.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness which is subordinated in right of payment to the Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) and (iv) the making of any Investment in any Person other than pursuant to clauses (i) through (vii) of the "Limitation on Investments, Loans and Advances" covenant described above.

     "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

     "Senior Indebtedness" means, at any date, all obligations of the Company under the Credit Agreement, including obligations to pay principal, premium, if any, and interest (including, in the case of the following sentence only, interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding). Notwithstanding the foregoing, the maximum principal amount of Senior Indebtedness permitted to be incurred is the amount of Indebtedness permitted to be incurred under the Credit Agreement pursuant to clause (b) of "Limitation on Additional Indebtedness" above, and any Indebtedness under the Credit Agreement in excess of such amount shall not be Senior Indebtedness. Senior Indebtedness shall not include Indebtedness which is subordinated or junior in right of payment to any other Indebtedness of the Company.

     "Senior Representative" means any agent, trustee or other representative of the holders of any Senior Indebtedness, and if there is no such agent, trustee or other representative with respect to any such Senior Indebtedness, "Senior Representative" shall mean, collectively, the holders of at least a majority in dollar amount of such Senior Indebtedness.

     "Senior Subordinated Promissory Notes" means the 13.5% Senior Subordinated Promissory Notes Due 2001 of Holdings.

     "Subordinated Promissory Notes" means the 14% Subordinated Promissory Notes Due 2001 of Holdings.

     "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person, or (ii) any other Person (other than a corporation) of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person.

     "Wholly-Owned Subsidiary" means any Subsidiary of the Company, 100% of the Capital Stock of which (other than shares of Capital Stock representing any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned by the Company, by a Wholly-Owned Subsidiary of the Company or by the Company and a Wholly-Owned Subsidiary of the Company.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a summary of certain terms of the Credit Agreement and of certain promissory notes of Holdings. For more complete information regarding the Credit Agreement and the promissory notes of Holdings, reference is made to the Credit Agreement and the agreements and instruments governing such
promissory  notes,   copies  of  which  have  been  filed  as  exhibits  to  the
Registration Statement and which are incorporated by reference herein. The descriptions contained herein of such agreements and instruments do not purport to be complete and are qualified in their entirety by the provisions thereof; however, the Company believes that the matters discussed or referred to in such descriptions are those matters which a prospective purchaser of Notes might reasonably consider to be material to an investment decision with respect to the Notes.

CREDIT AGREEMENT

     On March 30, 1993, Pamida entered into a Loan and Security Agreement with Congress Financial Corporation (Southwest) and BankAmerica Business Credit, Inc. (then known as BA Business Credit Inc.) under which new revolving credit facilities (including letter of credit facilities) in an aggregate amount of up to $60,000,000 were established (the "Credit Agreement"). Such credit facilities replaced certain previously existing bank credit facilities. On January 23, 1995, such amount was increased to $80,000,000 by an amendment of the Credit Agreement; on January 28, 1996, at the Company's request, such amount was decreased to $70,000,000 by an amendment of the Credit Agreement; and on March 17, 1997, such amount was increased to $95,000,000 by an amendment of the Credit Agreement.

     The Credit Agreement presently has a term extending to March 31, 2000, and loans thereunder bear interest at a rate which is tied either to the applicable prime rate or to the applicable London Interbank Offered Rate, generally at the Company's discretion. The amounts which the Company is permitted to borrow under the Credit Agreement are determined by a formula based upon the amount of the Company's eligible inventory from time to time and are subject to the discretion of the agent for the lenders.

     Obligations of the Company under the Credit Agreement are secured by security interests in all of the current assets (including inventory) of the Company and by liens on certain real estate interests and other property of the Company, and the Company may grant security interests in or liens on its other assets and property to further secure its obligations under the Credit Agreement. Holdings and two subsidiaries of the Company (Pamida Transportation Company and Seaway Importing Company) have guaranteed payment and performance of the Company's obligations under the Credit Agreement and have pledged some or all of their respective assets (including the stock of the Company owned by Holdings) to secure such guarantees.

     See "Investment Considerations -- Operating and Financial Restrictions" and "Description of Notes -- Guarantee and Pledge Agreement" for other important information concerning the Credit Agreement.

HOLDINGS PROMISSORY NOTES


     On November 18, 1997, all of the 13.5% Senior Promissory Notes, 14% Subordinated Promissory Notes and 14.25% Junior Subordinated Promissory Notes of Holdings were paid in full with newly issued shares of Common Stock and Nonvoting Common Stock of Holdings.


                              PLAN OF DISTRIBUTION

     This prospectus is to be used by Citicorp Securities, Inc. ("CSI") in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. CSI may act as principal or agent in such transactions. CSI has no obligation to make a market in the Notes and may discontinue market-making activities at any time without notice at its sole discretion. The Notes are not listed on any stock exchange nor are they quoted on any automated quotation system.

     CSI acted as underwriter of the Original Offering of the Notes and received underwriter discounts and commissions totalling $4.2 million.


     399 Venture Partners, Inc., an affiliate of CSI, owns Common Stock and Nonvoting Common Stock of Holdings which represent approximately 43.9% of the aggregate common equity of Holdings. The Common Stock owned by 399 Venture Partners, Inc. represents approximately 15.2% of the outstanding voting stock of Holdings. The Nonvoting Common Stock of Holdings owned by 399 Venture Partners, Inc. represents 100% of the outstanding shares of that class and is convertible into Common Stock upon certain conditions.



     M. Saleem Muqaddam, a director of Holdings, is a Vice President of 399 Venture Partners, Inc., which is an affiliate of CSI.


                                  LEGAL MATTERS

     Certain legal matters regarding the Notes have been passed upon for Pamida and Holdings by Abrahams, Kaslow & Cassman, Omaha, Nebraska.

                                     EXPERTS


     The financial statements and schedule of Pamida and Holdings as of February 1, 1998, and February 2, 1997, and for the years then ended included in the following Prospectus Appendix have been audited by Deloitte & Touche LLP, independent auditors, to the extent stated in its reports which are included in the following Prospectus Appendix and have been so incorporated in reliance upon the reports of such firm given upon the authority of such firm as experts in accounting and auditing.



     The financial statements and schedule of Pamida and Holdings for the year ended January 28, 1996, included in the following Prospectus Appendix have been audited by Coopers & Lybrand L.L.P., independent auditors, to the extent stated in its reports which are included in the following Prospectus Appendix and have been so incorporated in reliance upon the reports of such firm given upon the authority of such firm as experts in accounting and auditing.

                                 ---------------

                               PROSPECTUS APPENDIX

                        TO PROSPECTUS DATED _______, 1998

                                 ---------------

                                  $140,000,000

                                  PAMIDA, INC.

                            11 3/4% SENIOR SUBORDINATED
                                 NOTES DUE 2003


     This Prospectus Appendix contains the following documents which are required to be delivered with each copy of the Prospectus:

* Annual Report of Pamida, Inc. on Form 10-K for the fiscal year ended February 1, 1998.

* Annual Report of Pamida Holdings Corporation on Form 10-K for the fiscal year ended February 1, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 10-K
                     Annual Report Pursuant to Section 13 or
                  15(d) of the Securities Exchange Act of 1934

                   For the fiscal year ended February 1, 1998
                         Commission File Number 33-57990

                                  PAMIDA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                                    47-0626426
   -------------------------------         ----------------------------
   (State or other jurisdiction of         (IRS Employer Identification
     incorporation ororganization)                   Number)

   8800 "F" STREET, OMAHA, NEBRASKA                             68127
   ----------------------------------------                   ----------
   (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (402) 339-2400

           Securities Registered Pursuant to Section 12(b) of the Act:

                                      NONE

           Securities Registered Pursuant to Section 12(g) of the Act:

                                      NONE

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [ ]


     Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date:

                                                       Outstanding at
     Class of Stock                                    March 24, 1998
     --------------                                    --------------
      Common Stock                                      1,000 shares


                                     PART I

ITEM 1. BUSINESS.

     FORWARD-LOOKING STATEMENTS

     This 10-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Act"). Such statements are made in good faith by the Company pursuant to the safe-harbor provisions of the 1995 Act. In connection with these safe-harbor provisions, this 10-K contains certain forward-looking statements which reflect management's current views and estimates of future economic circumstances, industry conditions, Company performance, Year 2000 compliance and financial results. The statements are based on many assumptions and factors including sales results, expense levels, competition and interest rates as well as other risks and uncertainties inherent in the Company's business, capital structure and the retail industry in general. Any changes in these factors could result in significantly different results. The Company further cautions that the forward-looking information contained herein is not exhaustive or exclusive. The Company does not undertake to update any forward-looking statements which may be made from time to time by or on behalf of the Company.

     GENERAL.

     Pamida, Inc. (the "Company" or "Pamida") was incorporated in Delaware in 1980. In January 1981, the Company, which then was owned by an employee stock ownership plan (the "ESOP"), acquired substantially all of the assets and assumed substantially all of the liabilities of a Nebraska corporation which previously had carried on the mass merchandise retail business of the Company described below. The Company's predecessor had been engaged in such business since 1963, and its stock was publicly owned and listed on the New York Stock Exchange at the time of the 1981 sale to the Company.

     In July 1986, Pamida Holdings Corporation ("Holdings") acquired the stock of the Company from the ESOP, and the Company became a wholly-owned subsidiary of Holdings. The only significant asset of Holdings is the common stock of the Company, and Holdings conducts no operations separate from those of the Company. An initial public offering of shares of Common Stock of Holdings occurred in September 1990, and the Common Stock of Holdings has been listed on the American Stock Exchange and publicly traded since then.

     On January 19, 1996, the Company announced its intention to close 40 stores located in unprofitable or highly competitive markets. Store closing sales began on January 29, 1996, and the Company completed all of such store closings during the second quarter of the fiscal year ended February 2, 1997. References in this Form 10-K to the "40 Closed Stores" mean such 40 stores.

     STORES.

     At February 1, 1998, Pamida operated 148 general merchandise retail stores located in 148 small towns (having an average population of approximately 5,500) in 15 Midwestern, North Central and Rocky Mountain states. Pamida's strategic objective is to be the dominant general merchandise retailer in the communities it serves. The Company believes that it holds the leading market position in over 77% of the communities in which its stores are located.

     Pamida stores generally are located in small towns, normally county seats, where there often is little or no competition from another major general merchandise retailer and which the Company considers to be either too small to support more than one major general merchandise retailer (thereby creating a potential barrier to entry by a major competitor) or too small to attract competitors whose stores generally are designed to serve larger populations. At February 1, 1998, 115 of the Company's 148 stores faced no direct local competition from other major general merchandise retailers.

     The Company's stores average approximately 30,000 square feet of sales area and range in size from approximately 6,000 to 51,000 square feet of sales area. At February 1, 1998, Pamida's stores had an aggregate sales area of approximately 4,408,000 square feet.

     The following table indicates the states in which Pamida's stores were located as of February 1, 1998:

     STATE                                                   No. of
                                                             Stores      Percent
                                                             ------      -------
     Minnesota...............................................  29         19.6%
     Iowa....................................................  25         16.9
     Nebraska................................................  15         10.1
     Wisconsin...............................................  14          9.5
     Michigan................................................  12          8.1
     Ohio....................................................  10          6.8
     Wyoming.................................................   9          6.1
     North Dakota............................................   7          4.7
     South Dakota............................................   7          4.7
     Montana.................................................   7          4.7
     Indiana.................................................   4          2.7
     Kansas..................................................   3          2.0
     Illinois................................................   3          2.0
     Kentucky ...............................................   2          1.4
     Missouri ...............................................   1          0.7
                                                               ---       -------
                                                               148       100.0%
                                                               ===       ======

     The following tables show the number of the Company's store openings, relocations and closings and the aggregate year-end store sales area by fiscal year since fiscal 1994:

                                                       Fiscal Year Ended
                                               --------------------------------
                                               1998   1997   1996   1995   1994
                                               ----   ----   ----   ----   ----
     Beginning of                               148    144    184    173    178
      Stores opened in new markets                1      6      7     17      8
      Stores relocated in existing markets        2      2      3     --     --
      Stores closed (includes relocated stores)  (3)    (4)   (10)    (6)   (13)
                                                ---    ---    ---    ---    ---
     End of year                                148    148    184    184    173
      Less 40 Closed Stores                     ===    ===    (40)   ===    ===
                                                              ---
                                                              144
                                                              ===


                                                      Fiscal Year Ended
                                                --------------------------------
                                               1998   1997   1996   1995   1994
                                               ----   ----   ----   ----   ----
     Square feet of store sales area at
       year-end (in millions)                  4.41    4.35  5.22   5.09   4.68
      Less 40 Closed Stores                                 (1.09)
                                                             ----
                                                             4.13
                                                             ====

     Pamida regularly evaluates all of its stores and from time to time closes stores which no longer meet its standards for sales, profitability, selling area or other applicable criteria.

     STORE EXPANSION PROGRAM.

     Pamida's store expansion program is subject to the Company's ability to negotiate satisfactory leases, to the ability of prospective landlords to obtain financing for new store buildings and to various zoning, site acquisition, environmental, traffic, construction and other contingencies. Eight new stores, two of which are replacement stores, are expected to commence operations this year.

     Pamida has identified numerous communities which are potential sites for the Company's prototype stores and in which Pamida believes it can achieve a leading market position, although there is no assurance that Pamida will open stores in such communities or on any particular time schedule.

     The Company began operations in a new 200,000 square foot distribution center in Lebanon, Indiana, during the second quarter of fiscal 1998. Pamida believes that its existing distribution facilities (including the new expandable Lebanon, Indiana facility), senior and middle management staff as well as corporate infrastructure should allow the Company to accommodate its anticipated growth.

     The Company typically invests approximately $1,450,000 to $1,700,000 in a new prototype store. Such expenditures consist primarily of approximately $1,000,000 to $1,200,000 for the initial store inventory, a portion of which is financed by vendor trade credit, and approximately $450,000 to $500,000 for store fixtures and equipment. In most cases, building and land costs of approximately $1,450,000 to $1,750,000 per store are financed by unaffiliated developers who lease the real estate to Pamida. To expedite the construction process, Pamida occasionally may construct stores on sites which it acquires, with the expectation that it subsequently will enter into sale-leaseback transactions with respect to such stores with unaffiliated investors.

     SALES AND MERCHANDISING.

     Pamida's merchandising policy is to provide customers with reliable and convenient family shopping and to feature nationally advertised brand-name products as well as some private-label merchandise at attractive prices. Pamida operates its stores on a self-service, primarily cash-and-carry basis and runs weekly advertised promotions throughout the year. All of Pamida's stores accept bank credit cards, which accounted for 14.8% of total store sales during the fiscal year ended February 1, 1998.

     Pamida's typical customers are price-conscious families across the income spectrum. To effectively serve such customers, the Company's stores are open seven days a week for an average of at least 75 hours per week.

     Pamida's two basic merchandise divisions are softlines and hardlines. The softlines division includes mens', womens', childrens' and infants' clothing, footwear, accessories and jewelry. The hardlines division includes categories such as health and beauty aids, automotive accessories, housewares, cleaning supplies, hardware, paint, sporting goods, toys, stationery, small appliances and electronic items, videos, compact discs and tapes, lawn and garden supplies, linens and other domestics, cameras and accessories, pet supplies, consumables and candy items.

     The Company currently owns and operates pharmacies in 44 of its larger stores, and eight of Pamida's other stores contain prescription pharmacies leased to and operated by independent pharmacists. The pharmacies have proved to be effective in building customer loyalty and attracting customers who are likely to purchase other items in addition to prescription drugs. Pamida intends, subject to regulatory and personnel considerations and where space permits, to include a pharmacy in each of its new prototype stores and to add pharmacies to existing stores.

     During the fiscal year ended February 1, 1998, the hardlines division accounted for approximately 72% of total sales, while the apparel division and the pharmacies accounted for 22% and 6%, respectively, of total sales.

     Among the methods that the Company employs to build customer loyalty and satisfaction are weekly advertised specials, competitive pricing, clean and orderly stores, friendly well-trained personnel, a liberal return policy and a wide variety of special customer services (such as wheelchairs for the elderly and handicapped, restroom facilities and water fountains, seating benches, speedy check-out lanes and expedited check cashing and raincheck and layaway processing) offered under various customer-oriented themes such as "Hometown Values", "We Care" and "We're Listening". Pamida places special emphasis on maintaining a strong in-stock position in all merchandise categories, particularly with respect to advertised items.

     Pamida's business, like that of most other general merchandise retailers, is seasonal. First quarter sales (February through April) are lower than sales during the other three fiscal quarters, while fourth quarter sales (November through January) in recent years have increased to approximately 29% of the full year's sales and normally involve a greater proportion of higher margin merchandise.


     ADVERTISING AND PROMOTION.

     The Company's extensive advertising primarily utilizes colorful weekly circulars developed by a centralized advertising department at Pamida's headquarters. Such circulars advertise brand-name and other merchandise at significant price reductions and are inserted into local newspapers or mailed directly to customers. Pamida also uses local shoppers publications and coupon books. During fiscal 1998, Pamida spent approximately $10,468,000 (net of promotional allowances provided by vendors) on advertising, which represented approximately 1.6% of fiscal 1998 sales.

     PURCHASING AND DISTRIBUTION.

     Pamida maintains a centralized purchasing and store planning staff at its executive offices. The merchandising department includes two general merchandise managers, five hardlines divisional merchandise managers and three apparel divisional merchandise managers. Each of the divisional merchandise managers supervises from five to seven buyers. Members of the Company's experienced buying staff regularly attend major trade shows, visit both domestic and overseas markets and meet with vendor representatives at the Company's headquarters.

     The merchandise in the Company's stores is purchased from over 3,000 primary manufacturers and suppliers and numerous other vendors. Centralized purchasing enables Pamida to more effectively control the cost of merchandise and to take advantage of promotional programs and volume discounts offered by certain vendors. The Company continuously seeks to optimize merchandise costs, including promotional allowances offered by its suppliers. Pamida also has centralized the management of returned merchandise, which enables the Company to most effectively secure vendor credits and refunds with respect to such merchandise.

     The Company's point-of-sale data capture equipment located in its stores provides current information to Pamida's buyers to assist them in managing inventories, effecting prompt reorders of popular items, eliminating slow-selling merchandise and reducing markdowns.

     Seaway Importing Company, a wholly-owned subsidiary of Pamida, imports a wide variety of merchandise, including sporting goods, pet supplies, toys, electronic items, apparel, hair care items, painting supplies, automotive items and hardware, for sale in Pamida's stores.

     During fiscal 1998, approximately 79% of Pamida's merchandise was distributed to the stores through Pamida's own distribution centers, while the remaining merchandise was supplied directly to the stores by manufacturers or distributors.

     COMPETITION.

     The general merchandise retail business is highly competitive. The Company's stores generally compete with other general merchandise retailers, supermarkets, drug and specialty stores, mail order and catalog merchants and, in some communities, department stores.. Competitors consist both of independent stores and of regional and national chains, some of which have substantially greater resources than the Company. The type and degree of competition and the number of competitors which Pamida's stores face vary significantly by market.

     Pamida believes that the principal areas of competition in the general merchandise retail industry are store location, price, merchandise selection, quality and customer service, although numerous other factors also affect the competitive position of any particular store. Among the methods that the Company employs to build customer loyalty and satisfaction are weekly advertised specials, reliable in-stocks, competitive pricing, clean and orderly stores, friendly well-trained personnel, a liberal return policy and a wide variety of special customer services offered under themes such as "Hometown Values", "We Care" and "We're Listening".

     Pamida stores generally are located in small towns, normally county seats, where there is no direct local competition from another major general merchandise retailer and which may be either too small to support more than one major general merchandise retailer (thereby creating a potential barrier to entry by a major competitor) or too small to attract competitors whose stores generally are designed to serve larger populations. The Company believes that, in terms of sales, it is the leading general merchandise retailer in over 77% of the communities in which its stores are located.

     At February 1, 1998, 115 of Pamida's 148 stores were located in communities in which there was no direct local competition from other major general merchandise retailers. As of that date, Kmart, Alco, Wal-Mart, Target and ShopKo had stores in 16, 11, 10, 2 and 1 communities, respectively, where Pamida stores are located; however, because some of these communities have more than one of such competitors, only 33 Pamida stores face direct local competition from such retail chains. In recent years the Company's business strategy has been to focus its store expansion program on communities with less likelihood of the entry of a new major competitor, but there can be no assurance that in the future major competitors will not open additional stores in the Company's markets.

     Merchandise prices generally are established on a zone basis at Pamida's executive offices, although store managers are given discretion to adjust prices of key items to meet local competition and to match a competitor's advertised prices. Zone pricing allows the Company to establish prices at different levels in different trade territories, based primarily on competitive conditions within such territories, rather than having a uniform pricing structure throughout the entire chain. Pamida conducts a continuous program of competitor price comparisons that enables the Company to make merchandise price adjustments, when necessary, to assure that the Company maintains a competitive position.

     EMPLOYEES.

     As of February 1, 1998, Pamida had approximately 5,600 employees, of whom approximately 2,700 were full-time and 2,900 were part-time. The number of employees varies on a seasonal basis. Pamida's employees are not represented by a labor union, and the Company believes that its relations with its employees are good.

     At February 1, 1998, the average length of service of the Company's management staff was as follows:

                                                                    Average
                                                                     Years
                                                  Number           of Service
                                                  ------           ----------
     Top Management                                  2                16.2
     Senior Vice Presidents and Vice Presidents     18                 7.1
     District Managers                              12                20.5
     Pharmacy District Supervisors                   4                 5.3
     Store Managers                                148                11.4
     Pharmacy Managers                              44                 3.4


     Pamida's human resources department is responsible for company-wide salary and wage administration, as well as all benefits. The human resources department works closely with store operations in the development and administration of Pamida's store-level employee training programs. In addition, Pamida has an ongoing program for the development of management personnel to fill positions in all facets of the Company's operations and makes a concerted effort to identify and train potential successors for all of its key middle and senior managers.

ITEM 2. PROPERTIES.

     At February 1, 1998, the Company owned 19 of its 148 store buildings, while its remaining 129 stores operated in leased premises. A substantial majority of the Company's leases have renewal options, with approximately 53% of the leases having unexpired current terms of five years or more. The following table provides information relating to the remaining lease terms for the Company's leased stores at February 1, 1998:

                  Leases Expiring               Number of Leased Stores
           During the Fiscal Year Ending (1)           2/01/98
           ---------------------------------    -----------------------
                     1999                                13
                     2000                                24
                     2001                                 5
                     2002                                 8
                     2003                                 6
                  Thereafter                             73
                                                        ---
                     Total                              129
                                                        ===
(1) Includes renewal options.

     Pamida's management believes that the physical condition of the Company's stores generally is very good. All of the Company's stores are continuously updated to conform to Pamida's operating and merchandising standards.

     The Company's general offices and one of its three distribution centers are located in a 215,000 square foot building in Omaha, Nebraska, owned by the Company. This facility contains approximately 135,000 square feet of warehouse space and approximately 80,000 square feet of office space.

     Pamida's primary distribution center is a 336,000 square foot "flow-through" facility situated on a 22-acre tract of land in Omaha approximately one mile from the distribution center described above. This facility, which is owned by Pamida, serves primarily as a redistribution center for bulk shipments and promotional merchandise on which cost savings can be realized through quantity purchasing. Pamida also owns an additional 10-acre tract of land adjacent to such distribution center which would permit that facility to be further expanded by almost 60%.

     In July 1997, the Company began operations in a new 200,000 square foot distribution center in Lebanon, Indiana. The facility, which is leased through April 2007, redistributes bulk shipments and promotional merchandise to stores in the Company's eastern sales districts. Future expansion of the facility is being considered. This distribution facility replaced a 100,000 square foot warehouse facility previously operated by the Company in the Milwaukee, Wisconsin area.

     Pamida also has a warehouse facility in Omaha which contains approximately 41,000 square feet of space and is located immediately adjacent to the Company's general offices. This warehouse, which is owned by Pamida, is used for the processing of merchandise to be returned to vendors and by the advertising department in connection with its printing operations.

     In addition to its retail stores, distribution centers and warehouse facility, Pamida's tangible assets include inventories, warehouse and store fixtures and equipment, merchandise handling equipment, office and data processing equipment, motor vehicles and an airplane.

ITEM 3. LEGAL PROCEEDINGS.

     Pamida is a party to a number of lawsuits incidental to its business, the outcome of which, both individually and in the aggregate, is not expected to have a material adverse effect on the Company's operations or financial condition.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     None

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Company is a wholly-owned subsidiary of Holdings. There is no market for the Company's common equity. Because the Company pays dividends on its common stock only to its parent corporation, no information is provided concerning past dividend payments or anticipated future dividend payments.

ITEM 6. SELECTED FINANCIAL DATA.

                          PAMIDA, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                        (IN THOUSANDS, EXCEPT OTHER DATA)

                                                                      Fiscal Year Ended
                                            -------------------------------------------------------------------
                                            February 1,  February 2,    January 28,   January 29,   January 30,
                                               1998        1997 (1)        1996          1995          1994
                                            -----------   -----------   -----------   -----------   -----------
INCOME STATEMENT DATA:
  Sales ...............................     $   657,017   $   633,189   $   736,315   $   711,019   $   656,910
  Gross profit ........................         161,935       154,090       177,688       177,367       158,906
  Selling, general and
    administrative expenses ...........         129,014       125,086       151,063       143,551       133,887
                                            -----------   -----------   -----------   -----------   -----------
  Operating income ....................          32,921        29,004        26,625        33,816        25,019
  Interest expense ....................          25,644        25,308        25,616        23,904        23,515
  Long-lived asset write-off ..........               -             -        78,551             -             -
  Store closing costs .................               -             -        21,397             -             -
                                            -----------   -----------   -----------   -----------   -----------
  Income (loss) before
    provision for income taxes
    and extraordinary item ............           7,277         3,696       (98,939)        9,912         1,504
  Income tax provision
    (benefit) .........................             644             -        (6,412)        4,782         1,562
                                            -----------   -----------   -----------   -----------   -----------
  Income (loss) before
    extraordinary item ................           6,633         3,696       (92,527)        5,130           (58)
  Extraordinary item (2) ..............               -             -             -             -        (4,943)
                                            -----------   -----------   -----------   -----------   -----------
  Net  income (loss) ..................     $     6,633   $     3,696   $   (92,527)  $     5,130   $    (5,001)
                                            ===========   ===========   ===========   ===========   ===========
BALANCE SHEET DATA:
  Working capital .....................     $    35,199   $    28,645   $    33,874   $    46,684   $    41,145
  Total assets ........................         260,843       269,152       258,470       354,309       314,816
  Long-term debt (less current portion)         140,289       140,364       140,411       141,745       141,938
  Obligations under capital
    leases (less current portion) .....          32,156        33,999        36,559        43,050        35,618
  Common stockholder's
    (deficit) equity ..................         (50,897)      (57,530)      (61,226)       31,301        26,171

OTHER DATA:
  Team members ........................           5,600         5,700         7,200         7,200         6,100
  Number of stores ....................             148           148           184           184           173
  Retail square feet
    (in millions) .....................            4.41          4.35          5.22          5.09          4.68


(1)  Represents a 53-week year.

(2) In fiscal 1994, Pamida incurred an extraordinary charge of $4,943, net of income tax benefit of $3,095, for the write-offs of unamortized deferred financing costs and unamortized original issue discount and the payment of redemption premiums relating to the early extinguishment of the Series A and Series B Senior Subordinated Debentures and the Subordinated Debentures of Pamida. This charge further included the write-off of unamortized deferred financing costs relating to the early extinguishment of amounts outstanding under Pamida's former bank credit agreement.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                                  PAMIDA, INC
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                          (DOLLAR AMOUNTS IN THOUSANDS)


YEAR ENDED FEBRUARY 1, 1998 COMPARED TO YEAR ENDED FEBRUARY 2, 1997

     SALES - Total sales during the 52-week fiscal 1998 period increased by $23,828, or 3.8%, from the 53-week fiscal 1997 period. On a 52 to 52-week basis, total net sales increased by 5.2%. During fiscal 1998, sales in comparable stores increased by $24,135, or 4.0%.

     During fiscal 1998, the Company opened three new stores, of which one is located in a new market and two were relocations; the Company also closed one store (which will be replaced during fiscal 1999 by a new store in the same market), resulting in a net increase in selling area during the fiscal year of approximately 61,000 square feet to a total of approximately 4,408,000 square feet.

     The Company experienced sales increases in most merchandise categories during fiscal 1998. The most significant increases occurred in pharmacy prescriptions, housewares, toys, athletic shoes and team sports apparel. Other categories experiencing notable gains were stationery, sporting goods, appliances, paper and cleaning supplies and pets. The Company experienced sales decreases in several categories. The largest dollar decreases were in the automotive, mens' fashion apparel, jewelry and watches and juniors' apparel categories.

     GROSS PROFIT - Gross profit for the 52-week fiscal 1998 period increased by $7,845, or 5.1%, compared to the 53-week fiscal 1997 period. As a percentage of sales, gross profit improved to 24.6% from 24.3%. The Company's merchandise gross margin as a percentage of sales decreased to 27.6% in fiscal 1998 from 27.8% in fiscal 1997. The decrease in merchandise gross margin percent of sales was offset by substantial expense reductions in the warehouse and distribution areas made possible by operating efficiencies gained largely from a new warehouse management system implemented during fiscal 1997. During the prior fiscal year, the Company incurred higher than normal labor cost in the warehouse and distribution areas due to implementation issues related to the warehouse management system. Total warehouse and distribution costs amounted to 2.8% of sales compared to 3.3% last year.

     SELLING, GENERAL AND ADMINISTRATIVE (SG&A) expense increased $3,928, or 3.1%, to $129,014 in fiscal 1998 from $125,086 in fiscal 1997. As a percentage of sales, SG&A expense decreased to 19.6% from 19.8% last year. Most of the total net increase in SG&A expense for the year was attributable to higher corporate general and administrative expenses, primarily involving planned increases in payroll and incentive compensation expenses. Store occupancy costs increased by $1,030, but remained at 3.9% as a percentage of net sales for both fiscal 1998 and 1997. Store payroll costs and controllable costs decreased by $391 and $163, respectively, during fiscal 1998 as compared to last year. As a percentage of net sales, store payroll costs and controllable costs decreased from 8.0% to 7.7% and 3.0% to 2.9% for the fiscal periods ended 1998 and 1997, respectively.

     INTEREST expense increased by $336, or 1.3%, for fiscal 1998 compared to fiscal 1997 because of higher outstanding balances on the revolving line of credit resulting from higher investments in basic inventory during the year as well as the funding of certain of the Company's information systems initiatives. This increase was offset in part by decreased interest related to lower average outstanding capitalized lease obligations in fiscal 1998 compared to fiscal 1997.

     INCOME TAX PROVISION - The Company had deferred tax assets, initially recorded at the end of fiscal 1996, related to certain tax credit carryforwards which resulted from prior year store closing charges. The Company had also recorded a valuation allowance related to these assets. The Company's valuation allowance was utilized during fiscal 1998 to partially offset income taxes from normal operating activities of the Company. The Company expects that operations in future periods will be taxed at a normal tax rate. No provision for income taxes was recorded during fiscal 1997 as this expense was offset by the reversal of a portion of the valuation allowance.

YEAR ENDED FEBRUARY 2, 1997 COMPARED TO YEAR ENDED JANUARY 28, 1996

     SALES - As discussed in Note L to the financial statements, the Company closed forty stores at the end of fiscal 1996 in unprofitable or highly competitive markets which did not fit the Company's niche market strategy. Consequently, the Company experienced a planned decrease in total sales for fiscal 1997 of $103,126 or 14.0% compared to fiscal 1996 due primarily to the reduced number of stores. During fiscal 1997 the Company opened eight new prototype stores, of which six are located in new markets and two were relocations; the Company also closed two stores, resulting in a net increase in selling area during the fiscal year of approximately 216,000 square feet (not including changes relating to the forty stores closed as of fiscal year end
1996) to a total of 4,348,000 square feet. As of February 2, 1997, the Company's store base included 35 of the Company's most recent store prototype, which represented 28.7% of the Company's total selling square feet.

     Comparable store sales during the 53-week fiscal 1997 period decreased by $8,893 or 1.5% from the 52-week fiscal 1996 period. Comparable store sales on a 53-week to 53-week basis decreased by 2.6%. Sales were affected primarily by slowed warehouse distributions to stores as a result of the implementation of a new warehouse inventory management system initiated in the first quarter of fiscal 1997. The slowed distributions caused a deterioration of merchandise in-stock positions in most of the Company's stores, resulting in lost sales. While implementation of the warehouse system was largely completed by August 1996, and in-stock positions at the stores improved thereafter, sales remained below management expectations due to reduced customer traffic continuing in the third and fourth quarters. Comparable sales also were affected during much of the year by low-margin clearance sales in fiscal 1996 which were not necessary at the same level in fiscal 1997. However, beginning late in the holiday shopping season and continuing through fiscal year end, sales improved as the Company demonstrated to customers its improved in-stock position in all product categories.

     The Company experienced substantial comparable store sales increases in fiscal 1997 in several merchandise categories, the most dramatic of which were in the pharmacy prescription, junior apparel, grocery and ready-to-wear areas. Comparable store sales gains also were generated in the hosiery, team sports, camera, stationery, health aids and bath categories. The Company experienced comparable store sales decreases in several categories. The largest dollar decreases on a comparable store basis were in the electronics, automotive, misses bottoms, men's shoes, electrical and appliance areas. Management believes that subtle adjustments made to the Company's softlines strategy at the end of fiscal 1996 to meet customer demand for a deeper selection of basic apparel had a positive impact on sales and margins in softlines during fiscal 1997.

     GROSS PROFIT - Gross profit dollars were affected by the reduced number of stores in operation during fiscal 1997 as compared to fiscal 1996. The Company's merchandise gross profit as a percentage of sales improved to 27.8% in fiscal 1997 from 26.8% in fiscal 1996. However, this improvement was diluted by additional costs related to the implementation of the new warehouse inventory management system discussed above. Warehouse costs increased to $13,457 from $11,066 last year and increased as a percent of sales to 2.1% from 1.5% last year. Delivery costs decreased to $7,637 in fiscal 1997 from $8,845 last year and amounted to 1.2% of sales in both years. Accordingly, gross profit decreased by $23,598, or 13.3%, to $154,090 in fiscal 1997 from $177,688 in fiscal 1996 but, as a percentage of sales, increased to 24.3% in fiscal 1997 from 24.1% in fiscal 1996.

     SELLING, GENERAL AND ADMINISTRATIVE expense decreased $25,977, or 17.2%, to $125,086 in fiscal 1997 from $151,063 in fiscal 1996. As a percentage of sales, selling, general and administrative expense decreased to 19.8% from 20.5% last year. This reduction was largely attributable to reductions in store level expenses. Store payroll, controllable and occupancy expenses accounted for 64.2% of the total decrease in selling, general and administrative expense and decreased by 14.5%, 17.5% and 13.9%, respectively. Selling, general and administrative expense also was positively impacted by a 28.9% reduction in advertising costs which accounted for 18.2% of the gross decrease in selling, general and administrative expense. All of these areas of expense were impacted by the elimination of costs related to the forty stores which were closed as of the end of fiscal 1996. Selling, general and administrative expense also was impacted by an 11.0% decrease in corporate general and administrative costs which accounted for 11.3% of the gross decreases in selling, general and administrative expense. The major components of this decrease were decreases in the net costs of insurance, professional fees, management bonuses and related fringe benefits.

     Selling, general and administrative expense also was positively impacted by the elimination of amortization of goodwill and favorable leasehold interests resulting from the write-off of these items in the fourth quarter of fiscal 1996. The decreases in selling, general and administrative expense were offset by a $1,246 reduction in other income which was attributable largely to one-time gains realized in fiscal 1996, primarily from the sale of idle transportation company assets.

     The Company is continuing to focus on controlling selling, general and administrative expenses. Store operating expenses as a percent of sales are anticipated to remain relatively constant in fiscal 1998. Certain expense categories are anticipated to increase somewhat as a percent of sales due to more normal clearance activity and expected increases in interest expense, information systems costs, store payroll expenses (due to federally mandated minimum wage increases) and incentive compensation. The Company expects to begin to realize operating efficiencies from systems enhancements in the warehouse and distribution areas in fiscal 1998 and in the merchandising areas beginning in the second half of fiscal 1999. Further expense leveraging is expected in future years through internal growth as well as the addition of new stores.

     INTEREST expense increased marginally by $308 or 1.2% for fiscal 1997 compared to fiscal 1996. The increase in interest expense for fiscal 1997 was attributable primarily to higher usage of the revolving line of credit. This increase was largely offset by decreased interest related to lower average outstanding capitalized lease obligations in fiscal 1997 compared to fiscal 1996.

     INCOME TAX PROVISION - The Company has deferred tax assets related to certain tax loss carryforwards which resulted from prior year store closing charges. The Company has also recorded a valuation allowance related to these assets. No provision for income taxes was recorded during fiscal 1997 as this expense served to reduce the valuation allowance. The effective tax rate in fiscal 1996 was 6.5% and was impacted by the non-deductible amortization and write-off of goodwill and the reserves recorded to offset the deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's business is seasonal with first quarter sales (February through April) being lower than sales during the other three quarters, while fourth quarter sales (November through January) have represented approximately 29% of the full year's retail sales in recent years and normally involve a greater proportion of higher margin sales.

     The Company has satisfied its seasonal liquidity requirements primarily through a combination of funds provided from operations and from a revolving credit facility. Funds provided by operating activities totaled $16,990 in fiscal 1998, and funds used by operating activities totaled $11,577 in fiscal 1997. Funds provided from operations totaled $4,029 in fiscal 1996. The positive change in cash flow from operating activities from fiscal 1997 to fiscal 1998 was primarily the result of improved operating results, a net decrease in inventory and increases in operating and tax liabilities. The change in cash flow from operating activities from fiscal 1996 to fiscal 1997 was primarily the result of planned net increases in inventory and other operating assets and decreases in accounts payable and other operating liabilities. These decreases in cash flow were offset in part by changes in deferred income taxes.

     Effective March 17, 1997, the term of the Company's committed Loan and Security Agreement (the Agreement) was extended to March 2000 and the maximum borrowing limit of the facility was increased to $95,000 from $70,000, which had been the limit throughout fiscal 1997. Prior to March 17, 1997, borrowings under the Agreement bore interest at a rate which was .75% per annum greater than the applicable prime rate. Effective March 17, 1997, borrowings under the Agreement bore interest at a rate which is tied to prime rate or the London Interbank Offered Rate (LIBOR), generally at the Company's discretion. The amounts the Company is permitted to borrow are determined by a formula based upon the amount of the Company's eligible inventory from time to time. Such borrowings are secured by security interests in all of the current assets (including inventory) of the Company and by liens on certain real estate interests and other property of the Company. Pamida Holdings Corporation ("Holdings") and two subsidiaries of the Company have guaranteed the payment and performance of the Company's obligations under the Loan and Security Agreement and have pledged some or all of their respective assets, including the stock of the Company owned by Holdings, to secure such guarantees.

     The Agreement contains provisions imposing operating and financial restrictions on the Company. Certain provisions of the Agreement require the maintenance of specified amounts of tangible net worth (as defined) and working capital and the achievement of specified minimum amounts of cash flow (as defined). Other restrictions in the Agreement and those provided under the Indenture relating to the Senior Subordinated Notes will affect, among other things, the ability of the Company to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, create liens, enter into leases, sell assets or engage in mergers or acquisitions, make capital expenditures and make investments. These covenants currently have not had an impact on the Company's ability to fully utilize the revolving credit facility. However, certain of the covenants, such as those which restrict the ability of the Company to incur indebtedness or encumber its property or which impose restrictions on or otherwise limit the Company's ability to engage in sale-lease-back transactions, may at some future time prevent the Company from pursuing its store expansion program at the rate that the Company desires.

     Obligations under the Agreement were $45,194 at February 1, 1998 and $57,115 at February 2, 1997. As noted above, this facility expires in March 2000, and the Company intends to refinance any outstanding balance by such date. Borrowings under the Agreement are senior to the Senior Subordinated Notes of the Company. The Company had long-term debt and obligations under capital leases of $172,445 at February 1, 1998 and $174,363 at February 2, 1997. The Company's ability to satisfy scheduled principal and interest payments under such obligations in the ordinary course of business is dependent primarily upon the sufficiency of the Company's operating cash flow. At February 1, 1998, the Company was in compliance with all covenants contained in its various financing agreements.

     On December 18, 1992, the promissory notes of Holdings were amended effective as of December 1, 1992 to provide that, until the obligations of the Company and Holdings under certain of the Company's credit agreements had been repaid, the quarterly interest payments on the promissory notes of Holdings were to be paid in kind. Holdings repaid all of the promissory notes with common stock of Holdings on November 18, 1997.

     Holdings reclassified all of its preferred stock into common stock of Holdings effective November 18, 1997. Accordingly, Holdings has no remaining obligations related to its preferred stock as of the end of fiscal 1998. The Company paid Holdings $315 in fiscal 1996 under a tax-sharing agreement to enable Holdings to pay quarterly dividends to its preferred stockholders. During fiscal 1996, Holdings received $967 from the Company under a tax-sharing agreement as a reimbursement for certain tax benefits derived by the Company. Such remittance, along with $18 from the exercise of certain stock options, was used by Holdings to redeem Subordinated Promissory Notes, to repay intercompany balances of Holdings totaling $29, and to pay quarterly dividends on preferred stock. Since Holdings conducts no operations of its own, prior to the November 18, 1997 reclassification of the preferred stock, the only cash requirement of Holdings related to preferred stock dividends in the aggregate annual amount of approximately $316; and the Company was expressly permitted under its existing credit facilities to pay dividends to Holdings to fund such preferred stock dividends. However, the General Corporation Law of the State of Delaware, under which the Company and Holdings are incorporated, allows a corporation to declare or pay a dividend only from its surplus or from the current or the prior year's earnings. Due to the retained deficit resulting primarily from the store closings and the write-off of goodwill and other long-lived assets recognized in the fourth quarter of fiscal 1996, the Company and Holdings did not declare or pay any cash dividends in fiscal 1997.

     The Company made capital expenditures of $6,654 in fiscal 1998 compared to $4,947 during fiscal 1997. The Company also made expenditures of $3,848 and $3,680 in fiscal 1998 and 1997, respectively, related to information systems software. The Company plans to open eight new stores in fiscal 1999 and will consider additional opportunities for new store locations as they arise. Capital expenditures and information systems software costs are expected to total approximately $13,000 in fiscal 1999. The Company expects to fund these expenditures from cash flow from its operations. The costs of buildings and land for new store locations are expected to be financed by operating or capital leases with unaffiliated landlords. The Company's expansion program also will require inventory of approximately $1,000 to $1,200 for each new market store, which the Company expects to finance through trade credit, borrowings under the Agreement and cash flow from operations.

     The 1997 changes to the Agreement, along with expected improvements in the Company's cash flow from operations, should provide adequate resources to meet the Company's near term liquidity requirements. On a long-term basis, the Company's expansion will require continued investments in store locations, distribution and infrastructure enhancements and working capital. The Company expects to continue to finance some of these investments through leases from unaffiliated landlords, trade credit, borrowings under the Agreement and cash flow from operations but ultimately will need to explore additional sources of funds which may include additional capital structure changes. Currently, it is not possible for the Company to predict with any certainty either the timing or the availability of such additional financing.

YEAR 2000 COMPLIANCE

     The Company has developed a comprehensive plan to mitigate the Company's exposure to potential problems with its systems' ability to properly process data beyond the calendar year 1999, which is commonly referred to as Year 2000 compliance. The Company has completed implementation of several new systems and is at various stages of implementation of others which replace legacy systems. The Company plans to complete installation of current releases or upgrades for all of these systems no later than July, 1999 to help ensure that these systems will be Year 2000 compliant. All of these systems have substantially improved functionality over the Company's legacy systems which they replace and will, therefore, be capitalized. Failure to implement such releases or upgrades, or the failure of the vendors of the aforementioned software to have eliminated the potential Year 2000 issues within the software, could materially and adversely affect the Company's operations and financial results. The cost of directly addressing Year 2000 compliance for legacy systems which are not planned to be replaced by new systems is expensed as incurred and is not expected to be material.

INFLATION

     The Company uses the LIFO method of inventory valuation in its financial statements; as a result, the cost of merchandise sold approximates current costs. The Company's rental expense is generally fixed and, except for small amounts of percentage rents and rentals adjusted by cost-of-living increases tied to the Consumer Price Index or interest rates, has not been affected by inflation.

FORWARD-LOOKING STATEMENTS

     This management's discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Act"). Such statements are made in good faith by the Company pursuant to the safe-harbor provisions of the 1995 Act. In connection with these safe-harbor provisions, this management's discussion and analysis contains certain forward-looking statements which reflect management's current views and estimates of future economic circumstances, industry conditions, company performance, Year 2000 compliance and financial results. The statements are based on many assumptions and factors including sales results, expense levels, competition and interest rates as well as other risks and uncertainties inherent in the Company's business, capital structure and the retail industry in general. Any changes in these factors could result in significantly different results. The Company further cautions that the forward-looking information contained herein is not exhaustive or exclusive. The Company does not undertake to update any forward-looking statements which may be made from time to time by or on behalf of the Company.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.


                                  PAMIDA, INC.
                          INDEPENDENT AUDITORS' REPORT



INDEPENDENT AUDITORS' REPORT

Board of Directors
Pamida Inc.
Omaha, Nebraska



     We have audited the accompanying consolidated balance sheets of Pamida, Inc. (a wholly-owned subsidiary of Pamida Holdings Corporation) and subsidiaries as of February 1, 1998 and February 2, 1997, and the related consolidated statements of operations, common stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated statements of operations, common stockholder's equity and cash flows for the year ended January 28, 1996, were audited by other auditors, whose report, dated March 26, 1996, expressed an unqualified opinion on those statements and included an explanatory paragraph that described the adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such 1998 and 1997 financial statements present fairly, in all material respects, the financial position of Pamida, Inc. and subsidiaries as of February 1, 1998 and February 2, 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 5, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Pamida, Inc.
Omaha, Nebraska

We have audited the accompanying consolidated statements of operations, common stockholder's equity and cash flows of Pamida, Inc. and Subsidiaries for the year ended January 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable a basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Pamida, Inc. and Subsidiaries for the year ended January 28, 1996, in conformity with generally accepted accounting principles.

As discussed in Note K to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No 121, "Accounting for the Impairment of' Long-Lived Assets and for Long-Lived Assets To Be Disposed Of."


/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
March 26, 1996


                         PAMIDA , INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          (Dollar amounts in thousands)


                                                                  Fiscal Year Ended
                                                       ---------------------------------------
                                                       February 1,   February 2,   January 28,
                                                          1998         1997           1996
                                                       (52 Weeks)    (53 Weeks)    (52 Weeks)
                                                       -----------   -----------   -----------
Sales............................................      $   657,017   $   633,189   $   736,315
Cost of goods sold...............................          495,082       479,099       558,627
                                                       -----------   -----------   -----------
Gross profit.....................................          161,935       154,090       177,688

Expenses:
  Selling, general and administrative............          129,014       125,086       151,063
  Interest.......................................           25,644        25,308        25,616
  Long-lived asset write-off.....................                -             -        78,551
  Store closing costs............................                -             -        21,397
                                                       -----------   -----------   -----------
                                                           154,658       150,394       276,627
                                                       -----------   -----------   -----------
Income (loss) before provision for income taxes..           7,277          3,696       (98,939)
Income tax provision (benefit)...................             644              -        (6,412)
                                                       -----------   -----------   -----------
Net income  (loss)...............................      $     6,633   $     3,696   $   (92,527)
                                                       ===========   ===========   ===========

See notes to consolidated financial statements.


                         PAMIDA , INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (Dollar amounts in thousands)


                                                                February 1,     February 2,
ASSETS                                                             1998            1997
Current assets:                                                 -----------     -----------
  Cash......................................................    $     6,816     $     6,973
  Accounts receivable, less allowance for doubtful
    accounts of $50 in both years.............................        8,901           6,935
  Merchandise inventories.....................................      152,927         157,490
  Prepaid expenses............................................        2,838           2,993
  Property held for sale......................................            -           1,748
                                                                -----------     -----------
    Total current assets......................................      171,482         176,139
Property, buildings and equipment, net........................       40,812          42,403
Leased property under capital leases, less accumulated
  amortization of $15,387 and $14,604, respectively...........       25,181          27,713
Deferred financing costs......................................        2,755           3,124
Other assets..................................................       20,613          19,773
                                                                -----------     -----------
                                                                $   260,843     $   269,152
                                                                ===========     ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable............................................  $    47,687     $    54,245
  Loan and security agreement.................................       45,194          57,115
  Accrued compensation........................................        5,768           3,860
  Accrued interest............................................        6,668           6,857
  Store closing reserve.......................................        1,564           4,521
  Other accrued expenses......................................       12,067          10,112
  Income taxes - deferred and current payable.................       15,445           8,956
  Current maturities of long-term debt........................           47              47
  Current obligations under capital leases....................        1,843           1,781
                                                                -----------     -----------
    Total current liabilities.................................      136,283         147,494
Long-term debt, less current maturities.......................      140,289         140,364
Obligations under capital leases, less current obligations....       32,156          33,999
Other long-term liabilities...................................        3,012           4,825
Commitments and contingencies (Note J)........................            -               -

Common stockholder's equity:
  Common stock, $.01 par value;  10,000 shares authorized;
    1,000 shares issued  and outstanding, respectively .......            -               -
  Additional paid-in capital..................................       17,000          17,000
  Accumulated deficit.........................................      (67,897)        (74,530)
                                                                -----------     -----------
    Total common stockholder's deficit........................      (50,897)        (57,530)
                                                                -----------     -----------
                                                                $   260,843     $   269,152
                                                                ===========     ===========

See notes to consolidated financial statements.

                         PAMIDA , INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDER'S EQUITY
                          (Dollar amounts in thousands)


                                                                    Retained
                                                    Additional       Earnings
                                       Common        Paid-in       (Accumulated
                                       Stock         Capital         Deficit)
                                     -----------    -----------    -----------
Balance at January 29, 1995.......   $         -    $    17,000    $    14,301

    Net loss......................             -              -        (92,527)
                                     -----------    -----------    -----------
Balance at January 28, 1996.......             -         17,000        (78,226)

    Net income....................             -              -          3,696
                                     -----------    -----------    -----------
Balance at February 2, 1997.......             -         17,000        (74,530)

    Net income....................             -              -          6,633
                                     -----------    -----------    -----------
Balance at February 1, 1998.......   $         -    $    17,000    $   (67,897)
                                     ===========    ===========    ===========

See notes to consolidated financial statements.


                         PAMIDA , INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (Dollar amounts in thousands)


                                                                      Fiscal Year Ended
                                                            ---------------------------------------
                                                            February 1,   February 2,   January 28,
                                                               1998          1997           1996
                                                            (52 Weeks)     (53 Weeks)   (52 Weeks)
                                                            -----------   -----------   -----------
Cash flows from operating activities:
  Net income (loss)  ..................................     $     6,633   $     3,696   $   (92,527)
                                                            -----------   -----------   -----------
    Adjustments to reconcile net income (loss) to net cash
    from operating activities:
      Depreciation and amortization....................          12,585        11,647        15,335
      Provision (credit) for LIFO inventory valuation..             606           874          (585)
      (Credit) provision for deferred income taxes.....          (3,297)        3,305        (6,647)
      Gain on disposal of assets.......................            (150)          (56)         (982)
      Deferred retirement benefits.....................            (142)         (125)           13
      Long-lived assets write-off .....................               -             -        78,551
      Store closing costs..............................          (3,457)       (3,726)       21,397
      Decrease (increase) in merchandise inventories...           3,957        (7,527)        4,532
      Increase in other operating assets...............          (5,231)       (5,630)       (3,840)
      Decrease in accounts payable.....................          (6,558)       (8,842)       (6,749)
      Increase (decrease) in income taxes payable......           7,781        (3,250)       (4,124)
      Increase (decrease in other operating liabilities           4,263        (1,943)         (345)
                                                            -----------   -----------   -----------
    Total adjustments                                            10,357       (15,273)       96,556
                                                            -----------   -----------   -----------
    Net cash from operating activities.................          16,990       (11,577)        4,029
                                                            -----------   -----------   -----------
Cash flows from investing activities:
  Capital expenditures.................................          (6,654)       (4,947)       (9,265)
  Proceeds from disposal of assets.....................           1,701           917         1,163
  Principal payments received on notes receivable......              18            16            15
  Assets acquired for sale.............................               -          (391)            -
  Changes in constructed stores to be refinanced
    through lease financing............................           1,790        (5,845)       (4,412)
                                                            -----------   -----------   -----------
    Net cash from investing activities.................          (3,145)       (10,250)     (12,499)
                                                            -----------   -----------   -----------
Cash flows from financing activities:
  Borrowings under loan and security agreement, net....         (11,921)       25,527        10,986
  Principal payments on other long-term debt...........             (75)       (1,335)         (193)
  Payments for deferred finance costs..................            (225)          (54)          (13)
  Principal payments on capital lease obligations......          (1,781)       (2,636)       (2,071)
                                                            -----------   -----------   -----------
    Net cash from financing activities.................         (14,002)       21,502         8,709
                                                            -----------   -----------   -----------
    Net (decrease) increase in cash....................            (157)         (325)          239
    Cash at beginning of year..........................           6,973         7,298         7,059
                                                            -----------   -----------   -----------
    Cash at end of year................................      $    6,816   $     6,973   $     7,298
                                                            ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the year for:
    Interest...........................................      $   25,834   $    24,804   $    25,584
    Income taxes:
      Payments to taxing authorities...................             112           386         3,622
      Payments to Pamida Holdings Corporation for
        benefit of loss from operations................               -             -           967
    Refunds received from taxing authorities...........          (3,952)         (442)         (231)
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:
  Capital lease obligations incurred when the
    Company entered into lease agreements for
    new store facilities and equipment.................      $        -   $        11   $       620
  Capital lease obligations terminated.................               -             -           154

See notes to consolidated financial statements.

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Pamida, Inc. (the "Company") became a wholly-owned subsidiary of Pamida Holdings Corporation ("Holdings") through a merger in a leveraged buy-out transaction which was consummated on July 29, 1986.

     CONSOLIDATION - The consolidated financial statements include the results of operations, account balances and cash flows of the Company and its wholly-owned subsidiaries, Seaway Importing Company ("Seaway") and Pamida Transportation Company. All material intercompany accounts and transactions have been eliminated in consolidation.

     FISCAL YEAR - All references in these financial statements to fiscal years are to the calendar year in which the fiscal year ends.

     LINE OF BUSINESS - The Company is engaged in the operation of general merchandise retail stores in a fifteen-state Midwestern, North Central and Rocky Mountain area. Seaway imports primarily seasonal merchandise for sale to Pamida. Pamida Transportation Company operated as a contract carrier for Pamida until July 1995, at which time independent contractors were engaged to provide all transportation needs of the Company. Because of the similarity in nature of the Company's businesses, the Company considers itself to be a single business segment.

     REVENUE RECOGNITION - Pamida operates its stores on a self-service, primarily cash-and-carry basis. Because of the insignificance of sales returns, revenue is recognized at the point-of-sale without allowance for returns.

     CASH FLOW REPORTING - For purposes of the statement of cash flows, the Company considers all temporary cash investments purchased with a maturity of three months or less to be cash equivalents. There were no temporary investments at February 1, 1998 and February 2, 1997.

     MERCHANDISE INVENTORIES - Substantially all of the Company's inventory is stated at the lower of cost (last-in, first-out) or market.

     PROPERTY, BUILDINGS AND EQUIPMENT - Property, buildings and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives. Buildings and building improvements are generally depreciated over 8-40 years, while store, warehouse and office equipment, vehicles and aircraft equipment are generally depreciated over 3-10 years. Leasehold improvements are depreciated over the life of the lease or the estimated life of the asset, whichever is shorter.

     LEASED PROPERTY UNDER CAPITAL LEASES - Noncancellable financing leases are capitalized at the estimated fair value of the leasehold interest and are amortized on the straight-line method over the terms of the leases.

     LONG-LIVED ASSETS - When facts and circumstances indicate potential impairment, the Company evaluates the recoverability of asset carrying values, including associated goodwill, using estimates of future cash flows over remaining asset lives. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values.

     DEFERRED FINANCING COSTS AND ORIGINAL ISSUE DEBT DISCOUNT - Deferred financing costs are being amortized using the straight-line method over the terms of the issues which approximates the effective interest method. Original issue debt discount is being amortized using the effective interest method over the terms of the issues.

     ADVERTISING COSTS - Advertising costs are expensed as incurred and totaled $10,468, $11,653 and $16,381 for fiscal years 1998, 1997 and 1996, respectively.

     PRE-OPENING EXPENSES - Costs related to opening new stores are expensed as incurred.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     NEW ACCOUNTING PRONOUNCEMENTS - In June 1997, the FASB adopted SFAS No. 130, "Reporting Comprehensive Income", and No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This statement is effective for the Company's fiscal 1999 financial statements. SFAS 131, also effective in fiscal 1999, redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. The Company currently complies with most provisions of the statements and any incremental disclosure required is expected to be minimal.

     RECLASSIFICATIONS - Certain reclassifications have been made to prior years' financial statements to conform to the current year presentation.

B. EXCHANGE OF DEBT AND PREFERRED STOCK FOR COMMON STOCK

     On November 14, 1997, the stockholders of Holdings approved various proposals necessary to effect the payment of all of Holdings' outstanding Senior Promissory Notes, Subordinated Promissory Notes and Junior Subordinated Promissory Notes (collectively, the "Notes") with common stock of Holdings and to change and reclassify all of Holdings' outstanding preferred stock into common stock.

C. MERCHANDISE INVENTORIES

     Total inventories would have been higher at February 1, 1998 and February 2, 1997 by $7,180 and $6,574, respectively, had the FIFO (first-in, first-out) method been used to determine the cost of all inventories. On a FIFO basis, net income (loss) would have been $7,239, $4,570 and $(93,112), respectively, for fiscal years 1998, 1997, and 1996. During fiscal years 1998, 1997, and 1996, certain inventory quantities were reduced resulting in a liquidation of certain LIFO layers carried at costs which were lower than the cost of current purchases, the effect of which increased net income by $263, $116, and $125, respectively.

D. PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment consists of:

                                                        Feb. 1,      Feb. 2,
                                                         1998           1997
                                                        --------     --------
     Land and land improvements....................     $  4,030     $  4,013
     Buildings and building improvements...........       22,183       22,076
     Store, warehouse and office equipment.........       59,842       59,668
     Vehicles and aircraft equipment...............        1,551        1,513
     Leasehold improvements........................       16,944       16,497
                                                        --------     --------
                                                         104,550      103,767
     Less accumulated depreciation and amortization       63,738       61,364
                                                        --------     --------
                                                        $ 40,812     $ 42,403
                                                        ========     ========

E. OTHER ASSETS

     Other assets consist of:

                                                        Feb. 1,      Feb. 2,
                                                         1998         1997
                                                        --------     --------
     Constructed stores to be refinanced
       through lease financing.....................     $  7,969     $ 10,257
      Unamortized software costs, net..............       10,435        7,541
      Other........................................        2,209        1,975
                                                        --------     --------
                                                        $ 20,613     $ 19,773
                                                        ========     ========

     The Company contracted for the construction of two and five store locations during the periods ended January 28, 1996 and February 2, 1997, respectively. The construction costs capitalized are recorded as other long-term assets during the period of construction and for the period following completion of construction to the date of sale of such stores through a lease financing arrangement. The construction costs for five stores remain in Other Assets at February 1, 1998. The cost of construction has been financed through the Company's working capital and cash flow from operations. The Company expects to obtain lease financing under favorable terms for each of the constructed stores in the near future.

F. FINANCING AGREEMENTS

     Effective March 17, 1997, the term of the Company's committed Loan and Security Agreement (the Agreement) was extended to March 2000, and the maximum borrowing limit of the facility was increased to $95,000 from $70,000, which had been the limit throughout fiscal 1997. Prior to March 17, 1997, borrowings under the Agreement bore interest at a rate which was 0.75% per annum greater than the applicable prime rate. Effective March 17, 1997, borrowings under the Agreement bear interest at a rate which is tied to the applicable prime rate or the London Interbank Offered Rate (LIBOR), generally at the Company's discretion. The amounts the Company is permitted to borrow under the Agreement are determined by a formula based upon the amount of the Company's eligible inventory from time to time.

     Borrowings of the Company under the Agreement are secured by security interests in substantially all of the current assets (including inventory) of the Company and by liens on certain real estate interests and other property of the Company. Holdings and two subsidiaries of the Company have guaranteed payment and performance of the Company's obligations under the Agreement and have pledged some or all of their respective assets, including the stock of the Company owned by Holdings, to secure such guarantees.

     The Agreement contains provisions imposing operating and financial restrictions on the Company. Certain provisions of the Agreement require the maintenance of specified amounts of tangible net worth (as defined) and working capital (as defined) and the achievement of specified minimum amounts of cash flow (as defined). Other restrictions in the Agreement and those provided under the Indenture relating to the Senior Subordinated Notes will affect, among other things, the ability of the Company to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, create liens, enter into leases, sell assets or engage in mergers or acquisitions, make capital expenditures and make investments.

     The maximum amount of borrowings under the Agreement during fiscal 1998 and 1997 was $66,461 and $69,256, respectively. The weighted average amounts of borrowings under the Agreement for fiscal 1998 and 1997 were $52,869 and $43,002, respectively; and the weighted average interest rates were 9.8% and 10.0%, respectively.

     Long-term debt consists of:

                                                        Feb. 1,      Feb. 2,
                                                         1998         1997
                                                        --------     --------
     Senior Subordinated Notes, 11.75%,
       due March 2003..............................     $140,000     $140,000
     Industrial development bond, 5.5%, due in
       monthly installments through 2005...........          336          411
                                                        --------     --------
                                                         140,336      140,411
     Less current maturities.......................           47           47
                                                        --------     --------
                                                        $140,289     $140,364
                                                        ========     ========

     As of February 1, 1998, the fair value of long-term debt was $144,489 compared to its recorded value of $140,289. The fair value of long-term debt was estimated based on quoted market values for the notes. The aggregate maturities of long-term debt totals $47 in each of the next five fiscal years.

     The Senior Subordinated Notes are unsecured and are subordinate borrowings under the Agreement. Presently, under the most restrictive debt covenants, the Company is not permitted to pay dividends on its common stock.

G. INCOME TAXES

     Components of the income tax provision (benefit) from continuing operations are as follows:

                                                           Year Ended
                                                    ----------------------------
                                                    Feb. 1,   Feb.2,    Jan. 28,
                                                      1998     1997       1996
     Current:                                       -------   -------   -------
       Federal....................................  $ 3,132   $(3,436)  $  (212)
       State......................................      809       131       (23)
                                                    -------   -------   -------
                                                      3,941    (3,305)     (235)
     Deferred:                                      -------   -------   -------
       Federal....................................   (1,616)    3,189    (5,865)
       State......................................     (330)      116      (782)
     Utilization of tax
       benefit carryforward.......................    1,059         -         -
     Change in beginning of year
       valuation allowance .......................   (2,410)        -         -
                                                    -------   -------   -------
                                                     (3,297)    3,305    (6,647)
                                                    -------   -------   -------
     Total benefit from continuing operations.....  $   644   $     -   $(6,412)
                                                    =======   =======   =======

     The differences between the U.S. Federal statutory tax rate and the Company's effective tax rate are as follows:

                                                             Year Ended
                                                    ----------------------------
                                                    Feb. 1,   Feb. 2,   Jan. 28,
                                                     1998      1997       1996
                                                    -------   -------   -------
     Statutory rate...............................    34.0%     34.0%   (34.0)%
     State income tax effect......................     4.3       4.4     (1.2)%
     Amortization of the excess of cost over
       net assets acquired........................       -         -     24.8
     Valuation allowance..........................   (29.9)    (39.5)     3.8
     Other........................................      .4       1.1      0.1
                                                    -------   -------   -------
                                                       8.8%      0.0%    (6.5)%
                                                    =======   =======   =======

     Significant temporary differences between reported and taxable income that give rise to deferred tax assets and liabilities were as follows:

                                                    Feb. 1,   Feb. 2,
                                                     1998      1997
     Net current deferred tax liabilities:          ------    -------
         Inventories..............................  $13,910   $15,302
         Prepaid insurance........................      172       210
         Other....................................      423       412
         Post employment health costs.............     (135)     (189)
         Accrued expenses.........................   (2,192)     (941)
         Store closing costs......................   (1,246)   (2,570)
                                                    -------   -------
              Net current deferred tax liabilities   10,932    12,224
                                                    -------   -------
     Net long-term deferred tax liabilities:
         Property, buildings and equipment........    2,096     2,862
         Other....................................    1,836     1,436
         Valuation allowance......................        -     2,410
         Capital leases...........................   (3,377)   (3,089)
         Tax benefit carryforward.................     (800)   (1,859)
                                                    -------   -------
     Net long-term deferred tax
       (asset) liabilities .......................     (245)    1,760
                                                    -------   -------
     Net total deferred tax liabilities...........  $10,687   $13,984
                                                    =======   =======

     Net long-term deferred tax (asset) liabilities are classified with other assets or other long-term liabilities in the consolidated balance sheets of the Company. As of February 1, 1998 the Company had alternative minimum tax credit carryforwards totaling $800, which do not expire.

H. LEASES

     The majority of store facilities are leased under noncancelable leases. Substantially all of the leases are net leases which require the payment of property taxes, insurance and maintenance costs in addition to rental payments. Certain leases provide for additional rentals based on a percentage of sales and have renewal options for one or more periods totaling from one to twenty years.

     At February 1, 1998 the future minimum lease payments under capital and operating leases with rental terms of more than one year amounted to:


     Fiscal Year Ending                             Capital    Operating
                                                     Leases     Leases
                                                    --------   --------
       1999.......................................  $  5,659   $ 10,996
       2000.......................................     5,442      8,867
       2001.......................................     5,352      7,554
       2002.......................................     5,267      6,788
       2003.......................................     5,255      6,076
       Later years................................    36,129     61,356
                                                    --------   --------
       Total minimum obligations..................    63,104   $101,637
       Less amount representing interest..........    29,105   ========
                                                    --------
       Present value of net minimum lease payments    33,999
       Less current portion.......................     1,843
                                                    --------
       Long-term obligations......................  $ 32,156
                                                    ========

     The minimum rentals under operating leases have not been reduced by minimum sublease rentals of $157 due in the future under noncancelable subleases.

     Total rental expense related to all operating leases (including those with terms less than one year) is as follows:

                                                            Year Ended
                                                    ----------------------------
                                                    Feb. 1,   Feb. 2,   Jan. 28,
                                                     1998      1997      1996
                                                    -------   -------   -------
     Minimum rentals..............................  $11,669   $10,938   $11,715
     Contingent rentals...........................      272       258       399
     Less sublease rental income..................     (705)     (735)     (852)
                                                    -------   -------   -------
                                                    $11,236   $10,461   $11,262
                                                    =======   =======   =======

I. SAVINGS AND OTHER POSTEMPLOYMENT BENEFIT PLANS

     Pamida has adopted a 401(k) savings plan that covers all employees who are 21 years of age with one or more years of service. Participants can contribute from 1% to 15% of their pre-tax compensation. Pamida has currently elected to match 50% of the participant's contribution up to 5% of compensation. Pamida's savings plan contribution expenses for fiscal years 1998, 1997, and 1996 were $765, $770, and $749, respectively.

     Prior to December 1993, the Company had agreed to continue to provide health insurance coverage and pay a portion of the health insurance premiums until age 65 for individuals who retire if the individual was eligible to participate in the plan, had attained age 55, had completed ten or more consecutive years of service and elected to continue on the Company plan. The plan is unfunded, and the Company had the right to modify or terminate these benefits. In December 1993, the Company amended the Plan to no longer offer postretirement health benefits for employees retiring after February 1, 1994.

     The components of periodic expense for postretirement benefits in fiscal 1998, 1997 and 1996 were as follows:

                                                    Feb. 1,   Feb. 2,   Jan. 28,
                                                     1998      1997       1996
                                                    -------   -------   -------
     Annual postretirement benefit expense:
       Interest cost............................... $    11   $    16   $    32
       Amortization of unrecognized net obligations     (73)      (44)       (6)
                                                    -------   -------   -------
     Annual postretirement benefit (income) expense $   (62)  $   (28)  $    26
                                                    =======   =======   =======

     The accumulated postretirement benefit obligation consists of:

                                                    Feb. 1,   Feb. 2,
                                                     1998      1997
                                                    -------   -------
     Accumulated postretirementbenefit obligation   $   163   $   194
     Unrecognized gain...........................       189       299
                                                    -------   -------
     Accrued expense.............................   $   352   $   493
                                                    =======   =======

     A 5% increase in the cost of covered health care benefits was assumed for both fiscal 1998 and 1997. The rate of 5% is assumed to remain level after fiscal 1998. Assuming a 1% increase in the health care trend rate, the annual postretirement benefit expense would remain the same for both fiscal 1998 and 1997, and the unfunded accumulated postretirement benefit obligation would increase by $2 and $4 for fiscal 1998 and 1997, respectively. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% for both fiscal 1998 and 1997.

J. COMMITMENTS AND CONTINGENCIES

     The Company has employment agreements with three key executive officers which expire in 2000 and 2001. In addition to a base salary, the agreements provide for a bonus to be paid if certain Company performance goals are achieved. Also, in March 1997, the Board of Directors of Holdings approved a long-term incentive compensation program in order to enhance retention of certain key members of management. Payout under such program is tied to continued employment and future Holdings common stock price appreciation.

     During fiscal 1996, the Company paid $967 to Holdings as a reimbursement for certain tax benefits derived by the Company. Such remittance, along with $18 from the exercise of certain Holdings stock options, was used by Holdings to redeem Subordinated Promissory Notes, to repay to the Company intercompany balances totaling $29, and to pay quarterly dividends on preferred stock totaling $315.

     On February 1, 1998, the Company had standby letters of credit outstanding totaling $2,379 related to the Company's self-insured retention of worker's compensation liabilities and future rental payments on a warehouse. Additional letters of credit outstanding totaling $5,017 were committed for purchases of merchandise inventory.

K. IMPAIRMENT OF LONG-LIVED ASSETS RECORDED IN FISCAL 1996

     During fiscal 1996, weak trends in the retail industry combined with increasing competition lowered the operating results of the Company. Therefore, during the fourth quarter of fiscal 1996, management reviewed its expectations for near- and long-term performance of the Company and revised its earnings projections to reflect developing and projected trends, primarily in comparable-store-sales growth, gross margins, operating expenses and interest expenses. Consequently, the recoverability of the Company's long-lived assets was also reassessed.

     In the fourth quarter of fiscal 1996, the Company adopted Statement of Financial Accounting Standards No. 121 "Accounting For the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" (SFAS 121). This financial accounting standard requires the Company to perform an analysis of the recoverability of the net book value of long-lived assets. The Company analyzed cash flows on an individual store basis to assess recoverability of store level long-lived assets including allocated goodwill.

     As a result of this analysis, impairment was indicated at certain stores, and a noncash pre-tax charge was recorded as illustrated in the table below. The impairment losses were based on fair value which was determined through discounted cash flows for the particular stores utilizing a rate commensurate with the associated risks. The effect of this accounting change was to increase the net loss for the year by $24,693.

     The Company also analyzed the value of its remaining goodwill and favorable leasehold interests not impaired under the store-level SFAS 121 analysis using its historical method under Accounting Principles Board Opinion No. 17 (APB 17) and determined that such remaining amounts also were impaired. For this analysis the value of the goodwill and favorable leasehold interests was determined by projecting aggregate net income and adjusting it by adding back amortization of intangible assets. With respect to the projections of net income used to evaluate intangible assets impairment, management made several assumptions in projecting their best estimate of the results of future operations of the Company. The most significant assumptions were an estimated remaining useful life of goodwill of fifteen years, modest annual comparable store sales growth, gross margin rates consistent with those experienced over the past fiscal year in the stores not being closed, an annual expense escalation consistent with recent inflation trends and the ability to refinance debt maturities as they come due.

     These assumptions resulted in aggregate undiscounted adjusted net income of Holdings for the fifteen-year forecast period of approximately $5,186, which reflects aggregate pre-tax interest expense of approximately $398,000 payable in cash and, at the Holdings level, $86,000 payable "in kind" (PIK). The $5,186 of aggregate adjusted net income for the fifteen-year forecast period also reflected projected adjusted net losses for Holdings for fiscal 1997 of $4,522, which included cash interest expense of $26,242 and PIK interest of $4,453, and for fiscal 1998 of $2,863, which included cash interest expense of $26,581 and PIK interest of $5,121. For fiscal 1999, Holdings projected adjusted net income of approximately $967, which included cash interest expense of approximately $26,581 and PIK interest of $5,889. Due to the uncertainty of projections beyond 1999, this level of adjusted net income was assumed to continue for each of the remaining fiscal years in the projection period. As a result of this evaluation in fiscal 1996, management concluded that the remaining goodwill and favorable leasehold interests were fully impaired.

     Pre-Tax Components of Long-Lived Asset Write-Off As Reflected in the Statement of Operations for the year ended January 28, 1996:

                                                     SFAS       APB
                                                      121       17       Total
                                                    -------   -------   -------
     Goodwill....................................   $20,607   $49,406   $70,013
     Favorable leasehold interests...............     4,245     1,917     6,162
     Property, buildings and equipment...........     2,376         -     2,376
                                                    -------   -------   -------
     Total.......................................   $27,228   $51,323   $78,551
                                                    =======   =======   =======

     The goodwill was originally recorded in July 1986 when The Company was acquired by Pamida Holdings Corporation through a leveraged buy-out and represented the excess of the purchase price over the fair value of the net assets acquired. Goodwill had been amortized on a straight-line basis over a forty-year period but, due to the trends cited above, its estimated remaining useful life was adjusted to fifteen years during the fourth quarter of fiscal 1996.

L. STORE CLOSINGS IN FISCAL 1996

     As discussed in Note K above, the Company's operating performance during fiscal 1996 was below plan. Management's analysis of individual stores' operations and cash flows resulted in the identification of forty unprofitable or competitive market stores which did not fit the Company's niche market strategy. Consequently, a charge was recorded at January 28, 1996 as indicated below to cover the costs necessary to close these stores. The Company received positive net cash flow from closing the stores due to cash generated from the disposition of related inventories. The amounts the Company will ultimately realize from the disposal of assets or pay on the resolution of liabilities may differ from the estimated amounts utilized in arriving at the income statement effect.

     Pre-Tax Components of fiscal 1996 Store Closing Costs

                                                       Income
                                                      Statement
                                                       Effect
                                                      ---------
     Real estate exit costs and write-off
       of property, buildings, and equipment........  $  11,455
     Inventory liquidation..........................      9,080
     Professional charges...........................        314
     Severance and other costs and fees.............        548
                                                      ---------
     Totals.........................................  $  21,397
                                                      =========

     The store closing reserve balance as of January 28, 1996 included amounts related to real estate, inventory, severance, professional fees and other costs of closing the forty stores. The liquidation of the closing stores inventory was completed in the second quarter of fiscal 1997. All known ancillary costs of the store closings have been paid except those related to the remaining real estate. During fiscal years 1997 and 1998, the Company negotiated settlements on twenty-five closed store properties which had been leased, three which had been subleased, and sold eight closed store properties which had been owned. As of February 1, 1998, the Company remains liable for lease obligations on seven closed store properties. The Company anticipates that final disposition of the remaining obligations will be completed in fiscal 1999 and 2000. There were no adjustments made during fiscal 1998 and 1997 to the store closing reserve other than cash inflows and outflows related to the store closings.

     The store closing reserve is presented in the balance sheets as follows:


                                               Feb. 1,   Feb. 2,
                                                 1998     1997
                                               -------   -------
    Store closing reserve (short-term)....     $ 1,564   $ 4,521
    Amount included in other
      long-term liabilities...............       1,690     2,190
                                                -------   -------
    Total.................................     $ 3,254   $ 6,711
                                               =======   =======

M. SUPPLEMENTAL FINANCIAL INFORMATION - CAPITALIZATION OF PAMIDA HOLDINGS CORPORATION

     The capitalization of Pamida Holdings Corporation is as follows:

                                                             Feb. 1,    Feb. 2,
                                                              1998       1997
                                                            --------   --------
     Long-term debt:
       Senior promissory notes, 15.5%, interest
         paid-in-kind quarterly, unsecured............      $      -   $  4,926
       Subordinated promissory notes, 16%, interest
         paid-in-kind quarterly, unsecured............             -     13,454
       Junior subordinated promissory notes, 16.25%,
         net of unamortized discount of $0 and $878,
         interest paid-in-kind quarterly, unsecured...             -      9,256
                                                            --------   --------

                                                                   -     27,636
                                                            --------   --------
     Preferred stock subject to mandatory redemption:
       16-1/4% senior cumulative preferred stock,
         $1 par value; 514 shares authorized; 0 and 514
         shares issued and outstanding................             -        514
       14-1/4% junior cumulative preferred stock, $1
         par value; 1,627 and 6,986 shares authorized;
         0 and 1,627 shares issued and outstanding;
         redemption amount of $0 and $1,627, less
         unamortized discount.........................             -      1,361
                                                            --------   --------
                                                                   -      1,875
                                                            --------   --------
     Common stockholders' equity:
       Common stock, $.01 par value; 25,000,000
         and 10,000,000 shares authorized; 5,970,439
         and 5,004,942 shares issued and outstanding..            60         50
       Nonvoting common stock, $.01 par value;
         4,000,000 and 2,000,000 shares authorized;
         3,050,473 and 0 shares issued and outstanding            30          -
       Additional paid-in capital.....................        30,586        968
       Accumulated deficit............................       (82,951)   (88,321)
                                                            --------   --------
                                                             (52,275)   (87,303)
                                                            --------   --------
           Total capitalization.......................      $(52,275)  $(57,792)
                                                            ========   ========

     The promissory notes were amended effective December 1, 1992 to provide that until the obligations of Holdings and the Company under certain credit agreements have been paid in full the quarterly interest payments on the notes will be paid in kind by increasing the principal amount of each note on the applicable quarterly payment date by the amount of accrued interest then being paid in kind. Interest on the notes paid in kind accrued at a rate which, in each case, was two percentage points higher than the applicable cash interest rate. The notes were paid in full on November 18, 1997, by the issuance of shares of common stock of Holdings.

     The preferred stock, including accrued dividends thereon, was changed and reclassified into common stock on November 18, 1997.

N. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the quarterly results of operations for the years ended February 1, 1998 and February 2, 1997:

                            May 5,      August 3,    November 2,   February 1,
   Fiscal 1998              1997          1997          1997          1998          Year
   -----------------     -----------   -----------   -----------   -----------   -----------
   Sales.............     $   144,564   $   163,217   $   158,749   $   190,487   $   657,017

   Gross profit......     $    33,268   $    41,502   $    37,854   $    49,311   $   161,935

   Net (loss) income.     $    (4,246)  $     1,816   $     1,651   $     7,412   $     6,633

                           April 28,      July 28,    October 27,   February 2,
   Fiscal 1997               1996           1996         1996          1997          Year
   ------------------     -----------   -----------   -----------   -----------   -----------
   Sales.............     $   131,786   $   155,817   $   151,980   $   193,606   $   633,189

   Gross profit......     $    31,575   $    37,096   $    36,446   $    48,973   $   154,090

   Net (loss) income.     $    (3,711)  $      (215)  $     1,313   $     6,309   $     3,696

     Fourth quarter fiscal 1998 net income was favorably impacted by a LIFO benefit of $110 while the fourth quarter fiscal 1997 net income was unfavorably impacted by a LIFO provision of $424.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     The information required by this item has been previously reported in the Form 8-K Current Report of the Company dated October 16, 1996.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     The directors of the Company are Steven S. Fishman, Frank A. Washburn, and George R. Mihalko. The term of office of the directors of the Company is for one year and until their respective successors are elected. Messrs. Fishman and Washburn have been directors of the Company since 1993. Mr. Mihalko has been a director of the Company since 1996. Messrs. Fishman, Washburn, and Mihalko receive no compensation other than their regular compensation as officers and employees of the Company for serving as directors of the Company.

     Set forth below are the names, ages and positions with the Company of the directors and executive officers of the Company:

       Name                  Age                      Position
------------------           ---          --------------------------------
Steven S. Fishman            47           Chairman of the Board, President,
                                          Chief Executive Officer
                                          and Director

Frank A. Washburn            49           Executive Vice President , Chief
                                          Operating Officer and Director

Stephen D. Robinson          43           Senior Vice President-General
                                          Merchandise Manager (Softlines)

George R. Mihalko            43           Senior Vice President,  Chief
                                          Financial Officer and Treasurer

Donald Hendricksen           47           Senior Vice President-General
                                          Merchandise Manager (Hardlines)

Paul L. Knutson              40           Senior Vice President -
                                          Human Resources

Kurt Streitz                 49           Senior Vice President -
                                          Chief Information Officer

Robert C. Hafner             42           Senior Vice President -
                                          Marketing and Business Development

     Steven S. Fishman has served as President and Chief Executive Officer of the Company since April 1993 and as Chairman of the Board of the Company since August 1993. From 1988 to March 1993, Mr. Fishman was employed by Caldor, Inc. as Senior Vice President and General Merchandise Manager-Homelines.

     Frank A. Washburn has served as Chief Operating Officer of the Company since March 1997, and Executive Vice President-Corporate Operations of the Company since February 1995, having previously served as Senior Vice President-Human Resources, Real Estate and Store Development of the Company since 1993 and as Vice President-Human Resources of the Company from 1987 to 1993. Mr. Washburn joined the Company's predecessor in 1965.

     Stephen D. Robinson has served as Senior Vice President-General Merchandise Manager of the Company since he joined the Company in September 1993. From February 1992 to September 1993, Mr. Robinson served as Vice President of Sales and Marketing for Benchmark Home Products; from January 1991 to February 1992, Mr. Robinson was employed by Caldor, Inc. as an Operating Vice President and Divisional Merchandise Manager.

     George R. Mihalko has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since September 1995. From February 1993 to September 1995, Mr. Mihalko was employed by Pier I Imports, Inc. as Vice
President and Treasurer. From July 1990 to February 1993, Mr. Mihalko was employed by Burlington Northern Railroad as Assistant Treasurer.

     Donald Hendricksen has served as Senior Vice President-Store Operations of the Company since January 1996. From 1986 to January 1996, Mr. Hendricksen served as a Vice President and Divisional Merchandise Manager of the Company. Mr. Hendricksen joined the Company's predecessor in 1969.

     Paul L. Knutson has served as Senior Vice President - Human Resources since March 1997. From July 1994 to March 1997, Mr. Knutson served as Vice President - Human Resources of the Company. Mr. Knutson was Manager of Benefits, Compensation and Human Resources Information Services at Lands' End from February 1992 to July 1994. Mr. Knutson served as Manager of Compensation and Benefits at Pamida before February 1992. He originally joined the Company in 1983.

     Kurt Streitz has served as Senior Vice President - Chief Information Officer of the Company since March 1997. Mr. Streitz was Principal - Organizational and Technology Transformation of Telluride Consulting Group from 1993 to 1995. He served as Vice President of Operational Development and Information Services at Arvida/JMB Partners from 1991 to 1993.

     Robert C. Hafner has served as Senior Vice President - Marketing and Business Development of the Company since November 24, 1997. From 1992 to 1995 Mr. Hafner was employed as a retail consultant by Integrated Marketing Solutions, and from 1995 to November 1997 he provided consulting services through his own company, Hafner & Associates, Inc. See Item 13.

     All executive officers of the Company may be removed from their positions as such officers at any time by the board of directors of the Company. However, Messrs. Fishman, Washburn and Mihalko have employment agreements with the Company which provide for the continuation of their employment with the Company (see Item 11).

ITEM 11. EXECUTIVE COMPENSATION.

     ANNUAL EXECUTIVE COMPENSATION.

     The following table shows the annual compensation paid by the Company for services rendered during the fiscal years ended February 1, 1998, February 2, 1997 and January 28, 1996 to the Chief Executive Officer of the Company and to the next four most highly compensated executive officers of the Company:

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           Summary Compensation Table
                                                                                   Long-Term
                                                                                 Compensation
                                         Annual Compensation                        Awards
                         ---------------------------------------------------     -------------
Name and                                                          Other          Stock Options
Principal                Fiscal                                   Annual          (Number of          All Other
Position                  Year       Salary       Bonus       Compensation(1)        Shares)       Compensation (2)
--------------------     ------     --------     --------     --------------     -------------     ----------------
Steven S. Fishman,         1998     $500,050     $234,242        $      -              6,200           $40,099
Chairman of the            1997     $506,973     $      -        $      -             25,800           $34,427
Board, President,          1996     $444,088     $      -        $      -              2,778           $24,310
and Chief Executive
Officer

Frank A. Washburn,         1998     $270,185     $128,833        $      -              3,000           $21,037
Executive Vice             1997     $223,127     $      -        $      -             13,000           $16,013
President and Chief        1996     $194,281     $ 25,000        $      -             14,667           $12,877
Operating Officer

Stephen D. Robinson,       1998     $248,512     $100,000        $      -              1,500           $19,586
Senior Vice                1997     $199,858     $ 20,000        $      -              6,500           $15,268
President-General          1996     $182,358     $ 15,000        $      -             14,667           $12,071
Merchandise Manager

George R. Mihalko,         1998     $207,396     $ 55,873        $      -              1,500           $18,665
Senior Vice                1997     $182,935     $ 15,000        $      -              6,500           $11,515
President and              1996     $ 58,385     $ 35,000        $ 29,836 (4)         10,000           $2,856
Chief Financial
Officer (3)

Donald Hendricksen,        1998     $171,877     $ 53,213        $      -              9,000           $ 9,069
Senior Vice                1997     $149,281     $ 25,000        $      -              6,500           $ 8,122
President-                 1996     $118,358     $    -          $      -                417           $ 8,122
General
Merchandise
Manager (5)
--------------------

(1) Except as otherwise indicated in this column, perquisites and other benefits, securities, or property for any of the named persons did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus.
(2) All Other Compensation for fiscal 1998 consists of contributions by the Company to its 401(k) plan and 1995 Deferred Compensation Plan ($4,000 and $36,099 for Mr. Fishman, $4,000 and $17,037 for Mr. Washburn, $4,000 and $15,586 for Mr. Robinson, $3,481 and $13,623 for Mr. Mihalko, and $4,296 and $4,773 for Mr. Hendricksen). The Company's Deferred Compensation Plan provides for elective salary deferrals by participants (not less than 2% and not more than 10% of base salary); the Company matches a participant's deferral quarterly up to 5% of base salary and credits a participant's deferral account quarterly with an interest equivalent at the rate of 7% per annum.
(3) Mr. Mihalko became an executive officer of the Company in September 1995. Prior to that time he was not employed by the Company.
(4) $16,849 of this amount was a sign-on bonus in connection with Mr. Mihalko's initial employment by the Company, and $11,873 of this amount was reimbursement of various moving and relocation expenses.
(5) Mr. Hendricksen became an executive officer of the Company in January 1996. Information concerning his prior employment by the Company appears on a previous page of this Form 10-K.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 Potential
                                                                              Realizable Value at
                                                                                Assumed Annual
                                                                              Rates of Stock Price
                                                                                 Appreciation
                                    Individual Grants (1)                     for Option Term  (2)
------------------------------------------------------------------------      --------------------
                                   % of Total
                                     Options
                        Options     Granted to
                        Granted     Employees     Exercise
                      (Number of    in Fiscal      Price      Expiration
         Name            Shares)       Year        ($/Sh)        Date           5%          10%
-------------------   ----------   -----------    -------     ----------      -------     -------
Steven S. Fishman      6,200 (3)       15.2%      $3.0625       3-6-07        $11,941     $30,261
Frank A. Washburn      3,000 (3)        7.4%      $3.0625       3-6-07        $ 5,778     $14,642
Stephen D. Robinson    1,500 (3)        3.7%      $3.0625       3-6-07        $ 2,889     $ 7,321
George R. Mihalko      1,500 (3)        3.7%      $3.0625       3-6-07        $ 2,889     $ 7,321
Donald Hendricksen     9,000 (3)       22.1%      $3.0625       3-6-07        $17,334     $43,926
-------------------

(1) The options granted during fiscal 1998 were granted under the Pamida Holdings Corporation 1992 Stock Option Plan (the "Plan") by the Stock Option Committee of the Board of Directors of Holdings. Such options relate to shares of the Common Stock of Holdings, were granted at prices equal to the average of the high and low prices of such Common Stock on the American Stock Exchange on the date of the grants, and are intended to be incentive stock options for federal income tax purposes to the extent permitted by the Internal Revenue Code of 1986.
(2) The calculations are made at the 5% and 10% rates prescribed by Securities and Exchange Commission regulation and are not intended to forecast possible future appreciation of the Common Stock of Holdings. The calculations assume the indicated annual rates of appreciation of the exercise price for ten years on a compounded basis for all of the shares covered by the option, minus the aggregate exercise price.
(3) These options become exercisable in five equal annual installments beginning March 6, 1998, subject to the terms of the Plan and the applicable stock option agreement.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL-YEAR-END OPTION VALUES

                                                                Number of
                                                                  Shares             Value of
                                                                Underlying         Unexercised
                                                                Unexercised        In-the-Money
                                                                 Options at         Options at
                                                                 2-1-98 (1)         2-1-98 (2)
                                Number of
                             Shares Acquired       Value        Exercisable/       Exercisable/
         Name                  on Exercise        Realized     Unexercisable(2)    Unexercisable
-------------------          ---------------      --------     ---------------     -------------
Steven S. Fishman                     -               -            109,882            $79,675
                                                                    56,840            $51,098
Frank A. Washburn                     -               -             10,533            $ 8,926
                                                                    21,800            $30,263
Stephen D. Robinson                   -               -              9,233            $ 8,625
                                                                    15,100            $15,131
George R. Mihalko                     -               -              5,300            $ 5,900
                                                                    12,700            $19,256
Donald Hendricksen                    -               -              2,758            $ 7,640
                                                                    14,200            $27,788
-------------------

(1) All options relate to shares of the Common Stock of Holdings and were granted under the Pamida Holdings Corporation 1992 Stock Option Plan.
(2) Based upon the $4.75 market value of the underlying Common Stock of Holdings on January 30, 1998, the last day of the fiscal year on which trading in the Common Stock of Holdings occurred, minus the option exercise price for the shares covered by the option.

           LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR (1)

                                                 Performance or Other Period
         Name             Number of Unites       Until Maturation or Payment
-------------------       ----------------       ---------------------------
Steven S. Fishman              125,000                3-6-97 to 3-5-00
Frank A. Washburn               68,750                3-6-97 to 3-5-00
Stephen D. Robinson             48,000                3-6-97 to 3-5-00
George R. Mihalko               42,000                3-6-97 to 3-5-00
Donald Hendricksen              33,000                3-6-97 to 3-5-00

(1) Under separate Long-Term Incentive Award Agreements between the Company and each executive officer named in the table above, if such executive officer is a regular full-time employee of the Company at the close of business on March 5, 2000, and at such time has been continuously employed by the Company on a regular full-time basis since March 6, 1997, then the Company will pay such executive officer in cash on or before April 15, 2000, an amount equal to the product of the number of units set forth after such executive officer's name in the table above multiplied by the positive difference, if any, resulting from the subtraction of (a) $3.0625 from (b) the lesser of (i) the Average Price or (ii) $9.0625. "Average Price" means the average of the closing prices of the Common Stock of Holdings on the American Stock Exchange on the first 20 trading days subsequent to March 5, 2000, on which the Common Stock is traded on such Exchange. Each Long-Term Incentive Award Agreement also provides for a payment at the discretion of the Board of Directors if the executive officer's employment by the Company terminates prior to March 5, 2000, by reason of his death or disability and for certain payments based on the Common Stock price appreciation to the date of the event in the case of a change of control of Holdings or the Company or a termination of the executive officer's employment without cause.

     EMPLOYMENT AND OTHER AGREEMENTS.

     Mr. Fishman was employed by the Company as its President and Chief Executive Officer, effective April 19, 1993, pursuant to an employment agreement having a three-year term ending on April 18, 1996. On September 22, 1995, the Company and Holdings entered into a new employment agreement with Mr. Fishman which superseded the 1993 agreement except as otherwise described in this paragraph. The term of the 1995 agreement extends through April 18, 2001. Through April 18, 1996, Mr. Fishman was entitled to receive a base salary at an annual rate of $450,000 (the rate for such period provided for in the 1993 agreement); thereafter, Mr. Fishman is entitled to receive a base salary at an annual rate of not less than $500,000 for the remaining term of the 1995 agreement. Under the 1995 agreement, Mr. Fishman was entitled to and did receive a bonus for fiscal 1998 based upon the financial performance of Holdings and its subsidiaries on a consolidated basis and the comparable store sales performance of the Company's stores. The 1995 agreement requires the Board of Directors of Holdings and Mr. Fishman to agree periodically upon incentive bonus programs for Mr. Fishman for fiscal 1999 through 2001. Mr. Fishman's fiscal 1999 incentive bonus program provides for a potential incentive bonus based upon the financial performance of Holdings and its subsidiaries on a consolidated basis and the comparable store sales performance of the Company's stores. Mr. Fishman also is entitled to customary fringe benefits under the 1995 agreement. In the event of Mr. Fishman's death, his base salary would continue for 90 days, and his estate would be entitled to a pro rata portion of his incentive bonus (if any) for the fiscal year in which his death occurs. If Mr. Fishman's employment terminates for cause or by reason of his disability for a continuous period of six months, then he would be entitled to his base salary to the termination date, a pro rata portion of his incentive bonus (if any) for the fiscal year in which such termination occurs, and (only in the case of his disability) the continuation of certain fringe benefits until not later than his attainment of age 65. If Mr. Fishman's employment is terminated by Holdings or Pamida without cause prior to a Significant Corporate Event (as defined in the 1995 agreement), then he would be entitled to the continuation of his base salary through April 18, 2001 (less amounts which Mr. Fishman might receive from other employment), a pro rata portion of his incentive bonus (if any) for the fiscal year in which such termination occurs, the continuation of certain fringe benefits until the earlier of April 18, 2001, or his receipt of such benefits from another employer, and the equivalent of certain deferred compensation and 401(k) plan benefits which Mr. Fishman would lose as a result of his termination without cause. If the termination without cause occurs after a Significant Corporate Event, then Mr. Fishman also would be entitled to receive an incentive bonus for each of the next two 12-month periods (but not beyond April 18, 2001) in an amount equal to the average amount of the incentive bonuses (if any) which he received for the three fiscal years prior to the fiscal year during which such termination occurs. Significant Corporate Events are Holdings' ceasing to own all of the capital stock of the Company, the merger of the Company into a corporation of which Holdings' does not own a majority of the voting shares, the merger of Holdings into another corporation a majority of whose voting shares are owned by persons other than the previous majority owners of the Holdings, the acquisition by a person or group (other than 399 Venture Partners, Inc. or its affiliates) of 30% or more of the voting shares of Holdings, and a stockholder vote to dissolve the Company or dispose of all of its property and assets. The 1995 agreement also provides that Mr. Fishman is entitled to at least 12 months advance notice if Holdings and the Company do not intend to continue his employment after April 18, 2001, with at least the same base salary as then in effect and with a substantially similar incentive bonus program and fringe benefits; in the absence of such notice prior to April 18, 2000, Mr. Fishman would be entitled to certain compensation through the end of a 12-month period beginning when such notice actually is given. In March 1998 Mr. Fishman's annual base salary was increased to $525,000.

     Mr. Washburn has an employment agreement with Holdings and the Company, providing for his employment as Executive Vice President and Chief Operating Officer, which became effective on March 6, 1997, and has a term of three years. The agreement provides for a base salary at an annual rate of not less than $275,000 and in other material respects is substantially identical to Mr. Fishman's 1995 agreement described above. In March 1998 Mr. Washburn's annual base salary was increased to $325,000.

     Mr. Mihalko has an employment agreement with Holdings and the Company, providing for his employment as Senior Vice President and Chief Financial Officer, which became effective on March 6, 1997, and has a term of three years. The agreement provides for a base salary at an annual rate of not less than $210,000. In most other material respects, Mr. Mihalko's agreement is substantially similar to Mr. Fishman's 1995 agreement described above; however, Mr. Mihalko's agreement does not include provisions for certain bonus payments or certain continued salary payments and benefits in the event of the termination of Mr. Mihalko's employment for various reasons prior to the expiration of the three-year term or without at least 12 months' advance notice. In March 1998 Mr. Mihalko's annual base salary was increased to $230,000.

     The Company has an agreement with Mr. Robinson which provides that if Mr. Robinson's employment is terminated by the Company without cause (as defined in the agreement), then he will be entitled to receive severance pay in an amount equal to twice his then current annual base salary, payable over the 24-month period following the termination and with any remaining payments reduced by any wages earned by him during such 24-month period. Mr. Robinson's current annual base salary is $275,000.

     The Company has an agreement with Mr. Hendricksen which provides that if Mr. Hendricksen's employment is terminated by the Company without cause (as defined in the agreement), then he will be entitled to receive severance pay in an amount equal to his then current annual base salary, payable over the 12-month period following the termination and with any remaining payments reduced by any wages earned by him during such 12-month period. If Mr. Fishman is not the Chief Executive Officer of the Company at the time of such termination or ceases to be the Chief Executive Officer of the Company within three months after the time of such termination, then the severance pay of Mr. Hendricksen will be an amount equal to twice his then current annual base salary, payable over the 24-month period following the termination and with any remaining payments reduced by any wages earned by him during such 24-month period. Mr. Hendricksen's current annual base salary is $200,000.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     Holdings owns 100% of the outstanding capital stock of the Company. Its address is the same as that of the Company.

     The following table sets forth information as to each class of equity securities of Holdings beneficially owned as of March 26, 1998, by each director of the Company, by certain executive officers of the Company and by all directors and executive officers of the Company as a group:

                                                                     Number of
                                               Shares of Common       Percent
                                             Stock Beneficially         of
     Beneficial Owner                             Owned (1)            Class
     -------------------                     ------------------      ---------
     Steven S. Fishman                           163,522 (2)           2.69%

     Frank A. Washburn                            28,233 (3)           0.47%

     Stephen D. Robinson                          12,933 (4)           0.22%

     George R. Mihalko                            14,375 (5)           0.24%

     Donald Hendricksen                           10,258 (6)           0.17%

     All directors and executive officers        257,345 (7)           4.20%
       as a group (8 persons)
     -------------------

(1) Each person named in the table above has sole voting power and sole investment power with respect to the shares set forth after his or her name, except for the shares referred to in notes (2) and (4).

(2) Mr. Fishman disclaims beneficial ownership of 40,000 of these shares, which are held by his wife as custodian for their children. Mr. Fishman has the right to acquire beneficial ownership of 113,522 of these shares pursuant to currently exercisable options.

(3) Mr. Washburn has the right to acquire beneficial ownership of 15,133 of these shares pursuant to currently exercisable options.

(4) Mr. Robinson has the right to acquire beneficial ownership of 12,933 of these shares pursuant to currently exercisable options.

(5) Mr. Mihalko has the right to acquire beneficial ownership of 6,200 of these shares pursuant to currently exercisable options.

(6) Mr. Hendricksen has the right to acquire beneficial ownership of 5,158 of these shares pursuant to currently exercisable options.

(7) 162,646 of these shares may be acquired pursuant to currently exercisable options.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Robert C. Hafner became an executive officer of the Company on November 24, 1997. Prior to that time he had not been an employee of the Company but had provided consulting services to the Company on behalf of his own consulting company, Hafner & Associates, Inc., for which the Company paid an aggregate of $137,098 to such corporation for services rendered during the fiscal year ended February 1, 1998. Such services related primarily to marketing and sales promotion.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

     (a) The following documents are filed as a part of this report in Item 8:

     1. FINANCIAL STATEMENTS.

     Pamida, Inc., and Subsidiaries

     -  Independent Auditors' Report

     - Consolidated Statements of Operations for the Years Ended February 2, 1997, January 28, 1996 and January 29, 1995

     -  Consolidated Balance Sheets at  February  2, 1997 and  January  28, 1996

     - Consolidated Statements of Common Stockholder's Equity for the Years Ended February 2, 1997, January 28, 1996 and January 29, 1995

     - Consolidated Statements of Cash Flows for the Years Ended February 2, 1997, January 28, 1996 and January 29, 1995

     - Notes to Consolidated Financial Statements for the Years Ended February 2, 1997, January 28, 1996 and January 29, 1995

     2. FINANCIAL STATEMENT SCHEDULES.

          None

     All schedules of the registrant for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or have been disclosed in the Notes to Consolidated Financial Statements and, therefore, have been omitted.

     3. EXHIBITS.

(1)   3.1  - Restated Certificate of Incorporation of Pamida, Inc.

(1)   3.2  - Second Revised By-Laws of Pamida, Inc.

(2)   4.1  - Indenture  dated as of March 15,  1993,  among   Pamida,   Inc., as
             Issuer, Pamida Holdings Corporation as Guarantor, and State Street Bank and Trust Company as Trustee relating to 11 3/4% Senior Subordinated Notes due 2003 of Pamida, Inc.

(2)   4.2  - Specimen  form  of  11 3/4% Senior  Subordinated  Note  due 2003 of
             Pamida, Inc.

(2)  10.1  - Tax-Sharing  Agreement   dated  as  of  February   2,  1992,  among
             Pamida   Holdings   Corporation,  Pamida,  Inc.,  Seaway  Importing
             Company, and Pamida Transportation Company.

(3)  10.2  - Loan and Security   Agreement   dated  March 30, 1993, by and among
             Congress Financial Corporation (Southwest) and BA Business Credit, Inc. as Lenders, Congress Financial Corporation (Southwest) as Agent for the Lenders, and Pamida, Inc., and Seaway Importing Company as Borrowers.

(6)  10.3  - Amendment   No. 1  to Loan  and Security  Agreement,  dated January
             28, 1996, among Pamida, Inc. and Seaway Importing Company as Borrowers, Congress Financial Corporation (Southwest) as Lender and Agent and BankAmerica Business Credit as a Lender (amends Exhibit 10.2).

(7)  10.4  - Amendment  No. 2  to  Loan and  Security  Agreement,  dated January
             28, 1996, among Pamida, Inc., and Seaway Importing Company as Borrowers, Congress Financial Corporation (Southwest) as Lender and Agent and BankAmerica Business Credit as a Lender (amends Exhibit 10.2).

(8)  10.5  - Amendment No. 3 to Loan and  Security Agreement  among Pamida, Inc.
             and Seaway Importing Company, as Borrowers, Congress Financial Corporation (Southwest) and BankAmerica Business Credit, Inc., as Lenders, and Congress Financial Corporation (Southwest),
             as Agent,  dated  September  16,  1996  (amends  Exhibit 10.2).

(9)  10.6  - Amendment  No. 4 to Loan  and  Security  Agreement  among   Pamida,
             Inc. and Seaway  Importing  Company,   as   Borrowers,    Congress
             Financial Corporation (Southwest) and BankAmerica Business Credit, Inc., as Lenders, and Congress Financial Corporation (Southwest), as Agent, dated January 31, 1997 (amends
             Exhibit 10.2).

(9)  10.7  - Amendment  No.  5  to  Loan  and  Security  Agreement among Pamida,
             Inc. and Seaway Importing Company, as Borrowers, Congress Financial Corporation (Southwest) and BankAmerica Business Credit, Inc., as Lenders, and Congress Financial Corporation (Southwest), as Agent,
             dated March    17, 1997 (amends Exhibit 10.2).

(11) 10.8  - Amendment   No.  6  to  Loan   and   Security    Agreement    among
             Pamida, Inc. and Seaway Importing Company, as Borrowers, Congress Financial Corporation (Southwest) and BankAmerica Business Credit, Inc., as Lenders, and Congress Financial
             Corporation   (Southwest),  as  Agent,  dated  May 8, 1997  (amends
             Exhibit 10.2)

(4)  10.9  - Pamida Holdings Corporation 1992 Stock Option Plan.

(6)  10.10 - Employment  Agreement  dated   September  22,  1995, among   Pamida
             Holdings Corporation,  Pamida, Inc., and Steven S. Fishman.

(8)  10.11 - Amendment No. 1 to  Employment  Agreement   among Pamida   Holdings
             Corporation, Pamida, Inc., and Steven S. Fishman dated August 29, 1996 (amends Exhibit 10.10).

(9)  10.12 - Amendment No. 2 to   Employment  Agreement  among  Pamida  Holdings
             Corporation, Pamida, Inc., and Steven S. Fishman dated March 6, 1997 (amends Exhibit 10.10).

(10) 10.13 - Amendment  No.   3.  to Employment Agreement  among Pamida Holdings
             Corporation, Pamida, Inc., and Steven S. Fishman dated May 22, 1997 (amends Exhibit 10.10).

(10) 10.14 - Amendment No. 4  to  Employment  Agreement  among  Pamida  Holdings
             Corporation, Pamida, Inc., and Steven S. Fishman dated March 5,1998 (amends Exhibit 10.10).

     10.15 - Severance Pay,  Confidentiality,  and   Non-Solicitation  Agreement
             dated   November  17,  1997,  between  Pamida,  Inc.,  and  Stephen
             Robinson.

     10.16 - Severance  Pay,  Confidentiality,   and  Non-Solicitation Agreement
             between    Pamida,   Inc.,   and    Donald    Hendricksen     dated
             November 18, 1997.

(9)  10.17 - Employment  Agreement  dated  as of  March 6,  1997,  among  Pamida
             Holdings Corporation, Pamida, Inc.,  and Frank A. Washburn.

(10) 10.18 - Amendment  No. 1 to  Employment  Agreement  among  Pamida  Holdings
             Corporation, Pamida, Inc., and Frank A. Washburn dated March 5, 1998 (amends Exhibit 10.17).

(9)  10.19 - Employment  Agreement  dated  as  of  March  6, 1997,  among Pamida
             Holdings Corporation, Pamida, Inc., and George R. Mihalko.

(10) 10.20 - Amendment No. 1 to  Employment   Agreement   among Pamida  Holdings
             Corporation, Pamida, Inc., and George R. Mihalko dated March 5, 1998 (amends Exhibit 10.19).

(9)  10.21 - Long-Term  Incentive  Award  Agreement  dated  as of March 6, 1997, between Pamida, Inc., and Steven S. Fishman.

(9)  10.22 - Long-Term  Incentive  Award  Agreement  dated as  of March 6, 1997, between Pamida, Inc., and Frank A. Washburn.

(9)  10.23 - Long-Term  Incentive  Award  Agreement dated  as of  March 6, 1997, between Pamida, Inc., and George R. Mihalko.

(9)  10.24 - Long-Term  Incentive  Award  Agreement dated  as of  March 6, 1997, between Pamida, Inc., and Stephen Robinson.

(9)  10.25 - Long-Term Incentive Award  Agreement  dated  as  of March  6, 1997, between Pamida, Inc., and Donald Hendricksen.

(5)  10.26 - Pamida, Inc. 1995 Deferred Compensation Plan.

(2)  22.1  - Subsidiaries of Pamida, Inc.

     27.1  - Financial Data Schedule (EDGAR filing only).
----------------

(1) Previously filed as an exhibit to Registration Statement of Pamida, Inc. on Form S-l (Registration No. 33-10980) and incorporated herein by this reference.

(2) Previously filed as an exhibit to Registration Statement of Pamida, Inc. and Pamida Holdings Corporation Form S-1 (Registration No. 33-57990) and incorporated herein by this reference.

(3) Previously filed as an exhibit to Form 10-Q Quarterly Report of Pamida Holdings Corporation (File No. 1- 10619) for the period ended May 2, 1993, and incorporated herein by this reference.

(4) Previously filed as an exhibit to Form 10-Q Quarterly Report of Pamida Holdings Corporation (File No. 1- 10619) for the period ended August 1, 1993, and incorporated herein by this reference.

(5) Previously filed as an exhibit to Form 10-K Annual Report of Pamida Holdings Corporation for the fiscal year ended January 29, 1995, and incorporated herein by this reference.

(6)  Previously  filed as an  exhibit  to Form 10-Q  Quarterly  Report of Pamida
     Holdings   Corporation   for  the  period  ended  October  29,  1995,   and
     incorporated herein by this reference.

(7)  Previously  filed as an  exhibit  to Form  10-K  Annual  Report  of  Pamida
     Holdings   Corporation   for  the  period  ended  January  28,  1996,   and
     incorporated herein by this reference.

(8)  Previously  filed as an  exhibit  to Form 10-Q  Quarterly  Report of Pamida
     Holdings   Corporation   for  the  period  ended  October  27,  1996,   and
     incorporated herein by this reference.

(9) Previously filed as an exhibit to Form 10-K Annual Report of Pamida, Inc. for the fiscal year ended February 2, 1997, and incorporated herein by this reference.

(10) Previously filed as an exhibit to Form 10-K Annual Report of Pamida Holdings Corporation for the fiscal year ended February 1, 1998, and incorporated herein by this reference.

(11) Previously filed as an exhibit to Form 10-Q Quarterly Report of Pamida Holdings Corporation for the period ended May 4, 1997, and incorporated herein by this reference.

                                      * * *

     (b) No reports on Form 8-K were filed by the registrant during the last quarter of the period covered by this report.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  April 20, 1998                   PAMIDA, INC.

                                        By: /s/ Steven S. Fishman
                                        Steven S. Fishman, Chairman of
                                        the Board, President, Chief
                                        Executive Officer and Director

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



/s/ Steven S. Fishman                   April 20, 1998
-----------------------
Steven S. Fishman                       Chairman of the Board,
                                        President, Chief Executive
                                        Officer and Director


/s/ George R. Mihalko                   April 20, 1998
-----------------------
George R. Mihalko                       Senior Vice President,
                                        Chief Financial Officer,
                                        Treasurer and Director


/s/ Todd D. Weyhrich                    April 20, 1998
-----------------------
Todd D. Weyhrich                        Vice President, Controller
                                        and Principal Accounting
                                        Officer


/s/ Frank A. Washburn                   April 20, 1998
-----------------------
Frank A. Washburn                       Director



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM 10-K
                     Annual Report Pursuant to Section 13 or
                  15(d) of the Securities Exchange Act of 1934

                   For the fiscal year ended February 1, 1998
                         Commission File Number 1-10619

                          PAMIDA HOLDINGS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                      Delaware                        47-0696125
          -------------------------------    ----------------------------
          (State or other jurisdiction of    (IRS Employer Identification
            incorporation or organization)         Number)

                 8800 "F" Street, Omaha, Nebraska        68127
           ---------------------------------------      ---------
           (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (402) 339-2400

           Securities Registered Pursuant to Section 12(b) of the Act:

                  Title of              Each Name of Each Exchange
                    Class                   on Which Registered
                 ------------           --------------------------
                 Common Stock            American Stock Exchange

           Securities Registered Pursuant to Section 12(g) of the Act:

                                      NONE

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

     The aggregate market value of the voting stock held by non-affiliates of the registrant as of March 24, 1998, was $24,938,602 based upon the closing price for such stock on the American Stock Exchange on such date.

     Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date:

                                                     Outstanding at
             CLASS OF STOCK                          March 24, 1998
          ----------------------                    ----------------
              Common Stock                          5,970,439 shares
          Nonvoting Common Stock                    3,050,473 shares


     DOCUMENTS INCORPORATED BY REFERENCE: Portions of the registrant's proxy statement dated March 25, 1998, for the annual meeting of the registrant's stockholders to be held on May 21, 1998, are incorporated by reference into Part III.



                                     PART I

ITEM 1. BUSINESS.

     FORWARD-LOOKING STATEMENTS

     This 10-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Act"). Such statements are made in good faith by the Company pursuant to the safe-harbor provisions of the 1995 Act. In connection with these safe-harbor provisions, this 10-K contains certain forward-looking statements which reflect management's current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. The statements are based on many assumptions and factors including sales results, expense levels, competition and interest rates as well as other risks and uncertainties inherent in the Company's business, capital structure and the retail industry in general. Any changes in these factors could result in significantly different results. The Company further cautions that the forward-looking information contained herein is not exhaustive or exclusive. The Company does not undertake to update any forward-looking statements which may be made from time to time by or on behalf of the Company.

     GENERAL.

     Pamida Holdings Corporation conducts its general merchandise retail business through its wholly-owned subsidiary, Pamida, Inc., a Delaware corporation. Unless the context indicates otherwise, the terms "Pamida" and "Company" refer collectively to Pamida Holdings Corporation, its direct and indirect subsidiaries and their predecessors, and "Holdings" refers only to Pamida Holdings Corporation.

     Holdings is a Delaware corporation incorporated in 1986 to acquire all of the capital stock of Pamida, Inc., which, directly since 1981 and through a predecessor prior to 1981, had been engaged in the general merchandise retail business since 1963. The capital stock of Pamida, Inc. is the only significant asset of Holdings, and Holdings has no material operations of its own.

     On January 19, 1996, the Company announced its intention to close 40 stores located in unprofitable or highly competitive markets. Store closing sales began on January 29, 1996, and the Company completed all of such store closings during the second quarter of the fiscal year ended February 2, 1997. References in this Form 10-K to the "40 Closed Stores" mean such 40 stores.

     STORES.

     At February 1, 1998, Pamida operated 148 general merchandise retail stores located in 148 small towns (having an average population of approximately 5,500) in 15 Midwestern, North Central and Rocky Mountain states. Pamida's strategic objective is to be the dominant general merchandise retailer in the communities it serves. The Company believes that it holds the leading market position in over 77% of the communities in which its stores are located.

     Pamida stores generally are located in small towns, normally county seats, where there often is little or no competition from another major general merchandise retailer and which the Company considers to be either too small to support more than one major general merchandise retailer (thereby creating a potential barrier to entry by a major competitor) or too small to attract competitors whose stores generally are designed to serve larger populations. At February 1, 1998, 115 of the Company's 148 stores faced no direct local competition from other major general merchandise retailers.

     The Company's stores average approximately 30,000 square feet of sales area and range in size from approximately 6,000 to 51,000 square feet of sales area. At February 1, 1998, Pamida's stores had an aggregate sales area of approximately 4,408,000 square feet.


     The following table indicates the states in which Pamida's stores were located as of February 1, 1998:


     State                                                No. of
     -----                                                Stores         Percent
                                                          ------         -------
     Minnesota............................................  29             19.6%
     Iowa.................................................  25             16.9
     Nebraska.............................................  15             10.1
     Wisconsin............................................  14              9.5
     Michigan............................................   12              8.1
     Ohio................................................   10              6.8
     Wyoming..............................................   9              6.1
     North Dakota.........................................   7              4.7
     South Dakota.........................................   7              4.7
     Montana..............................................   7              4.7
     Indiana..............................................   4              2.7
     Kansas...............................................   3              2.0
     Illinois.............................................   3              2.0
     Kentucky ............................................   2              1.4
     Missouri ............................................   1              0.7
                                                            ---           -----
                                                            148           100.0%
                                                            ===           =====

     The following tables show the number of the Company's store openings, relocations and closings and the aggregate year-end store sales area by fiscal year since fiscal 1994:

                                                      Fiscal Year Ended
                                               --------------------------------
                                               1998   1997   1996   1995   1994
                                               ----   ----   ----   ----   ----
     Beginning of year                          148    144    184    173    178
       Stores opened in new markets               1      6      7     17      8
       Stores relocated in
         existing markets                         2      2      3     --     --
       Stores closed (includes
         relocated stores)                       (3)    (4)   (10)    (6)   (13)
                                               ----   ----   ----   ----   ----
       End of year                              148    148    184    184    173
                                               ====   ====          ====   ====
       Less 40 Closed Stores                                  (40)
                                                             ----
                                                              144
                                                             ====

                                                      Fiscal Year Ended
                                               --------------------------------
                                               1998   1997   1996   1995   1994
                                               ----   ----   ----   ----   ----
       Square feet of store sales
         area at year-end (in millions)        4.41   4.35   5.22   5.09   4.68
       Less 40 Closed Stores                                (1.09)
                                                             ----
                                                             4.13
                                                             ====


     Pamida regularly evaluates all of its stores and from time to time closes stores which no longer meet its standards for sales, profitability, selling area or other applicable criteria.

     STORE EXPANSION PROGRAM.

     Pamida's store expansion program is subject to the Company's ability to negotiate satisfactory leases, to the ability of prospective landlords to obtain financing for new store buildings and to various zoning, site acquisition, environmental, traffic, construction and other contingencies. Eight new stores, two of which are replacement stores, are expected to commence operations this year.

     Pamida has identified numerous communities which are potential sites for the Company's prototype stores and in which Pamida believes it can achieve a leading market position, although there is no assurance that Pamida will open stores in such communities or on any particular time schedule.

     The Company began operations in a new 200,000 square foot distribution center in Lebanon, Indiana, during the second quarter of fiscal 1998. Pamida believes that its existing distribution facilities (including the new expandable Lebanon, Indiana facility), senior and middle management staff as well as corporate infrastructure should allow the Company to accommodate its anticipated growth.

     The Company typically invests approximately $1,450,000 to $1,700,000 in a new prototype store. Such expenditures consist primarily of approximately $1,000,000 to $1,200,000 for the initial store inventory, a portion of which is financed by vendor trade credit, and approximately $450,000 to $500,000 for store fixtures and equipment. In most cases, building and land costs of approximately $1,450,000 to $1,750,000 per store are financed by unaffiliated developers who lease the real estate to Pamida. To expedite the construction process, Pamida occasionally may construct stores on sites which it acquires, with the expectation that it subsequently will enter into sale-leaseback transactions with respect to such stores with unaffiliated investors.

     SALES AND MERCHANDISING.

     Pamida's merchandising policy is to provide customers with reliable and convenient family shopping and to feature nationally advertised brand-name products as well as some private-label merchandise at attractive prices. Pamida operates its stores on a self-service, primarily cash-and-carry basis and runs weekly advertised promotions throughout the year. All of Pamida's stores accept bank credit cards, which accounted for 14.8% of total store sales during the fiscal year ended February 1, 1998.

     Pamida's typical customers are price-conscious families across the income spectrum. To effectively serve such customers, the Company's stores are open seven days a week for an average of at least 75 hours per week.

     Pamida's two basic merchandise divisions are softlines and hardlines. The softlines division includes mens', womens', childrens' and infants' clothing, footwear, accessories and jewelry. The hardlines division includes categories such as health and beauty aids, automotive accessories, housewares, cleaning supplies, hardware, paint, sporting goods, toys, stationery, small appliances and electronic items, videos, compact discs and tapes, lawn and garden supplies, linens and other domestics, cameras and accessories, pet supplies, consumables and candy items.

     The Company currently owns and operates pharmacies in 44 of its larger stores, and eight of Pamida's other stores contain prescription pharmacies leased to and operated by independent pharmacists. The pharmacies have proved to be effective in building customer loyalty and attracting customers who are likely to purchase other items in addition to prescription drugs. Pamida intends, subject to regulatory and personnel considerations and where space permits, to include a pharmacy in each of its new prototype stores and to add pharmacies to existing stores.

     During the fiscal year ended February 1, 1998, the hardlines division accounted for approximately 72% of Pamida's total sales, while the apparel division and the pharmacies accounted for 22% and 6%, respectively, of Pamida's total sales.

     Among the methods that the Company employs to build customer loyalty and satisfaction are weekly advertised specials, competitive pricing, clean and orderly stores, friendly well-trained personnel, a liberal return policy and a wide variety of special customer services (such as wheelchairs for the elderly and handicapped, restroom facilities and water fountains, seating benches, speedy check-out lanes and expedited check cashing and raincheck and layaway processing) offered under various customer-oriented themes such as "Hometown Values", "We Care" and "We're Listening". Pamida places special emphasis on maintaining a strong in-stock position in all merchandise categories, particularly with respect to advertised items.

     Pamida's business, like that of most other general merchandise retailers, is seasonal. First quarter sales (February through April) are lower than sales during the other three fiscal quarters, while fourth quarter sales (November through January) in recent years have increased to approximately 29% of the full year's sales and normally involve a greater proportion of higher margin merchandise.


     ADVERTISING AND PROMOTION.

     The Company's extensive advertising primarily utilizes colorful weekly circulars developed by a centralized advertising department at Pamida's headquarters. Such circulars advertise brand-name and other merchandise at significant price reductions and are inserted into local newspapers or mailed directly to customers. Pamida also uses local shoppers publications and coupon books. During fiscal 1998, Pamida spent approximately $10,468,000 (net of promotional allowances provided by vendors) on advertising, which represented approximately 1.6% of fiscal 1998 sales.

     PURCHASING AND DISTRIBUTION.

     Pamida maintains a centralized purchasing and store planning staff at its executive offices. The merchandising department includes two general merchandise managers, five hardlines divisional merchandise managers and three apparel divisional merchandise managers. Each of the divisional merchandise managers supervises from five to seven buyers. Members of the Company's experienced buying staff regularly attend major trade shows, visit both domestic and overseas markets and meet with vendor representatives at the Company's headquarters.

     The merchandise in the Company's stores is purchased from over 3,000 primary manufacturers and suppliers and numerous other vendors. Centralized purchasing enables Pamida to more effectively control the cost of merchandise and to take advantage of promotional programs and volume discounts offered by certain vendors. The Company continuously seeks to optimize merchandise costs, including promotional allowances offered by its suppliers. Pamida also has centralized the management of returned merchandise, which enables the Company to most effectively secure vendor credits and refunds with respect to such merchandise.

     The Company's point-of-sale data capture equipment located in its stores provides current information to Pamida's buyers to assist them in managing inventories, effecting prompt reorders of popular items, eliminating slow-selling merchandise and reducing markdowns.

     Seaway Importing Company, a wholly-owned subsidiary of Pamida, Inc., imports a wide variety of merchandise, including sporting goods, pet supplies, toys, electronic items, apparel, hair care items, painting supplies, automotive items and hardware, for sale in Pamida's stores.

     During fiscal 1998, approximately 79% of Pamida's merchandise was distributed to the stores through Pamida's own distribution centers, while the remaining merchandise was supplied directly to the stores by manufacturers or distributors.

     COMPETITION.

     The general merchandise retail business is highly competitive. The Company's stores generally compete with other general merchandise retailers, supermarkets, drug and specialty stores, mail order and catalog merchants and, in some communities, department stores.. Competitors consist both of independent stores and of regional and national chains, some of which have substantially greater resources than the Company. The type and degree of competition and the number of competitors which Pamida's stores face vary significantly by market.

     Pamida believes that the principal areas of competition in the general merchandise retail industry are store location, price, merchandise selection, quality and customer service, although numerous other factors also affect the competitive position of any particular store. Among the methods that the Company employs to build customer loyalty and satisfaction are weekly advertised specials, reliable in-stocks, competitive pricing, clean and orderly stores, friendly well-trained personnel, a liberal return policy and a wide variety of special customer services offered under themes such as "Hometown Values", "We Care" and "We're Listening".

     Pamida stores generally are located in small towns, normally county seats, where there is no direct local competition from another major general merchandise retailer and which may be either too small to support more than one major general merchandise retailer (thereby creating a potential barrier to entry by a major competitor) or too small to attract competitors whose stores generally are designed to serve larger populations. The Company believes that, in terms of sales, it is the leading general merchandise retailer in over 77% of the communities in which its stores are located.

     At February 1, 1998, 115 of Pamida's 148 stores were located in communities in which there was no direct local competition from other major general merchandise retailers. As of that date, Kmart, Alco, Wal-Mart, Target and ShopKo had stores in 16, 11, 10, 2 and 1 communities, respectively, where Pamida stores are located; however, because some of these communities have more than one of such competitors, only 33 Pamida stores face direct local competition from such retail chains. In recent years the Company's business strategy has been to focus its store expansion program on communities with less likelihood of the entry of a new major competitor, but there can be no assurance that in the future major competitors will not open additional stores in the Company's markets.

     Merchandise prices generally are established on a zone basis at Pamida's executive offices, although store managers are given discretion to adjust prices of key items to meet local competition and to match a competitor's advertised prices. Zone pricing allows the Company to establish prices at different levels in different trade territories, based primarily on competitive conditions within such territories, rather than having a uniform pricing structure throughout the entire chain. Pamida conducts a continuous program of competitor price comparisons that enables the Company to make merchandise price adjustments, when necessary, to assure that the Company maintains a competitive position.

     EMPLOYEES.

     As of February 1, 1998, Pamida had approximately 5,600 employees, of whom approximately 2,700 were full-time and 2,900 were part-time. The number of employees varies on a seasonal basis. Pamida's employees are not represented by a labor union, and the Company believes that its relations with its employees are good.

     At February 1, 1998, the average length of service of the Company's management staff was as follows:


                                                                    Average
                                                                     Years
                                                        Number     of Service
                                                        ------     ----------
            Top Management                                 2          16.2
            Senior Vice Presidents and Vice Presidents    18           7.1
            District Managers                             12          20.5
            Pharmacy District Supervisors                  4           5.3
            Store Managers                               148          11.4
            Pharmacy Managers                             44           3.4


     Pamida's human resources department is responsible for company-wide salary and wage administration, as well as all benefits. The human resources department works closely with store operations in the development and administration of Pamida's store-level employee training programs. In addition, Pamida has an ongoing program for the development of management personnel to fill positions in all facets of the Company's operations and makes a concerted effort to identify and train potential successors for all of its key middle and senior managers.

ITEM 2.  PROPERTIES.

     At February 1, 1998, the Company owned 19 of its 148 store buildings, while its remaining 129 stores operated in leased premises. A substantial majority of the Company's leases have renewal options, with approximately 53% of the leases having unexpired current terms of five years or more. The following table provides information relating to the remaining lease terms for the Company's leased stores at February 1, 1998:

            Leases the Fiscal             Number of Leased Stores
           Year Ending During(1)                  2/01/98
           ---------------------          -----------------------
                   1999                             13
                   2000                             24
                   2001                              5
                   2002                              8
                   2003                              6
                Thereafter                          73
                                                   ---
                   Total                           129
                                                   ===

(1) Includes renewal options.

     Pamida's management believes that the physical condition of the Company's stores generally is very good. All of the Company's stores are continuously updated to conform to Pamida's operating and merchandising standards.

     The Company's general offices and one of its three distribution centers are located in a 215,000 square foot building in Omaha, Nebraska, owned by the Company. This facility contains approximately 135,000 square feet of warehouse space and approximately 80,000 square feet of office space.

     Pamida's primary distribution center is a 336,000 square foot "flow-through" facility situated on a 22-acre tract of land in Omaha approximately one mile from the distribution center described above. This facility, which is owned by Pamida, serves primarily as a redistribution center for bulk shipments and promotional merchandise on which cost savings can be realized through quantity purchasing. Pamida also owns an additional 10-acre tract of land adjacent to such distribution center which would permit that facility to be further expanded by almost 60%.

     In July 1997, the Company began operations in a new 200,000 square foot distribution center in Lebanon, Indiana. The facility, which is leased through April 2007, redistributes bulk shipments and promotional merchandise to stores in the Company's eastern sales districts. Future expansion of the facility is being considered. This distribution facility replaced a 100,000 square foot warehouse facility previously operated by the Company in the Milwaukee, Wisconsin area.

     Pamida also has a warehouse facility in Omaha which contains approximately 41,000 square feet of space and is located immediately adjacent to the Company's general offices. This warehouse, which is owned by Pamida, is used for the processing of merchandise to be returned to vendors and by the advertising department in connection with its printing operations.

     In addition to its retail stores, distribution centers and warehouse facility, Pamida's tangible assets include inventories, warehouse and store fixtures and equipment, merchandise handling equipment, office and data processing equipment, motor vehicles and an airplane.

ITEM 3.  LEGAL PROCEEDINGS.

     Pamida is a party to a number of lawsuits incidental to its business, the outcome of which, both individually and in the aggregate, is not expected to have a material adverse effect on the Company's operations or financial condition.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         (a) A special meeting of stockholders (the "Special Meeting") of Holdings was held on November 14, 1997.

         (b)     The meeting did not involve the election of directors.

         (c)(1) Votes were cast at the Special Meeting with respect to approval of the Note Amendment Agreement No.3 between Holdings and 399 Venture Partners, Inc. and the transactions contemplated thereby as follows:

                         For:   3,792,221

                         Against:  12,832

                         Abstain:   3,700

                 There were broker nonvotes as to 858,928 shares on this matter. This matter received sufficient votes to pass.

         (2) Votes were cast at the Special Meeting with respect to approval of an amendment to the Restated Certificate of Incorporation of Holdings to change and reclassify all of the outstanding shares of Preferred Stock of Holdings into shares of Common Stock of Holdings as follows:

                         For:   4,447,649

                         Against: 217,032

                         Abstain:   2,500

                 There were broker nonvotes as to 500 shares on this matter. This matter received sufficient votes to pass.

         (3) Votes were cast at the Annual Meeting with respect to approval of an amendment to the Restated Certificate of Incorporation of Holdings to increase the number of authorized shares of Common Stock of Holdings and correspondingly adjust the total number of shares of stock which Holdings is authorized to issue as follows:

                         For:   4,444,149

                         Against: 222,832

                         Abstain:     200

                 There were broker nonvotes as to 500 shares on this matter. This matter received sufficient votes to pass.

         (4) Votes were cast at the Special Meeting with respect to approval of an amendment to the Restated Certificate of Incorporation of Holdings to increase the number of authorized shares of Nonvoting Common Stock of Holdings and correspondingly adjust the total number of shares of stock which Holdings is authorized to issue as follows:

                         For:   4,431,349

                         Against: 234,832

                         Abstain:   1,200

                 There were broker nonvotes as to 300 shares on this matter. This matter received sufficient votes to pass.

         (5) Votes were cast at the Special Meeting with respect to approval of an amendment to the Restated Certificate of Incorporation of Holdings to amend the conversion terms of the Nonvoting Common Stock of Holdings and delete certain obsolete provisions as follows:

                         For:   3,792,021

                         Against:  15,332

                         Abstain:   1,200

                 There were broker nonvotes as to 859,128 shares on this matter.
                  This matter received sufficient votes to pass.

         (6) Votes were cast at the Special Meeting with respect to approval of amendments to the Restated Certificate of Incorporation of Holdings to reduce the number of authorized shares of Junior Cumulative Preferred Stock of Holdings, correspondingly decrease the total number of shares of stock which Holdings is authorized to issue, and delete certain obsolete provisions as follows:

                         For:   3,797,320

                         Against:  11,233

                         Abstain:       0

                 There were broker nonvotes as to 859,128 shares on this matter. This matter received sufficient votes to pass.

         (7) Votes were cast at the Special Meeting with respect to approval of the issuance of shares of Common Stock of Holdings to 399 Venture Partners, Inc. or its assignee upon the future conversion of shares of Nonvoting Common Stock of Holdings issued to 399 Venture Partners, Inc. as follows:

                         For:   3,778,861

                         Against:  17,772

                         Abstain:   1,200

                 There were broker nonvotes as to 869,848 shares on this matter. This matter received sufficient votes to pass.

     (d)         Not Applicable.

                                      * * *

     EXECUTIVE OFFICERS OF THE REGISTRANT.

     The present executive officers of Holdings are Steven S. Fishman (Chairman of the Board, President and Chief Executive Officer), Frank A. Washburn (Executive Vice President, Chief Operating Officer and Secretary), and George R. Mihalko (Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary). Information concerning such executive officers appears in the following paragraphs:

     Mr. Fishman, age 47, has served as President and Chief Executive Officer of Holdings and Pamida, Inc. since April 1993 and as Chairman of the Board of Holdings and Pamida, Inc. since August 1993. From 1988 to March 1993, Mr. Fishman was employed by Caldor, Inc. as Senior Vice President and General Merchandise Manager-Homelines. Mr. Fishman has been a director of Holdings since 1993 and also is a director of Pamida, Inc.

     Mr. Washburn, age 49, has served as Chief Operating Officer of Holdings and Pamida, Inc. since March 1997, Executive Vice President of Holdings since September 1995 and Executive Vice President of Pamida, Inc. since February 1995. Mr. Washburn previously served as Senior Vice President - Human Resources of Pamida, Inc. from 1993 to 1995 and as Vice President - Human Resources of
Pamida, Inc. from 1987 to 1993. Mr. Washburn also serves as Secretary of Holdings and Pamida, Inc. Mr. Washburn joined Pamida's predecessor in 1965. Mr. Washburn has been a director of Holdings since 1995 and also is a director of Pamida, Inc.

     Mr. Mihalko, age 43, has served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Holdings and Pamida, Inc. since September 1995. From February 1993 to September 1995, Mr. Mihalko was employed by Pier 1 Imports, Inc. as Vice President and Treasurer. From July 1990 to February 1993, Mr. Mihalko was employed by Burlington Northern Railroad as Assistant Treasurer.

     The executive officers of Holdings may be removed from their respective positions as such officers at any time by the Board of Directors of Holdings, subject to any rights which they may have under employment agreements with the Company.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Common Stock of Holdings is listed and traded on the American Stock Exchange.

     The high and low sales prices for the Common Stock of Holdings on the American Stock Exchange for fiscal 1998 and fiscal 1997 are as follows:

               Fiscal 1998:                  High           Low
               ------------                  ----           ---
               4th Quarter                  6  1/8         4 1/4
               3rd Quarter                  6  7/16        4 1/8
               2nd Quarter                  4  1/8         2 3/4
               1st Quarter                  3  1/2         2


               Fiscal 1997:                  High           Low
               ------------                  ----           ---
               4th Quarter                  2  5/16        1 1/2
               3rd Quarter                  2  3/8         1 5/8
               2nd Quarter                  3  1/4         2 1/8
               1st Quarter                  3  1/4         2 1/8

     As of March 23, 1998 there were 281 record holders of the Common Stock of Holdings.

     There is no market for the Nonvoting Common Stock of Holdings, all of which presently is owned by 399 Venture Partners, Inc., an indirect wholly-owned subsidiary of Citicorp.

     Holdings has never declared or paid any cash dividends on its Common Stock or Nonvoting Common Stock and does not intend to pay any such dividends in the foreseeable future. The obligations of Pamida, Inc. under certain of its financing arrangements are guaranteed by Holdings. Such financing arrangements presently prohibit the payment of dividends by Holdings on its Common Stock or Nonvoting Common Stock and also significantly restrict the ability of Pamida, Inc. to pay dividends or make other distributions to Holdings.


ITEM 6.  SELECTED FINANCIAL DATA.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA
   (AMOUNTS IN THOUSANDS - EXCEPT PER SHARE, NUMBER OF SHARES AND OTHER DATA)


                                                                                Fiscal Year Ended
                                                        -----------------------------------------------------------
                                                         February 1,    February 2,     January 28,     January 29,     January 30,
                                                             1998          1997 (1)         1996            1995            1994
                                                        -----------     -----------     -----------     -----------     -----------
INCOME STATEMENT DATA:
Sales ..............................................    $   657,017     $   633,189     $   736,315     $   711,019     $   656,910

Gross profit .......................................        161,935         154,090         177,688         177,367         158,906
Selling, general and
  administrative expenses ..........................        129,031         125,105         151,096         143,585         133,921
                                                        -----------     -----------     -----------     -----------     -----------
Operating income ...................................         32,904          28,985          26,592          33,782          24,985
Interest expense ...................................         29,618          29,781          29,526          27,367          26,588
Long-lived asset write-off .........................              -               -          78,551               -               -
Store closing costs ................................              -               -          21,397               -               -

Income (loss) before provision for income
  taxes and extraordinary item .....................          3,286            (796)       (102,882)          6,415          (1,603)
Income tax (benefit) provision .....................              -               -          (7,863)          3,500             427
                                                        -----------     -----------     -----------     -----------     -----------

Income (loss) before extraordinary item ............          3,286            (796)        (95,019)          2,915          (2,030)
Extraordinary item .................................          1,735               -             371               -          (4,943)
                                                        -----------     -----------     -----------     -----------     -----------

Net income (loss) ..................................          5,021            (796)        (94,648)          2,915          (6,973)
Effect of preferred stock reclassification .........            756               -               -               -               -
Less preferred dividends
  and discount amortization ........................           (407)           (391)           (362)           (361)           (359)
                                                        -----------     -----------     -----------     -----------     -----------

Net income (loss) available
  for common shares ................................    $     5,370     $    (1,187)    $   (95,010)    $     2,554     $    (7,332)
                                                        ===========     ===========     ===========     ===========     ===========

Weighted average number of basic shares
  outstanding ......................................      5,843,441       5,004,942       5,002,853       4,999,984       4,999,984
Weighted average number of diluted shares
  outstanding ......................................      5,875,463       5,004,942       5,002,853       5,039,684       4,999,984

  Basic net income (loss) per share:
    Income (loss) before extraordinary item..           $       .62     $      (.24)    $    (19.07)    $       .51     $      (.48)
    Extraordinary item ......................                   .30               -             .08               -            (.99)
                                                        -----------     -----------     -----------     -----------     -----------
    Basic income (loss).......................          $       .92     $      (.24)    $    (18.99)    $       .51     $     (1.47)
                                                        ===========     ===========     ===========     ===========     ===========
  Diluted net income (loss) per share:
    Income (loss) before extraordinary item....         $       .62     $      (.24)    $    (19.07)    $       .51     $      (.48)
    Extraordinary item.........................                 .29               -             .08               -            (.99)
                                                        -----------     -----------     -----------     -----------     -----------
    Diluted income (loss)......................         $       .91     $      (.24)    $    (18.99)    $       .51     $     (1.47)
                                                        ===========     ===========     ===========     ===========     ===========
BALANCE SHEET DATA:
  Working capital..............................         $    37,421     $    28,673     $    34,082     $    46,725     $    41,323
  Total assets.................................             260,081         269,188         258,525         354,367         314,621
  Long-term debt...............................             140,289         168,000         163,746         162,505         160,315
  Obligations under capital leases.............              32,156          33,999          36,559          43,050          35,618
  Redeemable preferred stock....................                  -           1,875           1,826           1,779           1,734
  Common shareholders' (deficit) equity.........            (52,275)        (87,303)        (86,116)          8,876           6,322

OTHER DATA:
  Team members..................................              5,600           5,700           7,200           7,200           6,100
  Number of stores..............................                148             148             184             184             173
  Retail square feet (in millions)..............               4.41            4.35            5.22            5.09            4.68

(1)  Represents a 53-week year.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                          (DOLLAR AMOUNTS IN THOUSANDS)


YEAR ENDED FEBRUARY 1, 1998 COMPARED TO YEAR ENDED FEBRUARY 2, 1997

     SALES - Total sales during the 52-week fiscal 1998 period increased by $23,828, or 3.8%, from the 53-week fiscal 1997 period. On a 52 to 52-week basis, total net sales increased by 5.2%. During fiscal 1998, sales in comparable stores increased by $24,135, or 4.0%.

     During fiscal 1998, the Company opened three new stores, of which one is located in a new market and two were relocations; the Company also closed one store (which will be replaced during fiscal 1999 by a new store in the same market), resulting in a net increase in selling area during the fiscal year of approximately 61,000 square feet to a total of approximately 4,408,000 square feet.

     The Company experienced sales increases in most merchandise categories during fiscal 1998. The most significant increases occurred in pharmacy prescriptions, housewares, toys, athletic shoes and team sports apparel. Other categories experiencing gains were stationery, sporting goods, appliances, paper and cleaning supplies and pets. The Company experienced sales decreases in several categories. The largest dollar decreases were in the automotive, mens' fashion apparel, jewelry and watches and juniors' apparel categories.

     GROSS PROFIT - Gross profit for the 52-week fiscal 1998 period increased by $7,845, or 5.1%, compared to the 53-week fiscal 1997 period. As a percentage of sales, gross profit improved to 24.6% from 24.3%. The Company's merchandise gross margin as a percentage of sales decreased to 27.6% in fiscal 1998 from 27.8% in fiscal 1997. The decrease in merchandise gross margin percent of sales was offset by substantial expense reductions in the warehouse and distribution areas made possible by operating efficiencies gained largely from a new warehouse management system implemented during fiscal 1997. During the prior fiscal year, the Company incurred higher than normal labor cost in the warehouse and distribution areas due to implementation issues related to the warehouse management system. Total warehouse and distribution costs amounted to 2.8% of sales compared to 3.3% last year.

     SELLING, GENERAL AND ADMINISTRATIVE (SG&A) expense increased $3,926, or 3.1%, to $129,031 in fiscal 1998 from $125,105 in fiscal 1997. As a percentage of sales, SG&A expense decreased to 19.6% from 19.8% last year. Most of the total net increase in SG&A expense for the year was attributable to higher corporate general and administrative expenses, primarily involving planned increases in payroll and incentive compensation expenses. Store occupancy costs increased by $1,030, but remained at 3.9% as a percentage of net sales for both fiscal 1998 and 1997. Store payroll costs and controllable costs decreased by $391 and $163, respectively, during fiscal 1998 as compared to last year. As a percentage of net sales, store payroll costs and controllable costs decreased from 8.0% to 7.7% and 3.0% to 2.9% for the fiscal periods ended 1998 and 1997, respectively.

     INTEREST expense decreased by $163, or 0.5%, for fiscal 1998 compared to fiscal 1997. As described in Note B to the financial statements, the decrease in interest expense for fiscal 1998 was attributable to the payment of certain promissory notes of the Company with common stock in November 1997, thereby relieving the Company of the quarterly compounding interest obligation which had previously been paid-in-kind. That decrease was offset in part by an increase in interest expense of approximately $900 related to higher outstanding balances on the revolving line of credit resulting from higher investments in basic inventory during the year as well as the funding of certain of the Company's information systems initiatives.

     INCOME TAX PROVISION - The Company's loss carryforwards from store closing charges recorded in fiscal 1996 were utilized during fiscal 1998 to completely offset income taxes from normal operating activities of the Company and to reduce income taxes related to the Note repayment and preferred stock reclassification transactions which are described in Note B to the financial statements. The Company expects that operations in future periods will be taxed at a normal tax rate. No income tax benefit on losses for fiscal 1997 was recorded as the Company could not establish, as of fiscal year end 1997, with a reasonable degree of certainty, the potential utilization of loss carryforwards.

YEAR ENDED FEBRUARY 2, 1997 COMPARED TO YEAR ENDED JANUARY 28, 1996

     SALES - As discussed in Note Q to the financial statements, the Company closed forty stores at the end of fiscal 1996 in unprofitable or highly competitive markets which did not fit the Company's niche market strategy. Consequently, the Company experienced a planned decrease in total sales for fiscal 1997 of $103,126 or 14.0% compared to fiscal 1996 due primarily to the reduced number of stores. During fiscal 1997 the Company opened eight new prototype stores, of which six are located in new markets and two were relocations; the Company also closed two stores, resulting in a net increase in selling area during the fiscal year of approximately 216,000 square feet (not including changes relating to the forty stores closed as of fiscal year end
1996) to a total of 4,348,000 square feet. As of February 2, 1997, the Company's store base included 35 of the Company's most recent store prototype, which represented 28.7% of the Company's total selling square feet.

     Comparable store sales during the 53-week fiscal 1997 period decreased by $8,893 or 1.5% from the 52-week fiscal 1996 period. Comparable store sales on a 53-week to 53-week basis decreased by 2.6%. Sales were affected primarily by slowed warehouse distributions to stores as a result of the implementation of a new warehouse inventory management system initiated in the first quarter of fiscal 1997. The slowed distributions caused a deterioration of merchandise in-stock positions in most of the Company's stores, resulting in lost sales. While implementation of the warehouse system was largely completed by August 1996, and in-stock positions at the stores improved thereafter, sales remained below management expectations due to reduced customer traffic continuing in the third and fourth quarters. Comparable sales also were affected during much of the year by low-margin clearance sales in fiscal 1996 which were not necessary at the same level in fiscal 1997. However, beginning late in the holiday shopping season and continuing through fiscal year end, sales improved as the Company demonstrated to customers its improved in-stock position in all product categories.

     The Company experienced substantial comparable store sales increases in fiscal 1997 in several merchandise categories, the most dramatic of which were in the pharmacy prescription, junior apparel, grocery and ready-to-wear areas. Comparable store sales gains also were generated in the hosiery, team sports, camera, stationery, health aids and bath categories. The Company experienced comparable store sales decreases in several categories. The largest dollar decreases on a comparable store basis were in the electronics, automotive, misses bottoms, men's shoes, electrical and appliance areas. Management believes that subtle adjustments made to the Company's softlines strategy at the end of fiscal 1996 to meet customer demand for a deeper selection of basic apparel had a positive impact on sales and margins in softlines during fiscal 1997.

     GROSS PROFIT - Gross profit dollars were affected by the reduced number of stores in operation during fiscal 1997 as compared to fiscal 1996. The Company's merchandise gross profit as a percentage of sales improved to 27.8% in fiscal 1997 from 26.8% in fiscal 1996. However, this improvement was diluted by additional costs related to the implementation of the new warehouse inventory management system discussed above. Warehouse costs increased to $13,457 from $11,066 the previous year and increased as a percent of sales to 2.1% from 1.5% the previous year. Delivery costs decreased to $7,637 in fiscal 1997 from $8,845 the previous year and amounted to 1.2% of sales in both years. Accordingly, gross profit decreased by $23,598, or 13.3%, to $154,090 in fiscal 1997 from $177,688 in fiscal 1996 but, as a percentage of sales, increased to 24.3% in fiscal 1997 from 24.1% in fiscal 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSE Decreased $25,991, or 17.2%, to $125,105 in fiscal 1997 from $151,096 in fiscal 1996. As a percentage of sales, selling, general and administrative expense decreased to 19.8% from 20.5% last year. This reduction was largely attributable to reductions in store level expenses. Store payroll, controllable and occupancy expenses accounted for 64.2% of the total decrease in selling, general and administrative expense and decreased by 14.5%, 17.5% and 13.9%, respectively. Selling, general and administrative expense also was positively impacted by a 28.9% reduction in advertising costs which accounted for 18.2% of the gross decrease in selling, general and administrative expense. All of these areas of expense were impacted by the elimination of costs related to the forty stores which were closed as of the end of fiscal 1996. Selling, general and administrative expense also was impacted by an 11.0% decrease in corporate general and administrative costs which accounted for 11.3% of the gross decreases in selling, general and administrative expense. The major components of this decrease were decreases in the net costs of insurance, professional fees, management bonuses and related fringe benefits.

     Selling, general and administrative expense also was positively impacted by the elimination of amortization of goodwill and favorable leasehold interests resulting from the write-off of these items in the fourth quarter of fiscal 1996. The decreases in selling, general and administrative expense were offset by a $1,246 reduction in other income which was attributable largely to one-time gains realized in fiscal 1996, primarily from the sale of idle transportation company assets.

     INTEREST expense increased marginally by $255 or 0.9% for fiscal 1997 compared to fiscal 1996. The increase in interest expense for fiscal 1997 was attributable primarily to higher usage of the revolving line of credit and to the outstanding promissory notes of the Company which require quarterly compounding interest payments to be paid-in-kind. These increases were largely offset by decreased interest related to lower average outstanding capitalized lease obligations in fiscal 1997 compared to fiscal 1996.

     INCOME TAX PROVISION - No income tax benefit on losses for fiscal 1997 were recorded since the Company could not establish with a reasonable degree of certainty the potential utilization of certain tax loss carry forwards from prior year store closing charges. The effective tax rate in fiscal 1996 was 7.6% and was impacted by the non-deductible amortization and write-off of goodwill and the reserves recorded to offset the deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's business is seasonal with first quarter sales (February through April) being lower than sales during the other three quarters, while fourth quarter sales (November through January) have represented approximately 29% of the full year's retail sales in recent years and normally involve a greater proportion of higher margin sales.

     The Company has satisfied its seasonal liquidity requirements primarily through a combination of funds provided from operations and from a revolving credit facility. Funds provided by operating activities totaled $17,640 in fiscal 1998, and funds used by operating activities totaled $11,577 in fiscal 1997. Funds provided from operations totaled $4,967 in fiscal 1996. The positive change in cash flow from operating activities from fiscal 1997 to fiscal 1998 was primarily the result of improved operating results, a net decrease in inventory and increases in operating and tax liabilities. The change in cash flow from operating activities from fiscal 1996 to fiscal 1997 was primarily the result of planned net increases in inventory and other operating assets and decreases in accounts payable and other operating liabilities. These decreases in cash flow were offset in part by changes in deferred income taxes.

     Effective March 17, 1997, the term of Pamida, Inc.'s (Pamida) committed Loan and Security Agreement (the Agreement) was extended to March 2000 and the maximum borrowing limit of the facility was increased to $95,000 from $70,000, which had been the limit throughout fiscal 1997. Prior to March 17, 1997, borrowings under the Agreement bore interest at a rate which was .75% per annum greater than the applicable prime rate. Effective March 17, 1997, borrowings under the Agreement bear interest at a rate which is tied to prime rate or the London Interbank Offered Rate (LIBOR), generally at Pamida's discretion. The amounts Pamida is permitted to borrow are determined by a formula based upon the amount of Pamida's eligible inventory from time to time. Such borrowings are secured by security interests in all of the current assets (including inventory) of Pamida and by liens on certain real estate interests and other property of Pamida. The Company and two subsidiaries of Pamida have guaranteed the payment and performance of Pamida's obligations under the Loan and Security Agreement and have pledged some or all of their respective assets, including the stock of Pamida owned by the Company, to secure such guarantees.

     The Agreement contains provisions imposing operating and financial restrictions on the Company. Certain provisions of the Agreement require the maintenance of specified amounts of tangible net worth (as defined) and working capital and the achievement of specified minimum amounts of cash flow (as defined). Other restrictions in the Agreement and those provided under the Indenture relating to the Senior Subordinated Notes will affect, among other things, the ability of Pamida to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, create liens, enter into leases, sell assets or engage in mergers or acquisitions, make capital expenditures and make investments. These covenants currently have not had an impact on the Company's ability to fully utilize the revolving credit facility. However, certain of the covenants, such as those which restrict the ability of the Company to incur indebtedness or encumber its property or which impose restrictions on or otherwise limit the Company's ability to engage in sale-lease-back transactions, may at some future time prevent the Company from pursuing its store expansion program at the rate that the Company desires.

     Obligations under the Agreement were $45,194 at February 1, 1998 and $57,115 at February 2, 1997. As noted above, this facility expires in March 2000, and the Company intends to refinance any outstanding balance by such date. Borrowings under the Agreement are senior to the Senior Subordinated Notes of the Company. The Company had long-term debt and obligations under capital leases of $172,445 at February 1, 1998 and $201,999 at February 2, 1997. The Company's ability to satisfy scheduled principal and interest payments under such obligations in the ordinary course of business is dependent primarily upon the sufficiency of the Company's operating cash flow. At February 1, 1998, the Company was in compliance with all covenants contained in its various financing agreements.

     On December 18, 1992, the promissory notes of the Company were amended effective as of December 1, 1992 to provide that, until the obligations of Pamida and the Company under certain of Pamida's credit agreements had been repaid, the quarterly interest payments on the promissory notes of the Company were to be paid-in-kind. As discussed in Note B to the financial statements, the Company repaid all of the promissory notes with common stock of the Company on November 18, 1997.

     As described in Note B to the financial statements, the Company reclassified all preferred stock into common stock effective November 18, 1997. Accordingly, the Company has no remaining obligations related to the preferred stock as of the end of fiscal 1998. Pamida paid the Company $315 in fiscal 1996 under a tax-sharing agreement to enable the Company to pay quarterly dividends to its preferred stockholders. During fiscal 1996, the Company received $967 from Pamida under a tax-sharing agreement as a reimbursement for certain tax benefits derived by Pamida. Such remittance, along with $18 from the exercise of certain stock options, was used by the Company to redeem Subordinated Promissory Notes as described in Note N to the financial statements, to repay intercompany balances totaling $29, and to pay quarterly dividends on preferred stock. Since the Company conducts no operations of its own, prior to the November 18, 1997 reclassification of the preferred stock, the only cash requirement of the Company related to preferred stock dividends in the aggregate annual amount of approximately $316; and Pamida was expressly permitted under its existing credit facilities to pay dividends to the Company to fund such preferred stock dividends. However, the General Corporation Law of the State of Delaware, under which the Company and Pamida are incorporated, allows a corporation to declare or pay a dividend only from its surplus or from the current or the prior year's earnings. Due to the retained deficit resulting primarily from the store closings and the write-off of goodwill and other long-lived assets recognized in the fourth quarter of fiscal 1996, the Company and Pamida did not declare or pay any cash dividends in fiscal 1997.

     The Company made capital expenditures of $6,654 in fiscal 1998 compared to $4,947 during fiscal 1997. The Company also made expenditures of $3,848 and $3,680 in fiscal 1998 and 1997, respectively, related to information systems software. The Company plans to open eight new stores in fiscal 1999 and will consider additional opportunities for new store locations as they arise. Capital expenditures and information systems software costs are expected to total approximately $13,000 in fiscal 1999. The Company expects to fund these expenditures from cash flow from its operations. The costs of buildings and land for new store locations are expected to be financed by operating or capital leases with unaffiliated landlords. The Company's expansion program also will require inventory of approximately $1,000 to $1,200 for each new market store, which the Company expects to finance through trade credit, borrowings under the Agreement and cash flow from operations.

     The 1997 changes to the Agreement, along with expected improvements in the Company's cash flow from operations, should provide adequate resources to meet the Company's near term liquidity requirements. On a long-term basis, the Company's expansion will require continued investments in store locations, distribution and infrastructure enhancements and working capital. The Company expects to continue to finance some of these investments through leases from unaffiliated landlords, trade credit, borrowings under the Agreement and cash flow from operations but ultimately will need to explore additional sources of funds which may include additional capital structure changes. Currently, it is not possible for the Company to predict with any certainty either the timing or the availability of such additional financing.

YEAR 2000 COMPLIANCE

     The Company has developed a comprehensive plan to mitigate the Company's exposure to potential problems with its systems' ability to properly process data beyond the calendar year 1999, which is commonly referred to as Year 2000 compliance. The Company has completed implementation of several new systems and is at various stages of implementation of others which replace legacy systems. The Company plans to complete installation of current releases or upgrades for all of these systems no later than July, 1999 to help ensure that these systems will be Year 2000 compliant. All of these systems have substantially improved functionality over the Company's legacy systems which they replace and will, therefore, be capitalized. Failure to implement such releases or upgrades, or the failure of the vendors of the aforementioned software to have eliminated the potential Year 2000 issues within the software, could materially and adversely affect the Company's operations and financial results. The cost of directly addressing Year 2000 compliance for legacy systems which are not planned to be replaced by new systems is being charged to expense as incurred and is not expected to be material.

INFLATION

     The Company uses the LIFO method of inventory valuation in its financial statements; as a result, the cost of merchandise sold approximates current costs. The Company's rental expense is generally fixed and, except for small amounts of percentage rents and rentals adjusted by cost-of-living increases tied to the Consumer Price Index or interest rates, has not been affected by inflation.

FORWARD-LOOKING STATEMENTS

     This management's discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Act"). Such statements are made in good faith by the Company pursuant to the safe-harbor provisions of the 1995 Act. In connection with these safe-harbor provisions, this management's discussion and analysis contains certain forward-looking statements which reflect management's current views and estimates of future economic circumstances, industry conditions, company performance, Year 2000 compliance and financial results. The statements are based on many assumptions and factors including sales results, expense levels, competition and interest rates as well as other risks and uncertainties inherent in the Company's business, capital structure and the retail industry in general. Any changes in these factors could result in significantly different results. The Company further cautions that the forward-looking information contained herein is not exhaustive or exclusive. The Company does not undertake to update any forward-looking statements which may be made from time to time by or on behalf of the Company.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                          INDEPENDENT AUDITORS' REPORT



INDEPENDENT AUDITORS' REPORT

Board of Directors
Pamida Holdings Corporation
Omaha, Nebraska



     We have audited the accompanying consolidated balance sheets of Pamida Holdings Corporation and subsidiary as of February 1, 1998 and February 2, 1997, and the related consolidated statements of operations, common stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated statements of operations, common stockholders' equity and cash flows of Pamida Holdings Corporation and subsidiary for the year ended January 28, 1996, were audited by other auditors, whose report, dated March 26, 1996, expressed an unqualified opinion on those statements and included an explanatory paragraph that described the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such 1998 and 1997 financial statements present fairly, in all material respects, the financial position of Pamida Holdings Corporation and subsidiary as of February 1, 1998 and February 2, 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 5, 1998


                        REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Pamida Holdings Corporation
Omaha, Nebraska

We have audited the accompanying consolidated statements of operations, common stockholders' equity and cash flows of Pamida Holdings Corporation and Subsidiary for the year ended January 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Pamida Holdings Corporation and Subsidiary for the year ended January 28, 1996, in conformity with generally accepted accounting principles.

As discussed in Note P to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed of."


/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
March 26, 1996


                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA)


                                                                            Fiscal Year Ended
                                                                   -------------------------------------
                                                                   February 1,  February 2,  January 28,
                                                                     1998         1997         1996
                                                                   (52 Weeks)   (53 Weeks)   (52 Weeks)
                                                                   ---------    ---------    ---------
Sales ..........................................................   $ 657,017    $ 633,189    $ 736,315
Cost of goods sold .............................................     495,082      479,099      558,627
                                                                   ---------    ---------    ---------
Gross profit ...................................................     161,935      154,090      177,688
                                                                   ---------    ---------    ---------
Expenses:
    Selling, general and administrative ........................     129,031      125,105      151,096
    Interest ...................................................      29,618       29,781       29,526
    Long-lived asset write-off .................................           -            -       78,551
    Store closing costs ........................................           -            -       21,397
                                                                   ---------    ---------    ---------
                                                                     158,649      154,886      280,570
                                                                   ---------    ---------    ---------
Income (loss) before provision for income
    taxes and extraordinary item ...............................       3,286         (796)    (102,882)
Income tax benefit .............................................           -            -       (7,863)
                                                                   ---------    ---------    ---------
Income (loss) before extraordinary item ........................       3,286         (796)     (95,019)
Extraordinary item .............................................       1,735            -          371
                                                                   ---------    ---------    ---------
Net income (loss) ..............................................       5,021         (796)     (94,648)
Effect of preferred stock reclassification .....................         756            -            -
Less provision for preferred dividends and discount amortization        (407)        (391)        (362)
                                                                   ---------    ---------    ---------
Net income (loss) available for common shares ..................   $   5,370    $  (1,187)   $ (95,010)
                                                                   =========    =========    =========

Basic income (loss) per share:
    Income (loss) before extraordinary item.....................   $     .62    $    (.24)   $   19.07)
    Extraordinary item..........................................         .30            -          .08
                                                                   ---------    ---------    ---------
    Basic income (loss).........................................   $     .92    $    (.24)   $  (18.99)
                                                                   =========    =========    =========

Diluted income (loss) per share:
    Income (loss) before extraordinary item.....................   $     .62    $    (.24)   $  (19.07)
    Extraordinary item..........................................         .29            -          .08
                                                                   ---------    ---------    ----------
    Diluted income (loss).......................................   $     .91    $    (.24)   $  (18.99)
                                                                   =========    =========    =========

See notes to consolidated financial statements.


                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
              (DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA)
                                                                                           February 1,      February 2,
                                        ASSETS                                                1998             1997
                                                                                           -----------      -----------
Current assets:
    Cash................................................................................   $     6,816     $     6,973
    Accounts receivable, less allowance for doubtful accounts of $50 in both years......         8,384           6,919
    Merchandise inventories.............................................................       152,927         157,490
    Prepaid expenses....................................................................         2,838           2,993
    Property held for sale..............................................................             -           1,748
                                                                                           -----------     -----------
       Total current assets.............................................................       170,965         176,123
Property, buildings and equipment, net..................................................        40,812          42,403
Leased property under capital leases, less accumulated
    amortization of $15,387 and $14,604, respectively...................................        25,181          27,713
Deferred financing costs................................................................         2,755           3,176
Other assets............................................................................        20,368          19,773
                                                                                           -----------     -----------
                                                                                           $   260,081     $   269,188
                                                                                           ===========     ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable....................................................................   $    47,687     $    54,245
    Loan and security agreement.........................................................        45,194          57,115
    Accrued compensation................................................................         5,768           3,860
    Accrued interest....................................................................         6,668           7,668
    Store closing reserve...............................................................         1,564           4,521
    Other accrued expenses..............................................................        12,227          10,112
    Income taxes - deferred and current payable.........................................        12,546           8,101
    Current maturities of long-term debt................................................            47              47
    Current obligations under capital leases............................................         1,843           1,781
                                                                                           -----------     -----------
       Total current liabilities........................................................       133,544         147,450
Long-term debt, less current maturities.................................................       140,289         168,000
Obligations under capital leases, less current obligations..............................        32,156          33,999
Reserve for dividends...................................................................             -             342
Other long-term liabilities.............................................................         6,367           4,825
Commitments and contingencies (Note O)..................................................             -               -
Preferred stock subject to mandatory redemption:
    16-1/4% senior cumulative preferred stock, $1 par value;
       514 shares authorized; 0 and 514 shares issued and outstanding...................             -             514
    14-1/4% junior cumulative preferred stock, $1 par value;
       1,627 and 6,986 shares authorized; 0 and 1,627 shares issued and outstanding;
       redemption amount of $0 and $1,627, less unamortized discount....................             -           1,361
Common stockholders' equity:
    Common stock, $.01 par value; 25,000,000 and 10,000,000 shares authorized; 5,970,439
       and 5,004,942 shares issued and outstanding......................................            60              50
    Nonvoting common stock, $.01 par value; 4,000,000 and 2,000,000 shares authorized;
       3,050,473 and 0 shares issued and outstanding....................................            30               -
    Additional paid-in capital..........................................................        30,586             968
    Accumulated deficit.................................................................       (82,951)        (88,321)
                                                                                           -----------     -----------
       Total common stockholders' deficit...............................................       (52,275)        (87,303)
                                                                                           -----------     -----------
                                                                                           $   260,081     $   269,188
                                                                                           ===========     ===========

See notes to consolidated financial statements.


                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                          (DOLLAR AMOUNTS IN THOUSANDS)
                                                                                                     Retained
                                                                        Nonvoting     Additional     Earnings
                                                            Common       Common        Paid-in     (Accumulated
                                                            Stock        Stock         Capital       Deficit)
                                                          ---------     ---------     ---------     ---------
Balance at January 29, 1995.............................  $      50     $       -     $     950     $   7,876

  Net loss..............................................          -             -             -       (94,648)
  Amortization of discount on 14-1/4%
     junior cumulative preferred........................          -             -             -           (47)
  Cash dividends to preferred stockholders..............          -             -             -          (315)
  Stock sold under incentive stock option plan..........          -             -            18             -
                                                          ---------     ---------     ---------     ---------
Balance at January 28, 1996.............................         50             -           968       (87,134)

  Net loss..............................................          -             -             -          (796)
  Amortization of discount on 14-1/4%
     junior cumulative preferred........................          -             -             -           (49)
  Accrued dividends for preferred stockholders                    -             -                        (342)
                                                          ---------     ---------     ---------     ---------
Balance at February 2, 1997.............................         50             -           968       (88,321)

  Net income............................................          -             -             _         5,021
  Amortization of discount on 14-1/4%
        junior cumulative preferred.....................          -             -             -           (38)
  Accrued dividends for preferred stockholders..........          -             -             -          (369)
  Reclassification of preferred stock into common stock.          3             -         1,811           756
  Payment of notes with common stock....................          7            30        20,236             -
  Gain on payment of notes held by Venture (net of tax).          -             -         7,571             -
                                                          ---------     ---------     ---------     ---------
Balance at February 1, 1998.............................  $      60     $      30     $  30,586     $ (82,951)
                                                          =========     =========     =========     =========

    See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                Fiscal Year Ended
                                                                    -------------------------------------------
                                                                    February 1,     February 2,     January 28,
                                                                       1998            1997            1996
                                                                    (52 Weeks)      (53 Weeks)      (52 Weeks)
                                                                    -----------     -----------     -----------
Cash flows from operating activities:
  Net income (loss)                                                 $     5,021     $      (796)    $   (94,648)
                                                                    -----------     -----------     -----------
    Adjustments to reconcile net income (loss) to net cash from operating activities:
      Depreciation and amortization...............................       12,593          11,658          15,345
      Provision (credit) for LIFO inventory valuation.............          606             874            (585)
      Provision (credit) for deferred income taxes................       (3,297)          3,305          (6,647)
      Noncash interest expense....................................        3,974           4,473           3,910
      Gain on disposal of assets..................................         (150)            (56)           (982)
      Deferred retirement benefits................................         (142)           (125)             13
      Extraordinary item..........................................       (1,735)              -            (371)
      Long-lived assets write-off.................................            -               -          78,551
      Store closing costs.........................................       (3,457)         (3,726)         21,397
      Decrease (increase) in merchandise inventories..............        3,957          (7,527)          4,532
      Increase in other operating assets..........................       (4,730)         (5,622)         (3,847)
      Decrease in accounts payable................................       (6,558)         (8,842)         (6,749)
      Increase (decrease) in income taxes payable.................        3,537          (3,250)         (4,607)
      Increase (decrease) in other operating liabilities..........        8,021          (1,943)           (345)
                                                                    -----------     -----------     -----------
    Total adjustments.............................................       12,619         (10,781)         99,615
                                                                    -----------     -----------     -----------
    Net cash from operating activities............................       17,640         (11,577)          4,967
                                                                    -----------     -----------     -----------
Cash flows from investing activities:
  Capital expenditures............................................       (6,654)         (4,947)         (9,265)
  Proceeds from disposal of assets................................        1,701             917           1,163
  Principal payments received on notes receivable.................           18              16              15
  Assets acquired for sale........................................            -            (391)              -
  Changes in constructed stores to be refinanced through lease
     financing....................................................        1,790          (5,845)         (4,412)
                                                                    -----------     -----------     -----------
    Net cash from investing activities............................       (3,145)        (10,250)        (12,499)
                                                                    -----------     -----------     -----------
Cash flows from financing activities:
  Borrowings (payments) under loan and security agreement, net....      (11,921)         25,527          10,986
  Principal payments on other long-term debt......................          (75)         (1,335)           (193)
  Dividends paid on preferred stock...............................            -               -            (315)
  Principal payments on promissory notes..........................            -               -            (641)
  Payments for deferred finance costs.............................         (225)            (54)            (13)
  Principal payments on capital lease obligations.................       (1,781)         (2,636)         (2,071)
  Fees related to payment of debt and reclasification
    of preferred stock............................................         (650)              -                         -
  Proceeds from sale of stock.....................................            -               -              18
                                                                    -----------     -----------     -----------
    Net cash from financing activities............................      (14,652)         21,502           7,771
                                                                    -----------     -----------     -----------
  Net (decrease) increase in cash.................................         (157)           (325)            239
  Cash at beginning of year.......................................        6,973           7,298           7,059
                                                                    -----------     -----------     -----------
  Cash at end of year.............................................  $     6,816     $     6,973     $     7,298
                                                                    ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the year for:
    Interest......................................................  $    25,834      $   24,804     $    25,691
    Income taxes:
      Payments to taxing authorities..............................          112             386           3,622
      Refunds received from taxing authorities....................       (3,952)           (442)           (231)
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:
  Capital lease obligations incurred when the Company entered
     into lease agreements for new store facilities and equipment.  $         -     $        11     $       620
  Capital lease obligations terminated............................            -               -             154
  Amortization of discount on junior cumulative preferred stock
     recorded as a direct charge to retained earnings.............           38              49              47
  Payment of interest in kind by increasing the
     principal amount of the notes................................        3,561           4,141           3,702
  Provision for dividends payable.................................          369             342               -
  Common stock issued in payment of notes
     and reclassification of preferred stock......................        8,690               -               -
  Nonvoting common stock issued in payment of notes...............       27,454               -               -
  Notes paid with, and preferred stock reclassified into,
     common stock.................................................      (36,144)              -               -

See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLDIATED FINANCIAL STATEMENTS
             (DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Pamida Holdings Corporation (the "Company") was formed for the sole purpose of acquiring Pamida, Inc. ("Pamida") through a merger in a leveraged buy-out transaction which was consummated on July 29, 1986.

     CONSOLIDATION - The consolidated financial statements include the results of operations, account balances and cash flows of the Company and its wholly-owned subsidiary, Pamida, and of Seaway Importing Company ("Seaway") and Pamida Transportation Company, wholly-owned subsidiaries of Pamida. All material intercompany accounts and transactions have been eliminated in consolidation.

     FISCAL YEAR - All references in these financial statements to fiscal years are to the calendar year in which the fiscal year ends.

     LINE OF BUSINESS - Through Pamida, the Company is engaged in the operation of general merchandise retail stores in a fifteen-state Midwestern, North Central and Rocky Mountain area. Seaway imports primarily seasonal merchandise for sale to Pamida. Pamida Transportation Company operated as a contract carrier for Pamida until July 1995, at which time independent contractors were engaged to provide all transportation needs of the Company. Because of the similarity in nature of the Company's businesses, the Company considers itself to be a single business segment.

     REVENUE RECOGNITION - Pamida operates its stores on a self-service, primarily cash-and-carry basis. Because of the insignificance of sales returns, revenue is recognized at the point-of-sale without allowance for returns.

     CASH FLOW REPORTING - For purposes of the statement of cash flows, the Company considers all temporary cash investments purchased with a maturity of three months or less to be cash equivalents. There were no temporary investments at February 1, 1998 and February 2, 1997.

     MERCHANDISE INVENTORIES - Substantially all of the Company's inventory is stated at the lower of cost (last-in, first-out) or market.

     PROPERTY, BUILDINGS AND EQUIPMENT - Property, buildings and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives. Buildings and building improvements are generally depreciated over 8-40 years, while store, warehouse and office equipment, vehicles and aircraft equipment are generally depreciated over 3-10 years. Leasehold improvements are depreciated over the life of the lease or the estimated life of the asset, whichever is shorter.

     LEASED PROPERTY UNDER CAPITAL LEASES - Noncancellable financing leases are capitalized at the estimated fair value of the leasehold interest and are amortized on the straight-line method over the terms of the leases.

     LONG-LIVED ASSETS - When facts and circumstances indicate potential impairment, the Company evaluates the recoverability of asset carrying values, including associated goodwill, using estimates of future cash flows over remaining asset lives. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values.

     DEFERRED FINANCING COSTS AND ORIGINAL ISSUE DEBT DISCOUNT - Deferred financing costs are being amortized using the straight-line method over the terms of the issues which approximates the effective interest method. Original issue debt discount is being amortized using the effective interest method over the terms of the issues.

     ADVERTISING COSTS - Advertising costs are expensed as incurred and totaled $10,468, $11,653 and $16,381 for fiscal years 1998, 1997 and 1996, respectively.

     PRE-OPENING EXPENSES - Costs related to opening new stores are expensed as incurred.

     STOCK-BASED COMPENSATION - The Company accounts for its stock-based compensation under the provisions of Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (APB 25).

     EARNINGS PER SHARE - In February 1997, the Financial Accounting Standards Board ("FASB") adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS 128 requires dual presentation of basic and diluted earnings per share for all periods for which an income statement is presented. Basic income per common share is based on the weighted average outstanding common shares during the respective period. Diluted income per share is based on the weighted average outstanding common shares and the effect of all dilutive potential common shares, including stock options. All prior period income per share data has been restated in accordance with SFAS 128.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     NEW ACCOUNTING PRONOUNCEMENTS - In June 1997, the FASB adopted SFAS No. 130, "Reporting Comprehensive Income", and No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This statement is effective for the Company's fiscal 1999 financial statements. SFAS 131, also effective in fiscal 1999, redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. The Company currently complies with most provisions of the statements and any incremental disclosure required is expected to be minimal.

     RECLASSIFICATIONS - Certain reclassifications have been made to prior years' financial statements to conform to the current year presentation.

B.  EXCHANGE  OF  DEBT  AND   PREFERRED   STOCK  FOR  COMMON  STOCK  AND RELATED
    EXTRAORDINARY ITEM

     On November 14, 1997, the stockholders of the Company approved various proposals necessary to effect the payment of all of the Company's outstanding Senior Promissory Notes, Subordinated Promissory Notes and Junior Subordinated Promissory Notes (collectively, the "Notes") with common stock and to change and reclassify all of the Company's outstanding preferred stock into common stock.

     In connection with these transactions, which became effective on November 18, 1997, the Company issued 965,497 shares of Common Stock and 3,050,473 shares of Nonvoting Common Stock. The Nonvoting Common Stock was issued only to 399 Venture Partners, Inc. ("Venture"), an affiliate of Citicorp, and is convertible into Common Stock on a share-for-share basis upon certain conditions. Common Stock was issued to all other holders of Notes and to all holders of Preferred Stock.

     The aggregate redemption value of the Preferred Stock at the effective date of the transactions was $2,968, comprised of $1,000 per share stated liquidation value plus accrued dividends. The aggregate principal amount and accrued interest on the Notes at the effective date of the transactions was $33,175. Based upon a value of $9 per share for purposes of the transactions, (i) 329,815 shares of Common Stock were issued to the holders of Preferred Stock resulting in a net gain to the Company of $756, credited directly to retained earnings,
(ii) 635,682 shares of Common Stock were issued to Note holders other than Venture resulting in a net gain to the Company of $1,735, reflected as an extraordinary item in the consolidated statement of operations, and (iii) 3,050,473 shares of Nonvoting Common Stock were issued to Venture resulting in a net gain to the Company of $7,571, credited directly to paid-in capital. These net gains represent the excess of the value of the Common Stock for purposes of the transactions over the value of the stock as determined by the closing market price of the Common Stock as of the transaction date, net of applicable transaction costs, unamortized discounts, and income taxes.

C.  NET INCOME PER COMMON SHARE

     The following table provides a reconciliation between basic and diluted income per share (income and shares in thousands):

                                               1998                          1997                             1996
                                 ---------------------------     ---------------------------     ---------------------------
                                                   Per-Share                       Per-Share                       Per-Share
                                 Income   Shares    Amount       Income   Shares    Amount       Income   Shares     Amount
                                 ---------------------------     ---------------------------     ---------------------------
Income (loss) before
  extraordinary item             $3,286                          $ (796)                         $(95,019)
Less provision for
  preferred dividends and
  discount amortization            (407)                           (391)                             (362)
Effect of preferred stock
  reclassification                  756                               -                                -
                                 ------                          ------                          --------
Basic income (loss)  per share
  before extraordinary item       3,635   5,843    $     .62     (1,187)  5,005    $   (. 24)     (95,381)  5,003  $  (19.07)

Effect of dilutive stock options      -      32                       -       -                         -       -
                                 ---------------------------     ---------------------------     ---------------------------

Diluted income (loss)  per share
  before extraordinary item      $3,635   5,875    $     .62     $(1,187) 5,005    $    (.24)    $(95,381)  5,003  $  (19.07)
                                 ===========================     ===========================     ============================

D.   MERCHANDISE INVENTORIES

     Total inventories would have been higher at February 1, 1998 and February 2, 1997 by $7,180 and $6,574, respectively, had the FIFO (first-in, first-out) method been used to determine the cost of all inventories. On a FIFO basis, net income (loss) before extraordinary item would have been $3,892, $78 and $(95,604), respectively, for fiscal years 1998, 1997, and 1996. During fiscal years 1998, 1997, and 1996, certain inventory quantities were reduced resulting in a liquidation of certain LIFO layers carried at costs which were lower than the cost of current purchases, the effect of which increased net income by $263, $116, and $125, respectively.

E.   PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment consists of:

                                                        Feb. 1,       Feb. 2,
                                                         1998          1997
                                                       ---------     ---------
     Land and land improvements.....................   $   4,030     $   4,013
     Buildings and building improvements............      22,183        22,076
     Store, warehouse and office equipment..........      59,842        59,668
     Vehicles and aircraft equipment................       1,551         1,513
     Leasehold improvements.........................      16,944        16,497
                                                       ---------     ---------
                                                         104,550       103,767
     Less accumulated depreciation and amortization.      63,738        61,364
                                                       ---------     ---------
                                                       $  40,812     $  42,403
                                                       =========     =========

F.   OTHER ASSETS

     Other assets consist of:
                                                        Feb. 1,       Feb. 2,
                                                         1998          1997
                                                       ---------     ---------
     Constructed stores to be refinanced through
       lease financing..............................   $   7,969     $  10,257
     Unamortized software costs, net................      10,435         7,541
     Other..........................................       1,964         1,975
                                                       ---------     ---------
                                                       $  20,368     $  19,773
                                                       =========     =========

     The Company contracted for the construction of two and five store locations during the periods ended January 28, 1996 and February 2, 1997, respectively. The construction costs capitalized are recorded as other long-term assets during the period of construction and for the period following completion of construction to the date of sale of such stores through a lease financing arrangement. The construction costs for five stores remain in Other Assets at February 1, 1998. The cost of construction has been financed through the Company's working capital and cash flow from operations. The Company expects to obtain lease financing under favorable terms for each of the constructed stores in the near future.

G.  FINANCING AGREEMENTS

     Effective March 17, 1997, the term of Pamida's committed Loan and Security Agreement (the Agreement) was extended to March 2000, and the maximum borrowing limit of the facility was increased to $95,000 from $70,000, which had been the limit throughout fiscal 1997. Prior to March 17, 1997, borrowings under the Agreement bore interest at a rate which was 0.75% per annum greater than the applicable prime rate. Effective March 17, 1997, borrowings under the Agreement bear interest at a rate which is tied to the applicable prime rate or the London Interbank Offered Rate (LIBOR), generally at Pamida's discretion. The amounts Pamida is permitted to borrow under the Agreement are determined by a formula based upon the amount of Pamida's eligible inventory from time to time.

     Borrowings of Pamida under the Agreement are secured by security interests in substantially all of the current assets (including inventory) of Pamida and by liens on certain real estate interests and other property of Pamida. The Company and two subsidiaries of Pamida have guaranteed payment and performance of Pamida's obligations under the Agreement and have pledged some or all of their respective assets, including the stock of Pamida owned by the Company, to secure such guarantees.

     The Agreement contains provisions imposing operating and financial restrictions on the Company. Certain provisions of the Agreement require the maintenance of specified amounts of tangible net worth (as defined) and working capital (as defined) and the achievement of specified minimum amounts of cash flow (as defined). Other restrictions in the Agreement and those provided under the Indenture relating to the Senior Subordinated Notes will affect, among other things, the ability of Pamida to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, create liens, enter into leases, sell assets or engage in mergers or acquisitions, make capital expenditures and make investments.

     The maximum amount of borrowings under the Agreement during fiscal 1998 and 1997 was $66,461 and $69,256, respectively. The weighted average amounts of borrowings under the Agreement for fiscal 1998 and 1997 were $52,869 and $43,002, respectively; and the weighted average interest rates were 9.8% and 10.0%, respectively.

     Long-term debt consists of:
                                                              Feb. 1,    Feb. 2,
                                                               1998       1997
                                                             --------   --------
     Senior Subordinated Notes, 11.75%, due March 2003 .. $140,000 $140,000 Industrial development bond, 5.5%, due in monthly
       installments through 2005.........................         336        411
     Senior promissory notes, 15.5%, interest paid
       in kind quarterly.................................           -      4,926
     Subordinated promissory notes,  16%, interest paid
       in kind quarterly.................................           -     13,454
     Junior subordinated promissory notes, 16.25%, net of
       unamortized discount of $0 and $878, interest paid
       in kind quarterly.................................           -      9,256
                                                             --------   --------
                                                              140,336    168,047
     Less current maturities.............................          47         47
                                                             --------   --------
                                                             $140,289   $168,000
                                                             ========   ========

     As of February 1, 1998, the fair value of long-term debt was $144,489 compared to its recorded value of $140,289. The fair value of long-term debt was estimated based on quoted market values for the notes. The aggregate maturities of long-term debt totals $47 in each of the next five fiscal years.

     The Senior Subordinated Notes are unsecured and are subordinate borrowings under the Agreement. Presently, under the most restrictive debt covenants, the Company is not permitted to pay dividends on its common stock.

     The senior, subordinated and junior subordinated promissory notes of the Company were amended to provide that, until the obligations of the Company and Pamida under certain loan agreements had been paid in full, the quarterly interest payments on the notes were to be paid-in-kind by increasing the principal amount of each note on the applicable quarterly payment date by the amount of accrued interest then being paid-in-kind. Interest on the notes paid-in-kind accrued at a rate which, in each case, was two percentage points higher than the applicable cash interest rate. See Note B describing the transaction effecting the payment of these notes with shares of common stock of the Company which was effective November 18, 1997.

H.   INCOME TAXES

     Components of the income tax provision (benefit) from continuing operations are as follows:

                                                           Year Ended
                                                   ----------------------------
                                                   Feb. 1,   Feb. 2,   Jan. 28,
                                                    1998      1997       1996
                                                   -------   -------   -------
Current:
  Federal.....................................     $   491   $(3,155)  $  (993)
  State.......................................         311      (150)     (223)
                                                   -------   -------   -------
                                                       802    (3,305)   (1,216)
                                                   -------   -------   -------
Deferred:
  Federal.....................................      (1,616)    3,189    (5,865)
  State.......................................        (330)      116      (782)
Utilization of tax benefit carryforward.......       2,718         -         -
Change in beginning of year
  valuation allowance.........................      (1,574)        -         -
                                                   -------   -------   -------
                                                      (802)    3,305    (6,647)
                                                   -------   -------   -------
Total benefit from continuing operations......     $     -   $     -   $(7,863)
                                                   =======   =======   =======

     The differences between the U.S. Federal statutory tax rate and the Company's effective tax rate are as follows:

                                                           Year Ended
                                                   ----------------------------
                                                   Feb. 1,   Feb. 2,   Jan. 28,
                                                    1998      1997      1996
                                                   -------   -------   -------
Statutory rate................................        34.0%    (34.0)%   (34.0)%
State income tax effect.......................         4.6      (2.8)%    (1.3)%
Amortization of the excess of cost over
  net assets acquired.........................           -         -      23.9
Valuation allowance...........................       (40.9)     25.1       3.6
Accretion of discount on junior
  subordinated debt...........................         1.3       6.8       0.1
Other.........................................         1.0       4.9       0.1
                                                   -------   -------   -------
                                                         -         -      (7.6)%
                                                   =======   =======   =======

     In fiscal 1998, income tax expense allocated to the extraordinary item was $379 and income tax expense charged directly to stockholders' equity was $1,821. These amounts are net of a change in the beginning of year valuation allowance of $2,495.

     Significant temporary differences between reported and taxable income that give rise to deferred tax assets and liabilities were as follows:

                                                   Feb. 1,   Feb. 2,
                                                    1998      1997
                                                   -------   -------
Net current deferred tax liabilities:
  Inventories.................................     $13,910   $15,302
  Prepaid insurance...........................         172       210
  Other.......................................         423       412
  Post employment health costs................        (135)     (189)
  Accrued expenses............................      (2,192)     (941)
  Store closing costs.........................      (1,246)   (2,570)
                                                   -------   -------
    Net current deferred tax liabilities......      10,932    12,224
                                                   -------   -------

Net long-term deferred tax liabilities:
  Property, buildings and equipment...........       2,096     2,862
  Other.......................................       1,836     1,436
  Valuation allowance.........................           -     4,069
  Capital leases..............................      (3,377)   (3,089)
  Tax benefit carryforward....................        (800)   (3,518)
                                                   -------   -------
Net long-term deferred tax (asset) liabilities        (245)    1,760
                                                   -------   -------
Net total deferred tax liabilities............     $10,687   $13,984
                                                   =======   =======

     Net long-term deferred tax (asset) liabilities are classified with other assets or other long-term liabilities in the consolidated balance sheets of the Company. As of February 1, 1998 the Company had alternative minimum tax credit carryforwards totaling $800, which do not expire.

I.  LEASES

     The majority of store facilities are leased under noncancelable leases. Substantially all of the leases are net leases which require the payment of property taxes, insurance and maintenance costs in addition to rental payments. Certain leases provide for additional rentals based on a percentage of sales and have renewal options for one or more periods totaling from one to twenty years.

     At February 1, 1998 the future minimum lease payments under capital and operating leases with rental terms of more than one year amounted to:


     Fiscal Year Ending                             Capital   Operating
                                                    Leases     Leases
                                                   --------   --------
     1999.......................................   $  5,659   $ 10,996
     2000.......................................      5,442      8,867
     2001.......................................      5,352      7,554
     2002.......................................      5,267      6,788
     2003.......................................      5,255      6,076
     Later years................................     36,129     61,356
                                                   --------   --------
     Total minimum obligations..................     63,104   $101,637
                                                   --------   ========
     Less amount representing interest..........     29,105
                                                   --------
     Present value of net minimum lease payments     33,999
     Less current portion.......................      1,843
                                                   --------
     Long-term obligations......................   $ 32,156
                                                   ========

     The minimum rentals under operating leases have not been reduced by minimum sublease rentals of $157 due in the future under noncancelable subleases.

     Total rental expense related to all operating leases (including those with terms less than one year) is as follows:

                                                           Year Ended
                                                   ---------------------------
                                                   Feb. 1,   Feb. 2,   Jan. 28,
                                                    1998      1997       1996
                                                   -------   -------   -------
     Minimum rentals............................   $11,669   $10,938   $11,715
     Contingent rentals.........................       272       258       399
     Less sublease rental income................      (705)     (735)     (852)
                                                   -------   -------   -------
                                                   $11,236   $10,461   $11,262
                                                   =======   =======   =======

J. SAVINGS AND OTHER POSTEMPLOYMENT BENEFITS PLANS

     Pamida has adopted a 401(k) plan that covers all employees who are 21 years of age with one or more years of service. Participants can contribute from 1% to 15% of their pre-tax compensation. Pamida has currently elected to match 50% of the participant's contribution up to 5% of compensation. Pamida's savings plan contribution expenses for fiscal years 1998, 1997 and 1996, were $765, 770, and $749, respectively.

     Prior to December 1993, the Company had agreed to continue to provide health insurance coverage and pay a portion of the health insurance premiums until age 65 for individuals who retire if the individual was eligible to participate in the plan, had attained age 55, had completed ten or more consecutive years of service and elected to continue on the Company plan. The plan is unfunded, and the Company had the right to modify or terminate these benefits. In December 1993, the Company amended the Plan to no longer offer postretirement health benefits for employees retiring after February 1, 1994.

     The components of periodic expense for postretirement benefits in fiscal 1998, 1997 and 1996 were as follows:

                                                      Feb. 1,  Feb. 2,  Jan. 28,
                                                       1998     1997     1996
                                                      ------   ------   ------
     Annual postretirement benefit expense:
       Interest cost...............................   $   11   $   16   $   32
       Amortization of unrecognized net obligations      (73)     (44)      (6)
                                                      ------   ------   ------
     Annual postretirement benefit (income) expense   $  (62)  $  (28)  $   26
                                                      ======   ======   ======

     The accumulated postretirement benefit obligation consists of:

                                                      Feb. 1,  Feb. 2,
                                                       1998     1997
                                                      ------   ------
     Accumulated postretirement
       benefit obligation..........................   $  163   $  194
     Unrecognized gain.............................      189      299
                                                      ------   ------
     Accrued expense...............................   $  352   $  493
                                                      ======   ======

     A 5% increase in the cost of covered health care benefits was assumed for both fiscal 1998 and 1997. The rate of 5% is assumed to remain level after fiscal 1998. Assuming a 1% increase in the health care trend rate, the annual postretirement benefit expense would remain the same for both fiscal 1998 and 1997, and the unfunded accumulated postretirement benefit obligation would increase by $2 and $4 for fiscal 1998 and 1997, respectively. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% for both fiscal 1998 and 1997.

K. PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION

     See Note B describing the change and reclassification of all preferred stock into common stock of the Company, effective November 18, 1997. Prior to the reclassification, the Company was obligated to redeem all outstanding shares of senior cumulative and junior cumulative preferred stock on December 31, 2001, at a price not to exceed the liquidation value which was $1,000 per share plus any accrued dividends. Subject to certain loan restrictions, the Company could, at any time, have redeemed all or any portion of the preferred stock outstanding at a price of $1,000 per share plus any accrued dividends.

     Each share of senior cumulative and junior cumulative preferred stock entitled its holder to receive a quarterly dividend of 16.25% and 14.25% per annum, respectively, of the liquidation value from the date of issuance until redeemed. Both series of preferred stock were nonvoting, and any unpaid dividends were added to the liquidation value until paid.

     The General Corporation Law of the State of Delaware, under which the Company and Pamida are incorporated, allows a corporation to declare or pay a dividend only from its surplus or from the current or the prior year's earnings. Due to the accumulated deficit resulting primarily from the store closings and the write-off of goodwill and other long-lived assets recognized in the fourth quarter of fiscal 1996, the Company and Pamida did not declare or pay any cash dividends in fiscal 1998 or 1997 and could pay cash dividends in ensuing years only to the extent that the Company and Pamida satisfied the applicable statutory standards which included the Company's having a net worth equal to at least the aggregate par value of the preferred stock which amounted to $2. A provision for preferred stock dividends has been recorded in the fiscal 1998 and 1997 financial statements. The cumulative dividend rate on the preferred stock increased by 0.5% per quarter (with a maximum aggregate increase of 5%) on each quarterly dividend payment date on which the preferred stock dividends were not paid currently on a cumulative basis. As a result of the reclassification of the preferred stock into common stock, the Company's obligation for further preferred stock dividend payments or accrual has been eliminated.

     The difference between the fair value of the junior cumulative preferred stock at issuance and the mandatory redemption value was recorded through periodic accretions, using the effective interest method with a related charge to retained earnings.

L. STOCK OPTIONS

     On November  24, 1992,  the Board of  Directors of the Company  adopted the
Pamida Holdings Corporation 1992 Stock Option Plan (the "Plan"), which was approved by the Company's stockholders in May 1993. The Plan, administered by a Committee of the Board of Directors, provides for the granting of options to key employees of the Company and its subsidiaries to purchase up to an aggregate of 350,000 shares of Common Stock of the Company. Options granted under the Plan may be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options. Options granted under the Plan will be exercisable during the period fixed by the Committee for each option; however, in general, no option will be exercisable earlier than one year after the date of its grant, and no incentive stock option will be exercisable more than ten years after the date of its grant. The option exercise price must be at least 100% of the fair market value of the Common Stock on the date of the option grant. No compensation expense related to stock options was recorded during fiscal 1998, 1997 or 1996.

     On March 5, 1998, the Board of Directors of the Company adopted the Pamida Holdings Corporation 1998 Stock Incentive Plan (the "1998 Plan") which will require approval by the stockholders to become effective. The 1998 Plan authorizes 500,000 shares of Common Stock for option grants or other awards to eligible officers and other key employees of the Corporation. No grants or other awards have been made under the 1998 Plan.

     The Company accounts for its stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB Opinion No. 25), which utilizes the intrinsic value method.

     A summary of the Company's stock-based compensation activity related to stock options for the last three fiscal years is as follows:

                                      Feb. 1, 1998           Feb. 2, 1997           Jan. 28, 1996
                                   ------------------     ------------------     ------------------
                                             Weighted               Weighted               Weighted
                                             Average                Average                Average
                                             Exercise               Exercise               Exercise
                                   Number     Price       Number     Price       Number     Price
                                   -------   --------     -------   --------     -------   --------
Outstanding - beginning of year    302,816   $   4.39     296,546   $   5.05     227,545   $   4.33

Granted                             40,700       3.06      86,800       2.37     122,205       6.80

Expired/terminated                  21,083       4.93      80,530       4.66      48,246       6.22

Exercised                                -          -           -          -       4,958       3.63
                                   -------   --------     -------   --------     -------   --------
Outstanding - end of year          322,433   $   4.19     302,816   $   4.39     296,546   $   5.05
                                   =======   ========     =======   ========     =======   ========

     There were 161,093, 123,616 and 85,474 options exercisable at February 1, 1998, February 2, 1997 and January 28, 1996, respectively.

     The following table summarizes information about stock options outstanding as of February 1, 1998:

                    Options Outstanding                    Options Exercisable
-------------------------------------------------------   ----------------------
                                  Weighted
                                  Average      Weighted                 Weighted
                                 Remaining     Average                  Average
   Range of         Number      Contractual    Exercise     Number      Exercise
Exercise Prices   Outstanding      Life          Price    Exercisable     Price
---------------   -----------   ------------   --------   -----------   --------
$  1.94 - $2.78        77,300      8.5 Years   $   2.36        15,460   $   2.36
   3.06                39,200      9.1 Years       3.06             -       0.00
   3.63 -  5.75       167,933      6.2 Years       4.61       130,433       4.37
   7.19                38,000      7.1 Years       7.19        15,200       7.19
---------------   -----------   ------------   --------   -----------   --------
$  1.94 - $7.19       322,433      7.2 Years   $   4.19       161,093   $   4.45
===============   ===========   ============   ========   ===========   =======-

     If compensation cost for the Company's Plan had been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                  Feb. 1,   Feb. 2,    Jan. 28,
                                                   1998      1997        1996
                                                  ------    -------    --------
Net income (loss)                 As reported     $5,370    $(1,187)   $(95,010)
                                  Pro forma        5,326     (1,235)    (95,046)

Basic income (loss) per share     As reported        .92       (.24)     (18.99)
                                  Pro forma          .91       (.25)     (19.00)

Diluted income (loss) per share   As reported        .91       (.24)     (18.99)
                                  Pro forma          .91       (.25)     (19.00)


     The weighted average fair value of options granted during the year was $1.43, $0.70 and $2.86 per option for fiscal 1998, 1997 and 1996, respectively. The fair value of options granted under the Plan was estimated at the date of grant using a binomial options pricing model with the following assumptions:

                                              Feb. 1,    Feb. 2,     Jan. 28,
                                               1998       1997        1996
                                              ------     ------      -------
Risk-free interest rate                         6.5%       6.0%        7.0%
Dividend yield                                  0.0%       0.0%        0.0%
Expected volatility                             8.4%       8.1%        8.1 %
Expected life (years)                           6.0 years  6.6 years   6.7 years

M.  CAPITAL STOCK

     As described in Note B, the Company issued an additional 965,497 shares of Common Stock and 3,050,473 shares of Nonvoting Common Stock during fiscal 1998. Accordingly, the Company had 5,970,439 shares of Common Stock and 3,050,473 shares of Nonvoting Common Stock outstanding at February 1, 1998. The Nonvoting Common Stock is held entirely by 399 Venture Partners, Inc. which is also the Company's largest holder of Common Stock. The Nonvoting Common Stock is convertible into Common Stock on a share-for-share basis upon certain conditions. The Company had 5,004,942 shares of Common Stock and no shares of Nonvoting Common Stock outstanding at February 2, 1997.

N. EXTRAORDINARY ITEMS

     As described in Note B, on November 18, 1997 the Company issued 635,682 shares of common stock to certain holders of Notes which resulted in an extraordinary gain. On July 31, 1995, the Company made an offer to purchase for cash 39.5% of the aggregate outstanding principal amount of 14% Subordinated Promissory Notes (Notes) of Pamida Holdings Corporation. The offered purchase price was 50% of the principal amount to be purchased. In the third quarter of fiscal 1996, the Company redeemed Notes tendered in the aggregate principal amount of $1,281 and made cash payments of $641, resulting in an after-tax gain of $371.

O.  COMMITMENTS AND CONTINGENCIES

     Pamida has employment agreements with three key executive officers which expire in 2000 and 2001. In addition to a base salary, the agreements provide for a bonus to be paid if certain Company performance goals are achieved. Also, in March 1997, the Board of Directors approved a long-term incentive compensation program in order to enhance retention of certain key members of management. Payout under such program is tied to continued employment and future Company common stock price appreciation.

     During fiscal 1996, the Company received $967 from Pamida as a reimbursement for certain tax benefits derived by Pamida. Such remittance, along with $18 from the exercise of certain stock options, was used by the Company to redeem Subordinated Promissory Notes as described in Note N, to repay to Pamida intercompany balances totaling $29, and to pay quarterly dividends on preferred stock totaling $315.

     On February 1, 1998, the Company had standby letters of credit outstanding totaling $2,379 related to the Company's self-insured retention of worker's compensation liabilities and future rental payments on a warehouse. Additional letters of credit outstanding totaling $5,017 were committed for purchases of merchandise inventory.

P. IMPAIRMENT OF LONG-LIVED ASSETS RECORDED IN FISCAL 1996

     During fiscal 1996, weak trends in the retail industry combined with increasing competition lowered the operating results of the Company. Therefore, during the fourth quarter of fiscal 1996, management reviewed its expectations for near- and long-term performance of the Company and revised its income projections to reflect developing and projected trends, primarily in comparable-store-sales growth, gross margins, operating expenses and interest expenses. Consequently, the recoverability of the Company's long-lived assets was also reassessed.

     In the fourth quarter of fiscal 1996, the Company adopted Statement of Financial Accounting Standards No. 121 Accounting For the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of (SFAS 121). This financial accounting standard requires the Company to perform an analysis of the recoverability of the net book value of long-lived assets. The Company analyzed cash flows on an individual store basis to assess recoverability of store level long-lived assets including allocated goodwill.

     As a result of this analysis, impairment was indicated at certain stores, and a noncash pre-tax charge was recorded as illustrated in the table below. The impairment losses were based on fair value which was determined through discounted cash flows for the particular stores utilizing a rate commensurate with the associated risks. The effect of this accounting change was to increase the net loss for the year by $24,693, or $4.94 per basic and diluted share.

     The Company also analyzed the value of its remaining goodwill and favorable leasehold interests not impaired under the store-level SFAS 121 analysis using its historical method under Accounting Principles Board Opinion No. 17 (APB 17) and determined that such remaining amounts also were impaired. For this analysis the value of the goodwill and favorable leasehold interests was determined by projecting aggregate net income and adjusting it by adding back amortization of intangible assets. With respect to the projections of net income used to evaluate intangible assets impairment, management made several assumptions in projecting their best estimate of the results of future operations of the Company. The most significant assumptions were an estimated remaining useful life of goodwill of fifteen years, modest annual comparable store sales growth, gross margin rates consistent with those experienced over the past fiscal year in the stores not being closed, an annual expense escalation consistent with recent inflation trends and the ability to refinance debt maturities as they come due.

     These assumptions resulted in aggregate undiscounted adjusted net income for the fifteen-year forecast period of approximately $5,186, which reflects aggregate pre-tax interest expense of approximately $398,000 payable in cash and $86,000 payable "in kind" (PIK). The $5,186 of aggregate adjusted net income for the fifteen-year forecast period also reflected projected adjusted net losses for fiscal 1997 of $4,522, which included cash interest expense of $26,242 and PIK interest of $4,453, and for fiscal 1998 of $2,863, which included cash interest expense of $26,581 and PIK interest of $5,121. For fiscal 1999, the Company projected adjusted net income of approximately $967, which included cash interest expense of approximately $26,581 and PIK interest of $5,889. Due to the uncertainty of projections beyond 1999, this level of adjusted net income was assumed to continue for each of the remaining fiscal years in the projection period. As a result of this evaluation in fiscal 1996, management concluded that the remaining goodwill and favorable leasehold interests were fully impaired.

     Pre-Tax Components of Long-Lived Asset Write-Off As Reflected in the Statement of Operations for the year ended January 28, 1996:

                                            SFAS        APB
                                             121        17        Total
                                           -------    -------    -------
      Goodwill..........................   $20,607    $49,406    $70,013
     Favorable leasehold interests.....      4,245      1,917      6,162
     Property, buildings and equipment.      2,376          -      2,376
                                           -------    -------    -------
     Total.............................    $27,228    $51,323    $78,551
                                           =======    =======    =======

     The goodwill was originally recorded in July 1986 when Pamida Holdings Corporation acquired Pamida, Inc. through a leveraged buy-out and represented the excess of the purchase price over the fair value of the net assets acquired. Goodwill had been amortized on a straight-line basis over a forty-year period but, due to the trends cited above, its estimated remaining useful life was adjusted to fifteen years during the fourth quarter of fiscal 1996.

Q.  STORE CLOSINGS IN FISCAL 1996

     As discussed in Note P above, the Company's operating performance during fiscal 1996 was below plan. Management's analysis of individual stores' operations and cash flows resulted in the identification of forty unprofitable or competitive market stores which did not fit the Company's niche market strategy. Consequently, a charge was recorded at January 28, 1996 as indicated below to cover the costs necessary to close these stores. The Company received positive net cash flow from closing the stores due to cash generated from the disposition of related inventories. The amounts the Company will ultimately realize from the disposal of assets or pay on the resolution of liabilities may differ from the estimated amounts utilized in arriving at the income statement effect.

     Pre-Tax Components of fiscal 1996 Store Closing Costs:
                                                           Income
                                                          Statement
                                                           Effect
                                                           --------
     Real estate exit costs and write-off of property,
      buildings, and equipment........................    $ 11,455
     Inventory liquidation............................       9,080
     Professional charges.............................         314
     Severance and other costs and fees...............         548
                                                           --------
     Total............................................     $ 21,397
                                                           ========

     The store closing reserve balance as of January 28, 1996 included amounts related to real estate, inventory, severance, professional fees and other costs of closing the forty stores. The liquidation of the closing stores inventory was completed in the second quarter of fiscal 1997. All known ancillary costs of the store closings have been paid except those related to the remaining real estate. During fiscal years 1997 and 1998, the Company negotiated settlements on twenty-five closed store properties which had been leased, three which had been subleased, and sold eight closed store properties which had been owned. As of February 1, 1998, the Company remains liable for lease obligations on seven closed store properties. The Company anticipates that final disposition of the remaining obligations will be completed in fiscal 1999 and 2000. There were no adjustments made during fiscal 1998 and 1997 to the store closing reserve other than cash inflows and outflows related to the store closings.

     The store closing reserve is presented in the balance sheets as follows:

                                                            Feb. 1,    Feb. 2,
                                                             1998       1997
                                                           --------   --------
     Store closing reserve (short-term)...............     $  1,564   $  4,521
     Amount included in other
       long-term liabilities..........................        1,690      2,190
                                                           --------   --------
     Total............................................     $  3,254   $  6,711
                                                           ========   ========

R.   QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the quarterly results of operations for the years ended February 1, 1998 and February 2, 1997:

                                       May 4,        August 3,    November 2,    February 1,
        Fiscal 1998                     1997           1997           1997           1998           Year
--------------------------------    -----------    -----------    -----------    -----------    -----------
Sales ..........................    $   144,564    $   163,217    $   158,749    $   190,487    $   657,017
Gross profit....................         33,268         41,502         37,854         49,311        161,935

(Loss) income before
  extraordinary item............         (5,459)           563            340          7,842          3,286

Extraordinary item..............              -              -              -          1,735          1,735

Net (loss) income                        (5,459)           563            340          9,577          5,021
Effect of preferred stock
  reclassification..............              -              -              -            756            756
Less provision for preferred
  dividends and discount
  amortization..................           (105)          (165)          (137)             -           (407)
                                    -----------    -----------    -----------    -----------    -----------
Net (loss) income available
  for common shares                 $    (5,564)   $       398    $       203    $    10,333    $     5,370
                                    ===========    ===========    ===========    ===========    ===========

Basic (loss) income per share:
  (Loss) income before
    extraordinary item..........    $     (1.11)   $       .08    $       .04    $      1.03    $       .62
  Extraordinary item............              -              -              -            .21            .30
                                    -----------    -----------    -----------    -----------    -----------
  Basic (loss) income...........    $     (1.11)   $       .08    $       .04    $      1.24    $       .92
                                    ===========    ===========    ===========    ===========    ===========
Diluted (loss) income per share:
  (Loss) income before
    extraordinary item..........    $     (1.11)   $       .08    $       .04    $      1.02    $       .62
  Extraordinary item............              -              -              -            .21            .29
                                    -----------    -----------    -----------    -----------    -----------
  Diluted (loss) income.........    $     (1.11)   $       .08    $       .04    $      1.23    $       .91
                                    ===========    ===========    ===========    ===========    ===========


                                     April 28,      July 28,      October 27,    February 2,
        Fiscal 1997                    1996           1996           1996           1997           Year
--------------------------------    -----------    -----------    -----------    -----------    -----------
Sales...........................    $   131,786    $   155,817    $   151,980    $   193,606    $   633,189
Gross profit....................         31,575         37,096         36,446         48,973        154,090
Net (loss) income...............         (4,742)        (1,294)           189          5,051           (796)

Less provision for preferred
  dividends and discount
  amortization..................            (93)           (97)           (99)          (102)          (391)
                                    -----------    -----------    -----------    -----------    -----------
Net (loss) income available for
  common shares.................    $    (4,835)   $    (1,391)   $        90    $     4,949    $    (1,187)
                                    ===========    ===========    ===========    ===========    ===========

Basic and diluted (loss)
  income per share..............    $      (.97)   $      (.28)   $       .02    $       .99    $      (.24)
                                    ===========    ===========    ===========    ===========    ===========


INDEPENDENT AUDITORS' REPORT

Board of Directors
Pamida Holdings Corporation
Omaha, Nebraska



     We have audited the consolidated balance sheets of Pamida Holdings Corporation and subsidiary as of February 1, 1998 and February 2, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended and have issued our report thereon dated March 5, 1998; such financial statements and report are included in this Annual Report on Form 10-K. Our audits also included the financial statement schedule of Pamida Holdings Corporation and subsidiary as of February 1, 1998 and February 2, 1997, and for each of the years then ended listed in Item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 5, 1998


                        REPORT OF INDEPENDENT ACCOUNTANTS


Our report on the consolidated financial statements of Pamida Holdings Corporation and Subsidiary for fiscal 1996 is included in this Form 1O-K. In connection with our audit of such financial statements, we have also audited the related financial statement Schedule I Condensed Financial Information of Registrant for such year included in this Form l0-K.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to he included therein.


/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
March 26, 1996



PAMIDA HOLDINGS CORPORATION
(Parent Company Only)
(Dollar amounts in thousands)


SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
BALANCE SHEETS - FEBRUARY 1, 1998 AND FEBRUARY 2, 1997
--------------------------------------------------------------------------------


ASSETS                                                      1998         1997
                                                          --------     --------
Current assets:
  Refundable income taxes due from subsidiary             $  2,335     $    855
  Investment in subsidiary                                 (50,898)     (57,531)
  Deferred financing costs                                       -           52
                                                          --------     --------
                                                          $(48,563)    $(56,624)
                                                          ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accrued interest                                        $      -     $    811
  Other accrued expense                                        160            -
  Payable to Pamida, Inc.                                      516           15
                                                          --------     --------
     Total current liabilities                                 676          826

Long-term debt                                                   -       27,636
Dividends payable                                                -          342
Other long-term liabilities                                  3,036            -
Preferred stock subject to mandatory redemption:
  16-1/4% senior cumulative preferred stock, $1
    par value; 514 shares authorized, 0 and 514
    issued and outstanding                                       -          514
  14-1/4% junior cumulative preferred stock, $1 par value;
    1,627 and 6,986 shares  authorized; 0 and 1,627 shares
    issued and outstanding; redemption amount of $0 and
    $1,627 less unamortized discount                             -        1,361

Common stockholders' equity:
  Common stock, $.01 par value; 25,000,000 and
    10,000,000 shares authorized; 5,970,439 and 5,004,942
    shares issued and 0 shares issued and outstanding           60           50
Nonvoting common stock, $.01 par value; 4,000,000
    and 2,000,000 shares authorized; 3,050,473 and
    0 shares issued and outstanding                             30            -
  Additional paid-in capital                                29,895          968
  Accumulated deficit                                      (82,260)     (88,321)
                                                          --------     --------
           Total common stockholders' deficit              (52,275)     (87,303)
                                                          --------     --------
                                                          $(48,563)    $(56,624)
                                                          ========     ========

See notes to Parent Company Only financial statements.

PAMIDA HOLDINGS CORPORATION
(Parent Company Only)
(Dollar amounts in thousands)

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                                       Retained
                                                                           Nonvoting   Additional      Earnings
                                                                 Common     Common      Paid-in      (Accumulated
                                                                 Stock      Stock       Capital        Deficit)
                                                                -------     ------     ---------     ------------
 Balance at January 29, 1995.............................        $   50     $    -     $     950     $      7,876

  Net loss..............................................              -          -             -          (94,648)
  Amortization of discount on 14-1/4%
    junior cumulative preferred.........................              -          -             -              (47)
  Cash dividends to preferred stockholders..............              -          -             -             (315)
  Stock sold under incentive stock option plan..........              -          -            18                -
                                                                -------     ------     ---------     ------------
Balance at January 28, 1996.............................             50          -           968          (87,134)

  Net loss..............................................              -          -             -             (796)
  Amortization of discount on 14-1/4%
    junior cumulative preferred.........................              -          -             -              (49)
  Accrued dividends for preferred stockholders                        -          -             -             (342)
                                                                -------     ------     ---------     ------------
Balance at February 2, 1997.............................             50          -           968          (88,321)

  Net income............................................              -          -             -            5,712
  Amortization of discount on 14-1/4%
    junior cumulative preferred.........................              -          -             -              (38)
  Accrued dividends for preferred stockholders..........              -          -             -             (369)
  Reclassification of preferred stock into common stock.              3          -         1,811              756
  Payment of notes with common stock....................              7         30        20,236                -
  Gain on payment of notes held by Venture (net of tax).              -          -         6,880                -
                                                                -------     ------     ---------     ------------
Balance at February 1, 1998.............................        $    60     $   30     $  29,895     $    (82,260)
                                                                =======     ======     =========     ============

See notes to Parent Company Only financial statements.


PAMIDA HOLDINGS CORPORATION
(Parent Company Only)
(Dollar amount in thousands except for per share data)

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT STATEMENTS OF OPERATIONS AND RETAINED (DEFICIT) EARNINGS YEARS ENDED FEBRUARY 1, 1998, FEBRUARY 2, 1997 AND JANUARY 28, 1996
--------------------------------------------------------------------------------

                                                  1998       1997       1996
                                                --------   --------   --------
Equity in income (loss) of subsidiary           $  6,633   $  3,696   $(92,527)

Expenses:
  General and administrative                          17         19         33
  Interest                                         3,974      4,473      3,910
                                                --------   --------   --------
                                                   3,991      4,492      3,943
                                                --------   --------   --------

Income (loss) before provision for income
  taxes and extraordinary item                     2,642       (796)   (96,470)
Income tax benefit                                (1,480)         -     (1,451)
                                                --------   --------   --------

Income (loss) before extraordinary item            4,122       (796)   (95,019)
Extraordinary item                                 1,590          -        371
                                                --------   --------   --------

Net income (loss)                                  5,712       (796)   (94,648)
Effect of preferred stock reclassification           756          -          -

Amortization of discount on 14-1/4%
  junior cumulative preferred                        (38)       (49)       (47)
Cash dividends paid to preferred
  stockholders                                         -          -       (315)

Accrued dividends for
   preferred stockholders                           (369)      (342)         -
                                                --------   --------   --------
Net income (loss) available for common shares   $  6,061   $ (1,187)  $(95,010)
                                                ========   ========   ========

Basic income (loss) per share:
   Income (loss) before extraordinary item      $    .77   $   (.24)  $ (19.07)
   Extraordinary item                                .27          -        .08
                                                --------   --------   --------
   Basic income (loss)                          $   1.04   $   (.24)  $ (18.99)
                                                ========   ========   ========

Diluted income (loss) per share
   Income (loss) before extraordinary item      $    .76   $   (.24)  $ (19.07)
   Extraordinary item                                .27          -        .08
                                                --------   --------   --------
   Diluted income (loss)                        $   1.03   $   (.24)  $ (18.99)
                                                ========   ========   ========

See notes to Parent Company Only financial statements.

PAMIDA HOLDINGS CORPORATION
(Parent Company Only)
(Dollar amounts in thousands)

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
STATEMENTS OF CASH FLOWS
YEARS ENDED FEBRUARY 1, 1998, FEBRUARY 2, 1997 AND JANUARY 28, 1996
--------------------------------------------------------------------------------

                                                            1998       1997       1996
Cash flows from operating activities:                     --------   --------   --------
  Net income (loss) .................................     $  5,712   $   (796)  $(94,648)
                                                          --------   --------   --------
Adjustments to reconcile net income (loss) to
   net cash from operating activities:
     Equity in (income) loss of subsidiary ..........       (6,633)    (3,696)    92,527
     Noncash interest expense .......................        3,850      4,313      3,756
     Accretion of original issue debt discount ......          124        160        154
     Amortization of intangible assets ..............            8         11         10
     Extraordinary item related to retirement of debt       (1,590)         -       (371)
     (Increase) decrease in refundable income tax ...       (1,480)         -       (483)
     Increase (decrease) in operating liabilities ...          659          8         (7)
                                                          --------   --------   --------
        Total adjustments ...........................       (5,062)       796     95,586
                                                          --------   --------   --------
        Net cash from operating activities ..........          650          -        938
                                                          --------   --------   --------

Cash flows from investing activities:
  Dividends received from subsidiary ................            -          -          -

Cash flows from financing activities:
  Fees related to payment of debt and
   reclassification of preferred stock ..............         (650)         -          -
  Proceeds from sale of stock .......................            -          -         18
  Principal payments on promissory notes ............            -          -          -
  Payments to redeem subordinated notes .............            -          -       (641)
  Dividends paid to preferred stockholders ..........            -          -       (315)
                                                          --------   --------   --------
        Net cash from financing activities ..........         (650)         -       (938)
                                                          --------   --------   --------

Net change in cash ..................................            -          -          -

Cash at beginning of year ...........................            -          -          -
                                                          --------   --------   --------

Cash at end of year .................................     $      -   $      -   $      -
                                                          ========   ========   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid during the year for interest                $      -   $      -   $      -

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
  ACTIVITY:
    Amortization of discount on junior
     cumulative preferred stock recorded
     as a direct charge to retained earnings              $     38   $     49   $     47


    Payment of interest in kind by increasing
     the principal amount of the notes                       3,561      4,141      3,702

See notes to Parent Company Only financial statements.

PAMIDA HOLDINGS CORPORATION
(Parent Company Only)
(Dollar Amounts In Thousands)

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
NOTES TO FINANCIAL STATEMENTS


A.   The Condensed Financial  Statements include the Registrant only and reflect
     the equity  method of  accounting  for its  benefically   wned  subsidiary,
     Pamida, Inc.

B. The registrant files a consolidated U.S. federal tax return with Pamida, Inc. The Company has a tax sharing agreement with Pamida, Inc. that provides that taxes will be allocated among the companies based upon the tax expense or benefit that was derived on a consolidated basis from each entity's operations. Income tax effects included in these financial statements are calculated on a stand-alone basis for Pamida Holdings Corporation. Related to the Company's payment of debt with common stock and reclassification of preferred stock into common stock which was effective November 18, 1997, income tax expense allocated to the extraordinary item totaled $524 and income tax expense charged to stockholders' equity was $2,512. These amounts are net of a change in the beginning of year valuation allowance of $1,659.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     The information required by this item has been previously reported in the Form 8-K Current Report of the registrant dated October 16, 1996.

                                    PART III

     The information required by this Part III is incorporated by reference from the registrant's definitive proxy statement for the 1998 annual meeting of the registrant's stockholders to be held on May 21, 1998, which involves the election of directors. Such definitive proxy statement will be filed with the Securities and Exchange Commission not later than 120 days after the end of the fiscal year covered by this Form 10-K. However, information concerning the registrant's executive officers will be omitted from such proxy statement and is furnished in a separate item captioned "Executive Officers of the Registrant" included in Part I of this Form 10-K.

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

     (a) The following documents are filed as a part of this report in Item 8 of
Part II:

     1.  Financial Statements.

     Pamida Holdings Corporation and Subsidiary

         -  Independent Auditors' Report

         - Consolidated Statements of Operations for the Years Ended February 1, 1998, January 2, 1997 and January 28, 1996

         -  Consolidated  Balance  Sheets at  February  1, 1998 and February  2,
            1997

         - Consolidated Statements of Common Stockholders' Equity for the Years Ended February 1, 1998, February 2, 1997 and January 28, 1996

         - Consolidated Statements of Cash Flows for the Years Ended February 1, 1998, February 2, 1997 and January 28, 1996

         - Notes to Consolidated Financial Statements for the Years Ended February 1, 1998, February 2, 1997 and January 28, 1996

     2.  Financial Statement Schedules.

         -  Independent Auditors' Report on Schedule I

         -  Schedule I - Condensed Financial Information of Registrant

All other schedules of the registrant for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or have been disclosed in the Notes to Consolidated Financial Statements and, therefore, have been omitted.

     3.  Exhibits.

     3.1  -  Restated   Certificate   of   Incorporation   of   Pamida  Holdings
             Corporation (March 12, 1998).

(2)  3.2  -  Revised By-Laws of Pamida Holdings Corporation.

(2)  4.1  -  Form of  certificate  representing  shares of  the Common  Stock of
             Pamida Holdings Corporation.

(6)  4.2  -  Indenture  dated  as  of March 15,  1993,  among  Pamida,   Inc. as
             Issuer,  Pamida   Holdings  Corporation   as  Guarantor,  and State
             Street  Bank  and  Trust  Company  as Trustee  relating  to 11 3/4%
             Senior Subordinated Notes due 2003 of Pamida, Inc.

(6)  4.3  -  Specimen  form  of 11 3/4%  Senior  Subordinated  Note due  2003 of
             Pamida, Inc.

(3)  10.1 -  Stock  and Note  Purchase   Agreement  dated  as of  July 29, 1986,
             among Pamida Holdings  Corporation, Citicorp Venture Capital, Ltd.,
             Citicorp Capital Investors, Ltd., and the individual purchasers who are parties thereto.

(1)  10.2 -  Amendment to Stock and Note Purchase Agreement, dated July 31, 1990
             (amends Exhibit 10.1).

(1)  10.3 -  Second  Amendment  to Stock  and  Note  Purchase   Agreement, dated
             August 10, 1990 (amends Exhibit 10.1).

(1)  10.4 -  Third Amendment to  Stock  and  Note  Purchase   Agreement,   dated
             September 13, 1990 (amends Exhibit 10.1).

(1)  10.5 -  Exchange Agreement dated  August 10, 1990,  among  Pamida  Holdings
             Corporation, Citicorp Venture Capital, Ltd. and Court Square Capital Limited.

(1)  10.6 -  Agreement  dated   September   13, 1990,  among   Pamida   Holdings
             Corporation,   Citicorp  Venture  Capital,   Ltd.  and Court Square
             Capital Limited.

(2)  10.7 -  Agreement   dated   September 20,   1990,  among  Pamida   Holdings
             Corporation,   Citicorp  Venture  Capital,  Ltd. and  Court  Square
             Capital Limited.

(4)  10.8 -  Exchange  Agreement  dated as of  December 1,  1990 between  Pamida
             Holdings Corporation, Citicorp Venture Capital, Ltd. and Court Square Capital Limited.

(4)  10.9 -  Form  of 14.25%  Junior   Subordinated  Promissory   Note of Pamida
             Holdings Corporation.

(4)  10.10-  Form of   Indemnification   Agreement   between   Pamida   Holdings
             Corporation and its officers and directors.

(5)  10.11-  Note  Amendment  Agreement  dated as of December  18, 1992, between
             Pamida  Holdings Corporation  and  Court  Square  Capital  Limited.

(5)  10.12-  Note  Amendment  Agreement No. 2 dated as of March 1, 1993, between
             Pamida Holdings Corporation and Citicorp Investments Inc.

(13) 10.13-  Note  Amendment  Agreement  No.  3  dated  July  22,  1997, between
             Pamida Holdings Corporation and 399 Venture Partners, Inc.

(5)  10.14-  Tax-Sharing  Agreement dated as of February 2, 1992,  among  Pamida
             Holdings Corporation,   Pamida,   Inc., Seaway  Importing  Company,
             and Pamida Transportation Company.

(6)  10.15-  Loan and Security  Agreement  dated  March 30, 1993,  by and  among
             Congress Financial Corporation (Southwest) and BA Business Credit, Inc. as Lenders, Congress Financial Corporation (Southwest) as Agent for the Lenders, and Pamida, Inc. and Seaway Importing Company as Borrowers.

(9)  10.16-  Amendment  No.  1 to Loan and Security Agreement, dated January 23,
             1995,   among  Pamida,  Inc.  and  Seaway   Importing   Company  as
             Borrowers, Congress Financial Corporation (Southwest) as a Lender and Agent, and BA Business Credit Inc. as a Lender (amends
             Exhibit 10.15).

(10) 10.17-  Amendment No. 2 to Loan and Security  Agreement, dated  January 28,
             1996, among Pamida, Inc. and Seaway Importing Company as Borrowers, Congress Financial Corporation (Southwest) as a Lender and Agent, and BankAmerica Business Credit as a Lender (amends Exhibit 10.15).

(11) 10.18-  Amendment  No.  3 to  Loan  and  Security  Agreement  among Pamida,
             Inc. and Seaway Importing Company, as Borrowers, Congress Financial Corporation (Southwest) and BankAmerica Business Credit, Inc., as Lenders, and Congress Financial Corporation (Southwest), as Agent, dated September 16, 1996 (amends Exhibit 10.15).

(12) 10.19-  Amendment  No.  4 to  Loan  and  Security  Agreement  among Pamida,
             Inc. and Seaway Importing Company, as Borrowers, Congress Financial Corporation (Southwest) and BankAmerica Business Credit, Inc., as Lenders, and Congress Financial Corporation (Southwest), as Agent, dated January 31, 1997 (amends Exhibit 10.15).

(12) 10.20-  Amendment  No.  5 to  Loan  and  Security  Agreement  among Pamida,
             Inc. and Seaway Importing Company, as Borrowers, Congress Financial Corporation (Southwest) and BankAmerica Business Credit, Inc., as Lenders, and Congress Financial Corporation (Southwest), as Agent, dated March 17, 1997 (amends Exhibit 10.15).

(14) 10.21-  Amendment  No.  6 to  Loan  and  Security  Agreement  among Pamida,
             Inc. and Seaway Importing Company, as Borrowers, Congress Financial Corporation (Southwest) and BankAmerica Business Credit, Inc., as Lenders, and Congress Financial Corporation (Southwest), as Agent, dated May 8, 1997 (amends Exhibit 10.15).

(7)  10.22-  Pamida Holdings Corporation 1992 Stock Option Plan.

(9)  10.23-  Employment  Agreement  dated  September  22,  1995,   among  Pamida
             Holdings Corporation, Pamida, Inc. and Steven S. Fishman.

(11) 10.24-  Amendment  No.  1  to  Employment  Agreement  among Pamida Holdings
             Corporation, Pamida, Inc., and Steven S. Fishman dated August 29, 1996 (amends Exhibit 10.23).

(12) 10.25-  Amendment  No.  2  to  Employment  Agreement  among Pamida Holdings
             Corporation, Pamida, Inc., and Steven S. Fishman dated March 6, 1997 (amends Exhibit 10.23).

     10.26-  Amendment  No.  3  to  Employment  Agreement  among Pamida Holdings
             Corporation,  Pamida, Inc., and   Steven S.  Fishman  dated May 22,
             1997 (amends Exhibit 10.23).

     10.27- Amendment No. 4 to Employment Agreement among Pamida Holdings Corporation, Pamida Inc., and Steven S. Fishman dated March 5, 1998 (amends Exhibit 10.23).

(8)  10.28-  Pamida, Inc. 1995 Deferred Compensation Plan.

(12) 10.29-  Employment  Agreement  dated  as of  March 6,  1997,  among  Pamida
             Holdings Corporation, Pamida, Inc., and Frank A. Washburn.

     10.30- Amendment No. 1 to employment Agreement among Pamida Holdings Corporation, Pamida, Inc., and Frank A. Washburn dated March 5, 1998 (amends Exhibit 10.29).

(12) 10.31-  Employment  Agreement dated  as  of  March  6, 1997,  among  Pamida
             Holdings Corporation, Pamida, Inc., and George R. Mihalko.

     10.32-  Amendment No. 1 to  Employment  Agreement  among   Pamida  Holdings
             Corporation, Pamida, Inc., and   George R.  Mihalko  dated March 5,
             1998 (amends Exhibit 10.31).

(12) 10.33-  Long-Term  Incentive  Award  Agreement  dated  as of March 6, 1997, between Pamida, Inc., and Steven S. Fishman.

(12) 10.34-  Long-Term  Incentive  Award  Agreement dated  as  of March 6, 1997, between Pamida, Inc., and Frank A. Washburn.

(12) 10.35-  Long-Term  Incentive  Award  Agreement dated  as of  March 6, 1997, between Pamida, Inc., and George R. Mihalko.

(1)  22.1 -  Subsidiaries of Pamida Holdings Corporation.

     23.1 -  Consent of Deloitte & Touche LLP.

     23.2 -  Consent of Coopers & Lybrand L.L.P.

     24.1 -  Powers of Attorney

     27.1 -  Financial Data Schedule (EDGAR filing only)

     27.2 - Restated Financial Data Schedule - fiscal years ended January 28, 1996 and February 2, 1997 and the three, six and nine months ended April 28, 1996, July 28, 1996 and October 27, 1996, respectively. (EDGAR filing only)

     27.3 - Restated Financial Data Schedule - three, six and nine months ended May 4, 1997, August 3, 1997 and November 2, 1997.
            (EDGAR filing only)
-------------------------

(1) Previously filed as an exhibit to Registration Statement of Pamida Holdings Corporation on Form S-1 (Registration No. 33-35324) and incorporated herein by this reference.

(2)  Previously  filed as an  exhibit  to Form 10-Q  Quarterly  Report of Pamida
     Holdings   Corporation   for  the  period  ended  October  28,  1990,   and
     incorporated herein by this reference.

(3) Previously filed as an exhibit to Registration Statement of Pamida, Inc. on Form S-l (Registration No. 33-10980) and incorporated herein by this reference.

(4) Previously filed as an exhibit to Form 10-K Annual Report of Pamida Holdings Corporation for the fiscal year ended February 3, 1991, and incorporated herein by this reference.

(5) Previously filed as an exhibit to Registration Statement of Pamida, Inc. and Pamida Holdings Corporation on Form S-1 (Registration No. 33-57990) and incorporated herein by this reference.

(6) Previously filed as an exhibit to Form 10-Q Quarterly Report of Pamida Holdings Corporation for the period ended May 2, 1993, and incorporated herein by this reference.

(7) Previously filed as an exhibit to Form 10-Q Quarterly Report of Pamida Holdings Corporation for the period ended August 1, 1993, and incorporated herein by this reference.

(8) Previously filed as an exhibit to Form 10-K Annual Report of Pamida Holdings Corporation for the fiscal year ended January 29, 1995, and incorporated herein by this reference.

(9)  Previously  filed as an  exhibit  to Form 10-Q  Quarterly  Report of Pamida
     Holdings   Corporation   for  the  period  ended  October  29,  1995,   and
     incorporated herein by this reference.

(10) Previously filed as an exhibit to Form 10-K Annual Report of Pamida Holdings Corporation for the fiscal year ended January 28, 1996, and incorporated herein by this reference.

(11) Previously  filed as an  exhibit  to Form 10-Q  Quarterly  Report of Pamida
     Holdings   Corporation   for  the  period  ended  October  27,  1996,   and
     incorporated herein by this reference.

(12) Previously filed as an exhibit to Form 10-K Annual Report of Pamida Holdings Corporation for the fiscal year ended February 2, 1997, and incorporated herein by this reference.

(13) Previously filed as an exhibit to Form 8-K Current Report of Pamida Holdings Corporation (Date of Report: July 22, 1997) and incorporated herein by this reference.

(14) Previously filed as an exhibit to Form 10-Q Quarterly Report of Pamida Holdings Corporation for the period ended May 4, 1997, and incorporated herein by this reference.

                                      * * *

     (b) A report on Form 8-K was filed during the last quarter of the period covered by this report. Such report had a Date of Report of November 18, 1997, and related to Item 5, Other Events. No financial statements were filed with such report.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 20, 1998                   PAMIDA HOLDINGS CORPORATION

                                    By: /s/ Steven S. Fishman
                                        Steven S. Fishman, Chairman
                                        of the Board, President, and
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ Steven S. Fishman                   April 20, 1998
----------------------
Steven S. Fishman                       Chairman of the Board,
                                        President, Chief Executive
                                        Officer and Director


/s/ George R. Mihalko                   April 20, 1998
----------------------
George R. Mihalko                       Senior Vice President,
                                        Chief Financial Officer
                                        and Treasurer


 /s/ Todd D. Weyhrich                   April 20, 1998
----------------------
Todd D. Weyhrich                        Vice President,
                                        Controller and Principal
                                        Accounting Officer


 /s/ Frank A. Washburn                  April 20, 1998
----------------------
Frank A. Washburn                       Director


        *                               April 20, 1998
----------------------
L. David Callaway, III                  Director


        *                               April 20, 1998
----------------------
Stuyvesant P. Comfort                   Director


        *                               April 20, 1998
----------------------
M. Saleem Muqaddam                      Director


        *                               April 20, 1998
----------------------
Peter J. Sodini                         Director


* By:/s/ George R. Mihalko
      George R. Mihalko,
      Attorney-in-Fact


                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS.

**  1.1     --    Form of Underwriting Agreement.

(1) 3.1     --    Restated Certificate of Incorporation of Pamida, Inc.

(1) 3.2     --    Second Revised By-Laws of Pamida, Inc.

(13)3.3     --    Restated  Certificate of  Incorporation  of Pamida  Holdings
                  Corporation (March 12, 1998).

(3) 3.4     --    Revised By-Laws of Pamida Holdings Corporation.

(9) 4.1     --    Indenture  dated  as of  March 15, 1993,  among Pamida,  Inc., as Issuer,  Pamida  Holdings  Corporation,  as Guarantor,  and
                  State Street Bank and Trust Company,  as Trustee,  relating to
                  11 3/4% Senior Subordinated Notes due 2003 of Pamida, Inc.

(1) 4.2     --    Indenture  dated   as  of  July 29,   1986,   between   Pamida
                  Acquisition   Corporation  and   The  First  National  Bank of
                  Boston,   Trustee,   relating   to  12 1/8%  Series A   Senior
                  Subordinated  Debentures  due 1998 and 12 1/8% Series B Senior
                  Subordinated  Debentures  due 1998;  and  First  Supplement to
                  Indenture dated as of July  29,  1986,  between  Pamida,  Inc.
                  and The First National Bank of Boston, Trustee.

(4) 4.3     --    Second Supplement  to Indenture dated  April 3,  1989, between
                  Pamida, Inc. and The  First National Bank  of Boston,  Trustee
                  (amends Exhibit 4.2).

**  4.4     --    Third   Supplement  to  Indenture  dated   December 26,  1990,
                  between  Pamida, Inc. and  The First National  Bank of Boston,
                  Trustee (amends Exhibit 4.2).

(1) 4.5     --    Indenture   dated  as  of   July  29,  1986,   between  Pamida
                  Acquisition Corporation and Colonial Bank, Trustee, relating to 13 1/8% Subordinated Debentures due 2001; and First
                  Supplement to Indenture dated as of July 29, 1986, between Pamida, Inc. and Colonial Bank, Trustee.

(4) 4.6     --    Second  Supplement to Indenture  dated April 3,  1989, between
                  Pamida,  Inc.   and  Bank  of  Boston   Connecticut,   Trustee
                  (amends Exhibit 4.5).

**  4.7     --    Third  Supplement   to  Indenture   dated  December 26,  1990,
                  between   Pamida,   Inc.  and  Bank  of   Boston  Connecticut,
                  Trustee (amends Exhibit 4.5).

(5) 4.8     --    Amended  and Restated  Credit  Agreement dated  as of July 29,
                  1988, among Pamida,  Inc.,  Pamida Holdings  Corporation,  the
                  Banks named  therein,  Bankers Trust  Company,  as Agent,  and
                  Continental  Illinois  National  Bank  and  Trust  Company  of
                  Chicago, as Co-Agent.

(4) 4.9     --    First  Amendment  to  Amended and  Restated  Credit  Agreement
                  dated January 18, 1989 (amends Exhibit 4.8).

(2) 4.10    --    Second  Amendment  to Amended  and Restated  Credit  Agreement
                  dated June 1, 1990 (amends Exhibit 4.8).

(6) 4.11    --    Third  Amendment  and Limited  Waiver to  Amended and Restated
                  Credit  Agreement dated as of December 1, 1990 (amends Exhibit
                  4.8).

(7) 4.12    --    Fourth  Amendment  to Amended  and  Restated Credit  Agreement
                  dated as of July 30, 1991 (amends Exhibit 4.8).

(8) 4.13    --    Fifth  Amendment  to Amended  and  Restated  Credit  Agreement
                  dated as of September 3, 1991 (amends Exhibit 4.8).

**  4.14    --    Sixth  Amendment  to Amended  and  Restated  Credit  Agreement
                  dated as of December 16, 1992 (amends Exhibit 4.8).

**  4.15    --    Note  Amendment  Agreement  dated  as  of  December 18,  1992,
                  between   Pamida   Holdings   Corporation   and  Court  Square
                  Capital Limited.

(1) 4.16    --    Specimen  form of Pamida,  Inc. Series A  Senior  Subordinated
                  Debenture due 1998.

(1) 4.17    --    Specimen  form of Pamida,  Inc. Series B  Senior  Subordinated
                  Debenture due 1998.

(1) 4.18    --    Specimen  form  of Pamida,  Inc.  Subordinated  Debenture  due
                  2001.

(9) 4.19    --    Specimen  form of 11 3/4% Senior  Subordinated  Note  due 2003 of Pamida, Inc.

**  4.20    --    Note  Amendment   Agreement No. 2 dated  as of March 1,  1993,
                  between    Pamida    Holdings    Corporation    and   Citicorp
                  Investments Inc.

(14)4.21    --    Note Amendment Agreement  No. 3 dated  July 22, 1997,  between
                  Pamida Holdings Corporation and 399 Venture Partners, Inc.

(9) 4.22    --    Loan and  Security Agreement,  dated as  of March 30, 1993, by
                  and among  Congress  Financial   Corporation  (Southwest)  and
                  BA Business   Credit  Inc.  as  Lenders,  Congress   Financial
                  Corporation   (Southwest)  as  Agent  for   the  Lenders,  and
                  Pamida, Inc. and Seaway Importing Company as Borrowers.

**  4.23    --    Amendment  No.  1  to   Loan  and  Security   Agreement  dated
                  January  23, 1995,  among  Pamida,  Inc. and Seaway  Importing
                  Company  as   Borrowers,   Congress    Financial   Corporation
                  (Southwest)  as  a Lender  and Agent,  and BA Business  Credit
                  Inc. as a Lender (amends Exhibit 4.22).

(10)4.24    --    Amendment  No.  2 to   Loan  and  Security   Agreement,  dated
                  January  28, 1996,  among Pamida,  Inc. and  Seaway  Importing
                  Company  as   Borrowers,   Congress    Financial   Corporation
                  (Southwest)  as  Lender  and Agent  and  BankAmerica  Business
                  Credit as a Lender (amends Exhibit 4.22).

(11)4.25    --    Amendment  No.  3  to  Loan  and   Security  Agreement   among
                  Pamida,  Inc.  and  Seaway  Importing  Company,  as Borrowers,
                  Congress  Financial  Corporation  (Southwest) and  BankAmerica
                  Business  Credit,  Inc., as Lenders,  and  Congress  Financial
                  Corporation  (Southwest),  as Agent, dated  September 16, 1996
                  (amends Exhibit 4.22).

(12)4.26    --    Amendment  No.  4  to  Loan  and   Security   Agreement  among
                  Pamida,  Inc. and  Seaway  Importing  Company,  as  Borrowers,
                  Congress  Financial  Corporation  (Southwest) and  BankAmerica
                  Business  Credit,  Inc., as Lenders,  and  Congress  Financial
                  Corporation  (Southwest),   as  Agent,  dated January 31, 1997
                  (amends Exhibit 4.22).

(12)4.27    --    Amendment   No.  5  to  Loan  and  Security   Agreement  among
                  Pamida,  Inc. and  Seaway  Importing  Company,  as  Borrowers,
                  Congress  Financial  Corporation  (Southwest) and  BankAmerica
                  Business  Credit,  Inc., as  Lenders,  and Congress  Financial
                  Corporation  (Southwest),  as  Agent,  dated   March 17,  1997
                  (amends Exhibit 4.22).

(15)4.28    --    Amendment No. 6 to Loan and Security  Agreement among  Pamida,
                  Inc. and  Seaway  Importing  Company, as  Borrowers,  Congress
                  Financial  Corporation  (Southwest) and  BankAmerica  Business
                  Credit, Inc., as Lenders, and  Congress Financial  Corporation
                  (Southwest),   as   Agent,   dated   May   8,   1997   (amends
                  Exhibit 4.22).

**  5.1     --    Opinion  and consent of Abrahams, Kaslow & Cassman, counsel to the registrants.

(6)10.1     --    Form of  Indemnification   Agreement  between Pamida  Holdings
                  Corporation and its officers and directors.

(1)10.2     --    Stock  and  Note  Purchase  Agreement  dated  as  of  July 29,
                  1986,  among  Pamida  Holdings  Corporation,  Citicorp Venture
                  Capital,   Ltd.,  Citicorp  Capital  Investors,  Ltd. and  the
                  individual purchasers who are parties thereto.

(2)10.3     --    Amendment to  Stock and  Note  Purchase  Agreement  dated July
                  31, 1990 (amends Exhibit 10.6).

(2)10.4     --    Second Amendment  to Stock and  Note Purchase  Agreement dated
                  August 10, 1990 (amends Exhibit 10.6).

(2)10.5     --    Third Amendment  to Stock  and Note  Purchase  Agreement dated
                  September 13, 1990 (amends Exhibit 10.6).

(2)10.6     --    Agreement dated  September 13,  1990,  among  Pamida  Holdings
                  Corporation,   Citicorp   Venture  Capital,  Ltd.   and  Court
                  Square Capital Limited.

(3)10.7     --    Agreement  dated  September 20,  1990,  among  Pamida Holdings
                  Corporation,   Citicorp   Venture   Capital,  Ltd.  and  Court
                  Square Capital Limited.

** 10.8     --    Tax Sharing  Agreement  dated  as of  February 3, 1992,  among
                  Pamida Holdings  Corporation,  Pamida,  Inc., Seaway Importing
                  Company and Pamida Transportation Company.

   12.1     --    Computation of Ratio of Earnings to Fixed Charges
                  -- Pamida, Inc.

   12.2     --    Computation of Ratio of Earnings to Fixed Charges
                  -- Pamida Holdings Corporation.

** 21.1     --    Subsidiaries of Pamida Holdings Corporation.

** 21.2     --    Subsidiaries of Pamida, Inc.

** 23.1     --    Consent of  Abrahams,  Kaslow & Cassman  (included in  Exhibit
                  5.1).

   23.2     --    Consent of Deloitte & Touche LLP.

   23.3     --    Consents of Coopers & Lybrand L.L.P.

   24.1     --    Powers of Attorney.

** 26.1     --    Statement  of Eligibility  and  Qualification  of State Street
                  Bank and Trust  Company on Form T-1 under the Trust  Indenture
                  Act of 1939, as Trustee  under the  Indenture  relating to the
                  Senior Subordinated Notes of Pamida, Inc.
---------------

(1) Previously filed as an exhibit to Registration Statement of Pamida, Inc. on Form S-1 (Registration No. 33-10980) and incorporated herein by this reference.

(2) Previously filed as an exhibit to Registration Statement of Pamida Holdings Corporation on Form S-1 (Registration No. 33-35324) and incorporated herein by this reference.

(3) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended October 28, 1990, and incorporated herein by this reference.

(4) Previously filed as an exhibit to Annual Report of Pamida, Inc. on Form 10-K (File No. 33-10980) for the fiscal year ended January 29, 1989, and incorporated herein by this reference.

(5) Previously filed as an exhibit to Registration Statement of Pamida, Inc. on Form S-1 (Registration No. 33-22878) and incorporated herein by this reference.

(6) Previously filed as an exhibit to Annual Report of Pamida Holdings Corporation on Form 10-K (File No. 1-10619) for the fiscal year ended February 3, 1991, and incorporated herein by this reference.

(7) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended August 4, 1991, and incorporated herein by this reference.

(8) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended November 3, 1991, and incorporated herein by this reference.

(9) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended May 2, 1993, and incorporated herein by this reference.

(10) Previously filed as an exhibit to Annual Report of Pamida, Inc. on Form 10-K (File No. 33-57990) for the fiscal year ended January 28, 1996, and incorporated herein by this reference.

(11) Previously filed as an exhibit to Quarterly Report of Pamida, Inc. on Form 10-Q (File No. 33-57990) for the period ended October 27, 1996, and incorporated herein by this reference.

(12) Previously filed as an exhibit to Annual Report of Pamida, Inc. on Form 10-K (File No. 33-57990) for the fiscal year ended February 2, 1997, and incorporated herein by this reference.

(13) Previously filed as an exhibit to Annual Report of Pamida Holdings Corporation on Form 10-K (File No. 1-10619) for the fiscal year ended February 1, 1998, and incorporated herein by this reference.

(14) Previously filed as an exhibit to Current Report of Pamida Holdings Corporation (Date of Report: July 22, 1997) on Form 8-K (File No. 1-10619) and incorporated herein by this reference.

(15) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended May 4, 1997, and incorporated herein by this reference.

**   Previously filed.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake:

(1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 28th day of April, 1998.

                                        PAMIDA, INC.

                                By: /s/ Steven S. Fishman
                                        Steven S. Fishman, Chairman of
                                        the Board and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 6 has been signed by the following persons in the capacities indicated on the 28th day of April, 1998.


/s/ Steven S. Fishman
Steven S. Fishman                       Chairman of the Board, President,
                                        Chief Executive Officer and Director


/s/ George R. Mihalko
George R. Mihalko                       Senior Vice President, Chief
                                        Financial Officer, Treasurer
                                        and Director


/s/ Todd D. Weyhrich
Todd D. Weyhrich                        Principal Accounting Officer


/s/ Frank A. Washburn
Frank A. Washburn                       Director






                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 28th day of April, 1998.

                                        PAMIDA HOLDINGS CORPORATION

                                By: /s/ Steven S. Fishman
                                        Steven S. Fishman, Chairman of
                                        the Board, President and Chief
                                        Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 6 has been signed by the following persons in the capacities indicated on the 28th day of April, 1998.



/s/ Steven S. Fishman
Steven S. Fishman                       Chairman of the Board, President,
                                        Chief Executive Officer and Director

/s/ George R. Mihalko
George R. Mihalko                       Senior Vice President, Treasurer
                                        and Chief Financial Officer

/s/ Todd D. Weyhrich
Todd D. Weyhrich                        Principal Accounting Officer


/s/ Frank A. Washburn
Frank A. Washburn                       Director


     *
Peter J. Sodini                         Director


     *
M. Saleem Muqaddam                      Director


     *
Stuyvesant P. Comfort                   Director


     *
L. David Callaway, III                  Director


*By: /s/ Steven S. Fishman
     Steven S. Fishman,
     Attorney-in-Fact


                  PAMIDA, INC. AND PAMIDA HOLDINGS CORPORATION
                         POST-EFFECTIVE AMENDMENT NO. 6
                                  EXHIBIT INDEX

Exhibit
Number                             Description
--------          --------------------------------------------------------------
**  1.1     --    Form of Underwriting Agreement.

(1) 3.1     --    Restated Certificate of Incorporation of Pamida, Inc.

(1) 3.2     --    Second Revised By-Laws of Pamida, Inc.

(13)3.3     --    Restated  Certificate of  Incorporation  of Pamida  Holdings
                  Corporation (March 12, 1998).

(3) 3.4     --    Revised By-Laws of Pamida Holdings Corporation.

(9) 4.1     --    Indenture  dated  as of  March 15, 1993,  among Pamida,  Inc., as Issuer,  Pamida  Holdings  Corporation,  as Guarantor,  and
                  State Street Bank and Trust Company,  as Trustee,  relating to
                  11 3/4% Senior Subordinated Notes due 2003 of Pamida, Inc.

(1) 4.2     --    Indenture  dated   as  of  July 29,   1986,   between   Pamida
                  Acquisition   Corporation  and   The  First  National  Bank of
                  Boston,   Trustee,   relating   to  12 1/8%  Series A   Senior
                  Subordinated  Debentures  due 1998 and 12 1/8% Series B Senior
                  Subordinated  Debentures  due 1998;  and  First  Supplement to
                  Indenture dated as of July  29,  1986,  between  Pamida,  Inc.
                  and The First National Bank of Boston, Trustee.

(4) 4.3     --    Second Supplement  to Indenture dated  April 3,  1989, between
                  Pamida, Inc. and The  First National Bank  of Boston,  Trustee
                  (amends Exhibit 4.2).

**  4.4     --    Third   Supplement  to  Indenture  dated   December 26,  1990,
                  between  Pamida, Inc. and  The First National  Bank of Boston,
                  Trustee (amends Exhibit 4.2).

(1) 4.5     --    Indenture   dated  as  of   July  29,  1986,   between  Pamida
                  Acquisition Corporation and Colonial Bank, Trustee, relating to 13 1/8% Subordinated Debentures due 2001; and First
                  Supplement to Indenture dated as of July 29, 1986, between Pamida, Inc. and Colonial Bank, Trustee.

(4) 4.6     --    Second  Supplement to Indenture  dated April 3,  1989, between
                  Pamida,  Inc.   and  Bank  of  Boston   Connecticut,   Trustee
                  (amends Exhibit 4.5).

**  4.7     --    Third  Supplement   to  Indenture   dated  December 26,  1990,
                  between   Pamida,   Inc.  and  Bank  of   Boston  Connecticut,
                  Trustee (amends Exhibit 4.5).

(5) 4.8     --    Amended  and Restated  Credit  Agreement dated  as of July 29,
                  1988, among Pamida,  Inc.,  Pamida Holdings  Corporation,  the
                  Banks named  therein,  Bankers Trust  Company,  as Agent,  and
                  Continental  Illinois  National  Bank  and  Trust  Company  of
                  Chicago, as Co-Agent.

(4) 4.9     --    First  Amendment  to  Amended and  Restated  Credit  Agreement
                  dated January 18, 1989 (amends Exhibit 4.8).

(2) 4.10    --    Second  Amendment  to Amended  and Restated  Credit  Agreement
                  dated June 1, 1990 (amends Exhibit 4.8).

(6) 4.11    --    Third  Amendment  and Limited  Waiver to  Amended and Restated
                  Credit  Agreement dated as of December 1, 1990 (amends Exhibit
                  4.8).

(7) 4.12    --    Fourth  Amendment  to Amended  and  Restated Credit  Agreement
                  dated as of July 30, 1991 (amends Exhibit 4.8).

(8) 4.13    --    Fifth  Amendment  to Amended  and  Restated  Credit  Agreement
                  dated as of September 3, 1991 (amends Exhibit 4.8).

**  4.14    --    Sixth  Amendment  to Amended  and  Restated  Credit  Agreement
                  dated as of December 16, 1992 (amends Exhibit 4.8).

**  4.15    --    Note  Amendment  Agreement  dated  as  of  December 18,  1992,
                  between   Pamida   Holdings   Corporation   and  Court  Square
                  Capital Limited.

(1) 4.16    --    Specimen  form of Pamida,  Inc. Series A  Senior  Subordinated
                  Debenture due 1998.

(1) 4.17    --    Specimen  form of Pamida,  Inc. Series B  Senior  Subordinated
                  Debenture due 1998.

(1) 4.18    --    Specimen  form  of Pamida,  Inc.  Subordinated  Debenture  due
                  2001.

(9) 4.19    --    Specimen  form of 11 3/4% Senior  Subordinated  Note  due 2003 of Pamida, Inc.

**  4.20    --    Note  Amendment   Agreement No. 2 dated  as of March 1,  1993,
                  between    Pamida    Holdings    Corporation    and   Citicorp
                  Investments Inc.

(14)4.21    --    Note Amendment Agreement  No. 3 dated  July 22, 1997,  between
                  Pamida Holdings Corporation and 399 Venture Partners, Inc.

(9) 4.22    --    Loan and  Security Agreement,  dated as  of March 30, 1993, by
                  and among  Congress  Financial   Corporation  (Southwest)  and
                  BA Business   Credit  Inc.  as  Lenders,  Congress   Financial
                  Corporation   (Southwest)  as  Agent  for   the  Lenders,  and
                  Pamida, Inc. and Seaway Importing Company as Borrowers.

**  4.23    --    Amendment  No.  1  to   Loan  and  Security   Agreement  dated
                  January  23, 1995,  among  Pamida,  Inc. and Seaway  Importing
                  Company  as   Borrowers,   Congress    Financial   Corporation
                  (Southwest)  as  a Lender  and Agent,  and BA Business  Credit
                  Inc. as a Lender (amends Exhibit 4.22).

(10)4.24    --    Amendment  No.  2 to   Loan  and  Security   Agreement,  dated
                  January  28, 1996,  among Pamida,  Inc. and  Seaway  Importing
                  Company  as   Borrowers,   Congress    Financial   Corporation
                  (Southwest)  as  Lender  and Agent  and  BankAmerica  Business
                  Credit as a Lender (amends Exhibit 4.22).

(11)4.25    --    Amendment  No.  3  to  Loan  and   Security  Agreement   among
                  Pamida,  Inc.  and  Seaway  Importing  Company,  as Borrowers,
                  Congress  Financial  Corporation  (Southwest) and  BankAmerica
                  Business  Credit,  Inc., as Lenders,  and  Congress  Financial
                  Corporation  (Southwest),  as Agent, dated  September 16, 1996
                  (amends Exhibit 4.22).

(12)4.26    --    Amendment  No.  4  to  Loan  and   Security   Agreement  among
                  Pamida,  Inc. and  Seaway  Importing  Company,  as  Borrowers,
                  Congress  Financial  Corporation  (Southwest) and  BankAmerica
                  Business  Credit,  Inc., as Lenders,  and  Congress  Financial
                  Corporation  (Southwest),   as  Agent,  dated January 31, 1997
                  (amends Exhibit 4.22).

(12)4.27    --    Amendment   No.  5  to  Loan  and  Security   Agreement  among
                  Pamida,  Inc. and  Seaway  Importing  Company,  as  Borrowers,
                  Congress  Financial  Corporation  (Southwest) and  BankAmerica
                  Business  Credit,  Inc., as  Lenders,  and Congress  Financial
                  Corporation  (Southwest),  as  Agent,  dated   March 17,  1997
                  (amends Exhibit 4.22).

(15)4.28    --    Amendment No. 6 to Loan and Security  Agreement among  Pamida,
                  Inc. and  Seaway  Importing  Company, as  Borrowers,  Congress
                  Financial  Corporation  (Southwest) and  BankAmerica  Business
                  Credit, Inc., as Lenders, and  Congress Financial  Corporation
                  (Southwest),   as   Agent,   dated   May   8,   1997   (amends
                  Exhibit 4.22).

**  5.1     --    Opinion  and consent of Abrahams, Kaslow & Cassman, counsel to the registrants.

(6)10.1     --    Form of  Indemnification   Agreement  between Pamida  Holdings
                  Corporation and its officers and directors.

(1)10.2     --    Stock  and  Note  Purchase  Agreement  dated  as  of  July 29,
                  1986,  among  Pamida  Holdings  Corporation,  Citicorp Venture
                  Capital,   Ltd.,  Citicorp  Capital  Investors,  Ltd. and  the
                  individual purchasers who are parties thereto.

(2)10.3     --    Amendment to  Stock and  Note  Purchase  Agreement  dated July
                  31, 1990 (amends Exhibit 10.6).

(2)10.4     --    Second Amendment  to Stock and  Note Purchase  Agreement dated
                  August 10, 1990 (amends Exhibit 10.6).

(2)10.5     --    Third Amendment  to Stock  and Note  Purchase  Agreement dated
                  September 13, 1990 (amends Exhibit 10.6).

(2)10.6     --    Agreement dated  September 13,  1990,  among  Pamida  Holdings
                  Corporation,   Citicorp   Venture  Capital,  Ltd.   and  Court
                  Square Capital Limited.

(3)10.7     --    Agreement  dated  September 20,  1990,  among  Pamida Holdings
                  Corporation,   Citicorp   Venture   Capital,  Ltd.  and  Court
                  Square Capital Limited.

** 10.8     --    Tax Sharing  Agreement  dated  as of  February 3, 1992,  among
                  Pamida Holdings  Corporation,  Pamida,  Inc., Seaway Importing
                  Company and Pamida Transportation Company.

   12.1     --    Computation of Ratio of Earnings to Fixed Charges
                  -- Pamida, Inc.

   12.2     --    Computation of Ratio of Earnings to Fixed Charges
                  -- Pamida Holdings Corporation.

** 21.1     --    Subsidiaries of Pamida Holdings Corporation.

** 21.2     --    Subsidiaries of Pamida, Inc.

** 23.1     --    Consent of  Abrahams,  Kaslow & Cassman  (included in  Exhibit
                  5.1).

   23.2     --    Consent of Deloitte & Touche LLP.

   23.3     --    Consents of Coopers & Lybrand L.L.P.

   24.1     --    Powers of Attorney.

** 26.1     --    Statement  of Eligibility  and  Qualification  of State Street
                  Bank and Trust  Company on Form T-1 under the Trust  Indenture
                  Act of 1939, as Trustee  under the  Indenture  relating to the
                  Senior Subordinated Notes of Pamida, Inc.
---------------

(1) Previously filed as an exhibit to Registration Statement of Pamida, Inc. on Form S-1 (Registration No. 33-10980) and incorporated herein by this reference.

(2) Previously filed as an exhibit to Registration Statement of Pamida Holdings Corporation on Form S-1 (Registration No. 33-35324) and incorporated herein by this reference.

(3) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended October 28, 1990, and incorporated herein by this reference.

(4) Previously filed as an exhibit to Annual Report of Pamida, Inc. on Form 10-K (File No. 33-10980) for the fiscal year ended January 29, 1989, and incorporated herein by this reference.

(5) Previously filed as an exhibit to Registration Statement of Pamida, Inc. on Form S-1 (Registration No. 33-22878) and incorporated herein by this reference.

(6) Previously filed as an exhibit to Annual Report of Pamida Holdings Corporation on Form 10-K (File No. 1-10619) for the fiscal year ended February 3, 1991, and incorporated herein by this reference.

(7) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended August 4, 1991, and incorporated herein by this reference.

(8) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended November 3, 1991, and incorporated herein by this reference.

(9) Previously filed as an exhibit to Quarterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended May 2, 1993, and incorporated herein by this reference.

(10) Previously filed as an exhibit to Annual Report of Pamida, Inc. on Form 10-K (File No. 33-57990) for the fiscal year ended January 28, 1996, and incorporated herein by this reference.

(11) Previously filed as an exhibit to Quarterly Report of Pamida, Inc. on Form 10-Q (File No. 33-57990) for the period ended October 27, 1996, and incorporated herein by this reference.

(12) Previously filed as an exhibit to Annual Report of Pamida, Inc. on Form 10-K (File No. 33-57990) for the fiscal year ended February 2, 1997, and incorporated herein by this reference.

(13) Previously filed as an exhibit to Annual Report of Pamida Holdings Corporation on Form 10-K (File No. 1-10619) for the fiscal year ended February 1, 1998, and incorporated herein by this reference.

(14) Previously filed as an exhibit to Current Report of Pamida Holdings Corporation (Date of Report: July 22, 1997) on Form 8-K (File No. 1-10619) and incorporated herein by this reference.

(15) Previously filed as an exhibit to Quaterly Report of Pamida Holdings Corporation on Form 10-Q (File No. 1-10619) for the period ended May 4, 1997, and incorporated herein by this reference.

**   Previously filed.